UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Del Taco Restaurants, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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January 28, 2022
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Del Taco Restaurants, Inc. (which we refer to as “Del Taco” or the “Company”), to be held on Monday, March 7, 2022, at 9:00 am Pacific Time, at 25521 Commercentre Drive, Lake Forest, California, 92630.
At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of December 5, 2021 (which we refer to as the “merger agreement”), among Jack in the Box Inc. (which we refer to as “Parent”), Epic Merger Sub Inc. (which we refer to as “Merger Sub”), which is a direct wholly owned subsidiary of Parent, and Del Taco, pursuant to which Merger Sub will merge with and into Del Taco (which we refer to as the “merger”), and Del Taco will become a wholly owned subsidiary of Parent, (2) a non-binding advisory proposal to approve specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
If the merger is completed, you will be entitled to receive $12.51 in cash, without interest and less applicable withholding taxes, for each share of Del Taco common stock you own (unless you have properly exercised your appraisal rights with respect to such shares).
The Del Taco board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to and in the best interests of Del Taco and its stockholders, and declared it advisable to enter into the merger agreement and authorized and approved the execution, delivery and performance by Del Taco of the merger agreement and the consummation of the transactions contemplated by the merger agreement. The Del Taco board of directors unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Del Taco board of directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Del Taco from documents we file with the Securities and Exchange Commission (which we refer to as the “SEC”) from time to time.
Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in street name, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.
Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the shares of Del Taco common stock issued and outstanding on the record date and entitled to vote thereon. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the internet or by telephone or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in street name, the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions or need assistance voting your shares of Del Taco common stock, please contact Okapi Partners LLC, our proxy solicitor, by calling 877-274-8654 toll-free.
Thank you for your support of Del Taco.
Sincerely,

Lawrence F. Levy Chairman of the Board of Directors
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated January 28, 2022 and, together with the enclosed form of proxy card, is first being mailed to stockholders of record of Del Taco on or about February 4, 2022.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Del Taco Restaurants, Inc. (which we refer to as “Del Taco” or the “Company”), is to be held on Monday, March 7, 2022, at 9:00 am Pacific Time, at 25521 Commercentre Drive, Lake Forest, California, 92630, to consider and vote upon the following proposals:
1.
to adopt the Agreement and Plan of Merger, dated as of December 5, 2021 (which we refer to as the “merger agreement”), among Jack in the Box Inc. (which we refer to as “Parent”), Epic Merger Sub Inc. (which we refer to as “Merger Sub”) and Del Taco, pursuant to which Merger Sub will merge with and into Del Taco (which we refer to as the “merger”), and Del Taco will become a wholly owned subsidiary of Parent;

2.
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement; and

3.
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the merger unless the proposal to adopt the merger agreement is approved by stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon.
Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy or voting instructions by telephone or the internet prior to the special meeting to ensure that your shares of Del Taco common stock will be represented and voted at the special meeting if you are unable to attend.
For Del Taco to consummate the merger, stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.
The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Del Taco common stock, present or represented by proxy at the special meeting and entitled to vote thereon, so long as a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.
The affirmative vote of the holders of a majority of the issued and outstanding shares of Del Taco common stock, present or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.
Only stockholders of record as of the close of business on January 27, 2022 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 25521 Commercentre Drive, Lake Forest, California, 92630 during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the meeting.
The Del Taco board of directors unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
By Order of the Board of Directors,

Jack T. Tang Secretary and General Counsel
January 28, 2022 Lake Forest, California

i

ii

SUMMARY
This Summary, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement and does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary. This proxy statement is dated January 28, 2022 and is first being mailed to stockholders of record on or about February 4, 2022.
In this proxy statement, the terms “Del Taco,” the “Company,” “we,” “us” and “our” refer to Del Taco Restaurants, Inc. and, where appropriate, its subsidiaries. We refer to Jack in the Box Inc. as “Parent” and Epic Merger Sub Inc. as “Merger Sub.” All references to the “merger” refer to the merger of Merger Sub with and into Del Taco, with Del Taco continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent, and all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of December 5, 2021, as it may be amended from time to time, by and among Del Taco, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement. Del Taco, following the consummation of the merger, is sometimes referred to as the “surviving corporation.”
Parties Involved in the Merger (page 26)
Del Taco Restaurants, Inc.
We are a nationwide operator and franchisor of restaurants featuring fresh and fast cuisine, including both Mexican inspired and American classic dishes. As of September 7, 2021, we have 603 Del Taco restaurants; a majority of these restaurants are located in the Pacific Southwest. In each of our restaurants, our food is made to order in working kitchens. Our principal executive offices are located at 25521 Commercentre Drive, Lake Forest, California, 92630, and our telephone number is (949) 462-9300.
Del Taco is a Delaware corporation and Del Taco common stock, par value $0.0001 per share (which we refer to as “Del Taco common stock”), trades on the Nasdaq Stock Market (which we refer to as the “Nasdaq”), under the symbol “TACO.”
Additional information about Del Taco is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 86 of this proxy statement.
Jack in the Box Inc.
Jack in the Box Inc. (which we refer to as “Parent”), operated and franchised 2,218 Jack in the Box quick-service restaurants as of October 3, 2021, primarily in the western and southern United States, including one franchise in Guam. Parent derives revenue from retail sales at Jack in the Box company-operated restaurants and rental revenue, royalties (based upon a percent of sales), franchise fees and contributions for advertising and other services from franchisees. In addition, Parent recognizes gains or losses from the sale of company-operated restaurants to franchisees. Parent’s principal executive offices are located at 9357 Spectrum Center Blvd., San Diego, California 92123. Parent’s telephone number is (858) 571-2121.
Parent is a Delaware corporation and Parent’s common stock, par value $0.01 per share, trades on the Nasdaq Stock Market (which we refer to as the “Nasdaq”), under the symbol “JACK.”
Epic Merger Sub Inc.
Epic Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Del Taco and will cease to exist. Merger Sub’s principal executive offices are located at 9357 Spectrum Center Blvd., San Diego, California 92123. Its telephone number is (858) 571-2121.
The Merger (page 26)
At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (which we refer to as the “merger agreement”), which was entered into on December 5, 2021, among Parent, Merger Sub and Del Taco. Pursuant to the merger agreement, Merger Sub will merge with and into Del Taco (which we refer to as the “merger”) and Del Taco will become a wholly owned subsidiary of Parent. If the merger is completed, you will be entitled to receive $12.51 in cash, without interest and less applicable withholding taxes, for each share of Del Taco common stock you own (unless you have properly exercised your appraisal rights with respect to such shares).
Voting Agreements (page 73)
In connection with the execution of the merger agreement, Mr. Larry Levy and Mr. Ari Levy, two of our directors, and certain of their affiliated entities, and certain entities affiliated with Ms. Eileen Aptman, another one of our directors, holding, in the aggregate, approximately 16% of the outstanding shares of Del Taco common stock, entered into voting agreements (the “Voting Agreements”) with Parent pursuant to which they agreed, among other things, to vote their respective shares of Del Taco common stock in favor of the merger. See “The Voting Agreements” beginning on page 73 of this proxy statement.
The Special Meeting (page 21)
The special meeting will be held on Monday, March 7, 2022, at 9:00 am Pacific Time, at 25521 Commercentre Drive, Lake Forest, California, 92630.
Record Date and Quorum (page 21)
Only individuals who were Del Taco stockholders of record as of the close of business on January 27, 2022 (which we refer to as the “record date”) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.
The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date will constitute a quorum, permitting Del Taco to conduct its business at the special meeting.
Required Vote (page 22)
Holders of Del Taco common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Del Taco common stock they own at the close of business on the record date.
For Del Taco to complete the merger, stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Del Taco common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee, and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
For stockholders to approve, on a non-binding advisory basis, the proposal regarding specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement, a majority of the shares of Del Taco common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, at which a quorum is present, must vote “FOR” the proposal to approve, on a non-binding advisory basis, the specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement. An abstention from voting for such proposal will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.
For stockholders to adjourn the special meeting, a majority of the shares of Del Taco common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, must vote “FOR” the proposal to adjourn the special meeting. An abstention from voting on the proposal to adjourn the special meeting will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

As of the close of business on the record date, there were 36,397,054 shares of Del Taco common stock issued and outstanding.
In connection with the execution of the merger agreement, Messrs. Levy and Levy, and certain of their affiliated entities, and certain entities affiliated with Ms. Aptman, holding, in the aggregate, approximately 16% of the outstanding shares of Del Taco common stock, entered into the Voting Agreements with Parent pursuant to which they agreed, among other things, to vote their respective shares of Del Taco common stock in favor of the merger. We currently expect that Del Taco’s other directors and executive officers will vote their shares of Del Taco common stock, representing, as of the close of business on the record date, approximately 2% of the issued and outstanding shares of Del Taco common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Levy and Levy and Ms. Aptman’s obligations under the Voting Agreements, our directors and executive officers are under no obligation to do so.
How to Vote Your Shares
If you are a stockholder of record, you may vote your shares using one of the four (4) methods described below.
•	in person at the special meeting;
•	via the internet, at the internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. If you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote.
Closing of the Merger (page 55)
The merger agreement, which was entered into on December 5, 2021, provides that the closing of the merger will take place at 9:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within two (2) business days) after satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the actual satisfaction or waiver (to the extent permitted thereunder) of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.
As soon as practicable on the closing date, Del Taco will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such other date and time as may be agreed to by Del Taco and Parent and is specified in the certificate of merger.
Conditions to the Merger (page 68)
The following are the respective obligations of the Company, Parent and Merger Sub to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, on or prior to the closing, of the following conditions, in each case as more fully described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 68:
•	the approval of the merger agreement by the Del Taco stockholders
•	the absence of any legal restraint or governmental order that would prevent or prohibit the completion of the merger; and

•
the applicable waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act (which we refer to as the “HSR Act”) shall have expired or been terminated.

The following are the respective obligations of the Parent and Merger Sub to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent of, on or prior to the closing, of the following conditions, in each case as more fully described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 68:
•	the representations and warranties of the Company:
○
regarding the authorized share capital of the Company and issued and outstanding equity (including stock options and Company Equity Awards) shall be true and correct in all respects as of December 5, 2021 and as of the closing date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case only as of such specified date), except for de minimis inaccuracies;

○
regarding corporate authority relative to the merger agreement, conflicts with the Company’s governing documents relative to the merger or the merger agreement, the capitalization of each subsidiary of the Company, outstanding debt securities convertible to Company equity and brokers’ fees resulting from the merger shall be true and correct in all material respects (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of December 5, 2021 and as of the closing date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case only as of such specified date); and

○
regarding each of the other representations and warranties of the Company set forth in the merger agreement shall be true and correct (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of the date of the merger agreement and as of the closing date as though made on and as such date (except for any such representation or warranty that is expressly made as of a specified date, in which case only as of such specified date), except in the case of this provision, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company (“Company Material Adverse Effect”);

•
the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with and by the Company under the merger agreement on or prior to the closing date;

•	since December 5, 2021, no Company Material Adverse Effect shall have occurred;
•
Parent shall have received at the closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth above regarding the representations and warranties of the Company, the covenants, agreements and obligations of the Company and the absence of a Company Material Adverse Effect have been satisfied have been satisfied; and

•	The Company having satisfied other customary closing conditions.
The following are the respective obligations of the Company to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company of, on or prior to the closing, of the following conditions, in each case as more fully described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 68:
•	The representations and warranties of Parent and Merger Sub:
○
regarding corporate authority relative to the merger agreement, conflicts with the governing documents of Parent and Merger Sub, required approvals from governmental authorities, conflicts with material contracts and violation of laws or orders applicable to Parent or Merger Sub, in each case, relative to the merger and the merger agreement and brokers’ fees resulting from the merger shall be true and correct in all material respects (with all references to the term “material adverse effect”

and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of the December 5, 2021 and as of the closing date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to a specified date, in which case only on and as of such specific date); and
○
regarding each of the other representations and warranties of Parent and Merger Sub set forth in the merger agreement shall be true and correct (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of December 5, 2021 and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are made on and as of a specified date, in which case only as of such specified date), except in the case of this provision only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under the merger agreement;

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and
•
Company shall have received at the closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth above regarding the representations and warranties of Parent and Merger Sub and the covenants, agreements and obligations of Parent and Merger Sub have been satisfied have been satisfied.

Recommendation of the Del Taco Board of Directors and Reasons for the Merger (page 31)
The Del Taco board of directors unanimously recommends that Del Taco stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the other proposals to be considered at the special meeting. For a description of the reasons considered by the Del Taco board of directors in deciding to recommend the adoption of the merger agreement, see the section entitled “The Merger (Proposal 1)—Recommendation of the Del Taco Board of Directors and Reasons for the Merger” beginning on page 31 of this proxy statement.
Opinion of Del Taco’s Financial Advisor (page 39)
Del Taco retained Piper Sandler & Co. (which we refer to as “Piper”) as its financial advisor to assist in a review of strategic alternatives available to Del Taco. Piper delivered an opinion to the Del Taco board of directors to the effect that, as of December 5, 2021, and subject to the limitations, qualifications and assumptions set forth in such opinion, the Merger Consideration to be paid to the holders of the Del Taco Common Stock in connection with the merger pursuant to the merger agreement is fair, from a financial point of view, to such holders.
For a description of the opinion that the Del Taco board of directors received from Piper, see “The Merger (Proposal 1)—Opinion of Del Taco’s Financial Advisor” beginning on page 39 of this proxy statement.
Treatment of Del Taco’s Equity Awards (page 56)
As described further in the section entitled “The Merger Agreement—Treatment of Del Taco’s Equity Awards” beginning on page 56, Company equity awards will be subject to the following treatment:
•
Stock Options. Immediately prior to the effective time, each Company stock option that is outstanding, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) $12.51 over (B) the per share exercise price for such Company option, multiplied by (ii) the total number of shares underlying such stock option, less any required withholding taxes.

•	Restricted Stock Awards (“RSAs”).
○
Accelerating Restricted Stock Awards. Immediately prior to the effective time, each RSA that is unvested and outstanding immediately prior to the effective time (other than the Non-Accelerating Restricted Stock Awards described below) (“Accelerating RSAs”) shall become fully vested, the restrictions with respect thereto shall lapse, and shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to $12.51 per share, less any required withholding taxes.

○
Non-Accelerating Restricted Stock Awards. RSAs granted to the executive officers in 2019 and 2021 (the “Non-Accelerating RSAs”) will be assumed by Parent and converted into a Parent RSA with respect to number of shares of Parent common stock (rounded down to the nearest whole share) according to a formula described further below.

•
Performance-Based Restricted Stock Unit Awards (“PSUs”). Immediately prior to the effective time, each PSU that is unvested and outstanding immediately prior to the effective time shall become fully vested and shall be cancelled and converted into the right to receive an amount in cash equal to $12.51 per share, less any required withholding taxes.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers in settlement of their unvested Company equity awards, see the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 74. The Company does not have executive officers other than the named executive officers. The estimated aggregate amount that would be payable to the Company’s seven non-employee directors in settlement of their unvested Company equity awards that will be outstanding as of February 28, 2022 if the effective time were to occur at such time is $933,534. The amounts in this paragraph were determined using the per share merger consideration of $12.51. These amounts do not include any other incentive award grants (including any equity awards that may be granted in respect of fiscal year 2022), issuances or forfeitures that may be made or occur, or dividends or dividend equivalents that may be accrued prior to the completion of the merger, and do not reflect any Company equity or other incentive awards that have vested or are expected to vest in accordance with their terms or by the action of the Board or its Compensation Committee prior to the completion of the merger.
Interests of Certain Del Taco’s Directors and Executive Officers in the Merger (page 48)
The directors and executive officers of Del Taco have interests in the merger that may be different from, or in addition to, the interests of Del Taco stockholders generally. These interests are described in more detail in the section entitled “The Merger (Proposal 1)—Interests of Certain Del Taco’s Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement. The Del Taco board of directors was aware of these interests prior to the execution of the merger agreement and considered them, among other matters, in approving the merger agreement and in determining to recommend that the stockholders adopt the merger agreement. These interests may include the following, among others:
•	the accelerated vesting and cash-out of Del Taco stock awards;
•	the entitlement of the executive officers to receive severance benefits under their respective employment agreements upon a qualifying termination of employment following the completion of the merger;
•	continuation of indemnification, directors’ and officers’ liability insurance and other employee benefits to be provided by the surviving corporation.
Material U.S. Federal Income Tax Consequences of the Merger (page 50)
The exchange of shares of Del Taco common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a Del Taco stockholder that is a U.S. holder (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement) generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger plus the amount used to satisfy any applicable withholding taxes and (ii) such U.S. holder’s adjusted tax basis in the shares of Del Taco common stock exchanged therefor. With respect to a Del Taco stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement), the exchange of shares of Del Taco common stock for the merger consideration pursuant to the merger generally will not result in U.S. federal income tax to such non-U.S. holder unless such non-U.S. holder has certain connections with the United States or Del Taco is, or was during the relevant period, a U.S. real property holding corporation. Backup withholding may apply to the cash payment made pursuant to the merger unless the Del Taco stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed U.S. Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8 or applicable successor form).
Each Del Taco stockholder is urged to read the discussion in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement and to consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances and any consequences arising under any state, local or non-U.S. tax law or tax treaties.
Regulatory Clearances (page 53)
Under the merger agreement, the merger cannot be completed until any applicable waiting period under the HSR Act has expired or been terminated. Del Taco and Parent filed their respective HSR Act notifications on December 17, 2021.
Appraisal Rights (page 56)
Under the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Del Taco stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Del Taco before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement.
De-listing and De-registration of Del Taco Common Stock (page 53)
If the merger is completed, Del Taco common stock will be de-listed from the Nasdaq and de-registered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).
No Solicitation; Acquisition Proposals (page 61)
Except as expressly permitted by the merger agreement, Del Taco has agreed to immediately cease and cause to be terminated any solicitation, discussions or negotiations that may be ongoing with a potential acquirer or its representatives with respect to an acquisition proposal (as further described in the section entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals” beginning on page 61 of this proxy statement), and to promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such person or its representatives.
Except as expressly permitted by the merger agreement, during the period between December 5, 2021 and the effective time, Del Taco has agreed that Del Taco and its subsidiaries will not, directly or indirectly (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries with respect to any acquisition proposal, (ii) engage in or participate in discussions regarding, or furnish any information in connection with, any acquisition proposal, except to notify an inquiring person of the existence of the relevant provision in the merger agreement, or (iii) enter into any acquisition agreement (as further described in the section entitled “The Merger Agreement—Other Covenants and Agreements—The Del Taco Board Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 63 of this proxy statement).
Under the merger agreement, generally, the Del Taco board of directors may not (i) fail to make, withhold, withdraw or adversely amend or modify, or publicly propose to withhold, withdraw or adversely amend or modify, the board recommendation; (ii) adopt or recommend, or publicly propose to adopt or recommend, an acquisition or superior proposal, (iii) fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of Del Taco common stock within ten (10) business days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit Del Taco or any subsidiary of Del Taco to execute or enter into any alternative acquisition agreement, (v) fail to include the board recommendation in this proxy statement or (vi) fail to publicly reaffirm the board recommendation within ten (10) business days of Parent’s written request to do so following the public announcement of any acquisition proposal (or, if earlier, at least two (2) business days prior to the stockholders’ meeting); however, Parent may deliver only one (1) such request with respect to any particular acquisition proposal unless such acquisition proposal is subsequently publicly modified in any material respect, in which case Parent may make such request once each time such modification is made (each of the foregoing actions described in clauses (i) through (vi) being referred to as an “adverse recommendation change”), or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi).
However, prior to the receipt of Del Taco stockholder approval, the Del Taco board of directors, in certain circumstances and subject to certain limitations set forth in the merger agreement, may (i) make an adverse recommendation change or terminate the merger agreement in connection with a superior proposal and (ii) make an adverse recommendation change in connection with an intervening event that was not known to or reasonably foreseeable to the Del Taco board of directors as of December 5, 2021, unrelated to any acquisition proposal, in each case, as more fully described in the section entitled “The Merger Agreement—Other Covenants and Agreements—The Del Taco Board Recommendation; Adverse Recommendation Change; Fiduciary Exception” beginning on page 63 of this proxy statement and, in each case, subject to specified notice obligations to Parent and specified obligations to negotiate and consider in good faith any modifications proposed by Parent to the merger agreement, as more fully described in the sections entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals—Notice of Acquisition Proposal” beginning on page 62 of this proxy statement and “The Merger Agreement—Other Covenants and Agreements—The Del Taco Board Recommendation; Adverse Recommendation Change; Fiduciary Exception—Intervening Event” beginning on page 63 of this proxy statement.
Termination (page 69)
The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:
•	by mutual written consent of each of Del Taco and Parent;
•	by either Del Taco or Parent if:
○
the effective time of the merger has not occurred on or before June 6, 2022 (which we refer to as the “end date”), provided that the end date will be extended to September 6, 2022 if all of the conditions to closing have been satisfied or waived (as permitted by applicable law) other than (A) those conditions that by their terms are to be satisfied at the closing (which conditions are then capable of being satisfied) and (B) the condition relating to the expiration or termination of the waiting period under the HSR Act;

○
upon written notice to the other party, any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement (notwithstanding any approval of the merger agreement by the stockholders of the Company). However, the party seeking to terminate the merger agreement can only terminate if it did not breach its obligations regarding obtaining regulatory approval in a manner that has primarily caused such order or action of a governmental authority; and

○
upon written notice to the other party, the stockholder approval of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof).

•	by Parent, upon written notice to Del Taco if:
○
Del Taco breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions of Parent’s obligations to consummate the merger agreement would not be satisfied and (ii) Del Taco has not cured such breach prior to the earlier of the end date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company;

○
prior to the stockholder approval, the Del Taco Board or any committee thereof shall have effected an adverse recommendation change; provided, that the exercise of such termination right by Parent must occur within ten (10) days after the adverse recommendation change;

•	by Del Taco, upon written notice to Parent if:
○
Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions of Del Taco’s obligations to consummate the merger agreement would not be satisfied and (ii) Parent or Merger Sub has not cured such breach prior to the earlier of the end date or the thirtieth (30th) calendar day following Del Taco’s delivery of written notice describing such breach to Parent;

○
prior to the stockholder approval the Del Taco Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal, so long as (i) immediately prior to or concurrently with such termination Del Taco pays to Parent the Del Taco termination fee (as more fully described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 70) and (ii) Del Taco has complied in all material respects with its obligations regarding exclusivity and unsolicited acquisition proposals and the obligations of the Del Taco Board regarding adverse recommendation changes and intervening events; or

○
(i) all of the conditions of Parent’s obligations to consummate the merger agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied), (ii) Del Taco has notified Parent in writing that (A) all conditions of the Del Taco’s obligations to consummate the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions and (B) Del Taco is ready, willing and able to consummate the merger, and (iii) Parent and Merger Sub have failed to consummate the merger within two (2) business days after the Closing was required to have occurred pursuant to the terms of the merger agreement.

The right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement caused such termination.
Termination Fee (page 70)
If the merger agreement is terminated in specified circumstances with Del Taco being liable, Del Taco will be required to pay Parent a termination fee of $14.2 million, which we refer to as the “Del Taco termination fee.” If the merger agreement is terminated in specified circumstances with Parent being liable, Parent will be required to pay Del Taco a termination fee of $28.4 million, which we refer to as the “Parent termination fee.”
Del Taco will be required to pay Parent the Del Taco termination fee if the merger agreement is terminated:
•	by Del Taco in order to accept a superior proposal;
•	by Parent if the Parent board of directors effects an adverse recommendation change;
•	by Del Taco or Parent, respectively, if the applicable board fails to obtain stockholder approval;
•	by Del Taco or Parent, respectively, in the event of the end date has been reached; or
•	by Parent if Del Taco breaches the merger agreement.
If the merger agreement is terminated in specified circumstances with Parent being liable, Parent will be required to pay Del Taco a termination fee of $28.4 million, which we refer to as the “Parent termination fee.”
Parent will be required to pay Del Taco the Parent termination fee if the merger agreement is terminated:
•	by Parent in the event Parent breaches the terms of the merger agreement; or
•	there is a failure to close in response to a breach of Parent or Merger Sub’s representations, warranties and covenants.
The Del Taco termination fee and Parent termination fee is payable prior to or concurrently with termination of the merger agreement in the event that such liable party terminates the merger agreement in order to accept a superior proposal, and, in all other cases, within two (2) business days after the date of the event giving rise to the obligation to pay the Del Taco termination fee or Parent termination fee, as applicable.

Expenses (page 71)
Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger, the merger agreement and the other transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such expenses. Parent shall pay all filing fees payable pursuant to the HSR Act and any other antitrust laws.
Specific Performance (page 72)
Each of the parties is entitled to: (i) an order of specific performance to enforce the observance and performance of a covenant or obligation that is breached or in respect of which a breach is threatened by another party or (ii) an injunction restraining any such breach or threatened breach.
By seeking either of the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies); however, the Company may not receive both an award of specific performance and payment of the applicable termination fee. No party is required to institute a proceeding for specific performance prior or as a condition to exercising termination rights, as discussed above.
Market Price of Del Taco Common Stock and Dividend Data (page 78)
Del Taco common stock is listed on the Nasdaq under the symbol “TACO.” The closing sale price of Del Taco common stock on December 3, 2021, the last trading day prior to the execution of the merger agreement, was $7.53 per share. On January 26, 2022, the most recent practicable date before the filing of this proxy statement, the closing price of Del Taco common stock was $12.46 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
The following table sets forth during the periods indicated the high and low sale prices of Del Taco common stock as reported on the Nasdaq, and the cash dividends declared per share for the periods indicated:
Fiscal Quarter	Market Price		Dividend Declared(1)
	High	Low
Q1 2019	$11.10	$9.65
Q2 2019	$12.29	$9.65
Q3 2019	$13.50	$10.59
Q4 2019	$11.40	$6.92
Q1 2020	$8.12	$2.45
Q2 2020	$7.95	$2.97
Q3 2020	$9.32	$5.57
Q4 2020	$10.43	$7.23
Q1 2021	$11.75	$8.70	$0.04
Q2 2021	$11.99	$9.46	$0.04
Q3 2021	$10.93	$8.09	$0.04
Q4 2021	$12.56	$7.34	$0.04
(1)
Under the terms of the merger agreement, from the date of the merger agreement until the effective time, Del Taco is permitted to declare and pay quarterly dividends in the ordinary course (as further described below in the section entitled “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 59 of this proxy statement).

Following the merger, there will be no further market for Del Taco common stock and we anticipate that our common stock will be de-listed from the Nasdaq and de-registered under the Exchange Act. As a result, following the merger and such de-registration, we would no longer file periodic reports with the SEC.
For a more complete description, please see the section entitled “Market Prices and Dividend Data” beginning on page 78 of this proxy statement.
* * *
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the merger agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Del Taco stockholder. Please refer to the section entitled “Summary” preceding this section and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.
Q:	Why am I receiving this proxy statement?
A:
On December 5, 2021, Del Taco entered into the merger agreement providing for the merger of Merger Sub with and into Del Taco, with Del Taco surviving the merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:	What is the proposed transaction?
A:
The proposed transaction is the acquisition of Del Taco by Parent through the merger of Merger Sub with and into Del Taco pursuant to the merger agreement. Following the effective time, Del Taco will be privately held as a wholly owned subsidiary of Parent, and you will no longer own shares of Del Taco common stock and instead will have only the right to receive the merger consideration.

Q:	What will I receive in the merger?
A:
If the merger is completed, you will be entitled to receive $12.51 in cash for each share of Del Taco common stock you own, without interest and less applicable withholding taxes. For example, if you own 100 shares of Del Taco common stock, you will be entitled to receive $1,251.00 in cash, without interest and less applicable withholding taxes. After the effective time, you will no longer have any rights as a Del Taco stockholder other than the right to receive the merger consideration.

Q:	What is included in these materials?
A:	These materials include:
•	this proxy statement for the special meeting;
•	a proxy card or voting instruction form (enclosed with this proxy statement);
•	a copy of the merger agreement (attached as Annex A to this proxy statement);
•	the written opinion of Piper (attached as Annex B to this proxy statement);
•	the full text of Section 262 of the DGCL (attached as Annex C to this proxy statement); and
•	copies of the Voting Agreements (attached as Annex D-1 and D-2).
Q:	Where and when is the special meeting?
A:	The special meeting will take place on Monday, March 7, 2022, at 9:00 am Pacific Time, at 25521 Commercentre Drive, Lake Forest, California, 92630.
Q:	What proposals will be voted on at the special meeting?
A:	There are three (3) proposals scheduled to be voted on at the special meeting:
•	to adopt the merger agreement;
•
to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement; and

•
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q:	What is the Del Taco board of directors’ voting recommendation?
A:	The Del Taco board of directors unanimously recommends that you vote your shares:
•	“FOR” the proposal to adopt the merger agreement;
•
“FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement; and

•
“FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

For a discussion of the factors that the Del Taco board of directors considered in determining to approve the execution and delivery of the merger agreement by Del Taco and to recommend the adoption of the merger agreement, please see the section entitled “The Merger (Proposal 1)—Recommendation of the Del Taco Board of Directors and Reasons for the Merger.” In addition, in considering the recommendation of the Del Taco board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Del Taco stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1)—Interests of certain Del Taco Directors and Executive Officers in the Merger.”
Q:	Who is entitled to vote at the special meeting?
A:
All shares owned by you as of the record date, which is the close of business on January 27, 2022, may be voted by you. You may cast one vote per share of Del Taco common stock that you held on the record date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and
•	held through a broker, bank or other nominee for you as the beneficial owner.
On the record date, there were 36,442,232 shares of Del Taco common stock issued and outstanding.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Our stockholders may hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with Del Taco’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by Del Taco. As the stockholder of record, you have the right to vote in person at the special meeting, grant your voting proxy directly to certain officers of Del Taco or to appoint a representative of your choosing to attend the special meeting and vote on your behalf by granting such person a “legal proxy.”

•
Beneficial Owner. If your shares are held in an account at a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares on your behalf at the special meeting, or you may contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card to authorize you to vote your shares in person at the special meeting.

Q:	What must I do if I want to attend the special meeting in person?
A:
Only individuals who were Del Taco stockholders as of the record date and their authorized representatives may attend the special meeting. Proof of ownership of Del Taco common stock (which may be the appearance of such stockholder’s name on Del Taco’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.
Q:	If I am a stockholder of record of Del Taco shares, how do I vote?
A:	If you are a stockholder of record, there are four (4) ways you can vote:
•	in person at the special meeting;
•	via the internet, at the internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:
If you are a beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee as to how to vote your shares. You must follow the instructions of your broker, bank or other nominee in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain brokers, banks and other nominees. If your shares are not registered in your own name but are held through your broker, bank or other nominee and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote. Please note that if you hold your shares through a broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:	Will my shares of Del Taco common stock held in street name or another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of Del Taco common stock you may hold in street name will be deemed to be held by a different stockholder of record than any shares of Del Taco common stock you hold of record, any shares of Del Taco common stock held in street name will not be combined for voting purposes with shares of Del Taco common stock you hold of record. Similarly, if you own shares of Del Taco common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or vote separately by telephone or internet with respect to those shares of Del Taco common stock because they are held in a different form of record ownership. Shares of Del Taco common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Del Taco common stock held in an individual retirement account must be voted under the rules governing such account.

Q:	What is the quorum requirement for the special meeting?
A:
A quorum is necessary to hold a valid meeting. A quorum exists if the holders of a majority of the voting power of outstanding shares of Del Taco capital stock entitled to vote at the special meeting are present in person or represented by proxy. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Del Taco board of directors on all matters presented in this proxy statement.

Beneficial Owner. If you are a beneficial owner of shares held in street name, under applicable stock exchange rules the broker, bank or other nominee that holds your shares may generally vote on routine proposals but cannot vote without instructions on non-routine matters unless they have discretionary authority. None of the proposals to be voted on at the special meeting are considered routine proposals. As a result, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares, a “broker non-vote” will occur. Therefore, we urge you to give voting instructions to your broker. Shares represented by such “broker non-votes” will not be counted as present or represented by proxy in determining whether there is a quorum and will be ignored for purposes of determining the outcome of the non-binding Non-Binding Advisory Vote on Merger-Related Compensation Arrangements, so long as a quorum is otherwise present. A “broker non-vote” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
Q:	What is the voting requirement to approve the proposal to adopt the merger agreement?
A:
Adoption of the merger agreement requires stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon to vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Del Taco common stock or an abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What is the voting requirement to approve the proposal regarding specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger?
A:
The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement requires an affirmative vote by stockholders holding a majority of the issued and outstanding shares of Del Taco common stock which are present or represented by proxy at the special meeting and entitled to vote thereon, so long as a quorum is present, to vote “FOR” the proposal. An abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but, so long as a quorum is otherwise present at the special meeting, will have no effect on this proposal.

Q:	What is the voting requirement to approve the proposal to adjourn the special meeting?
A:
The approval to adjourn the special meeting requires a majority of the shares of Del Taco common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, to vote “FOR” the proposal. An abstention from voting on this proposal will have the same effect as a vote “AGAINST” the proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.

Q:	How do Del Taco’s directors and executive officers intend to vote?
A:
In connection with the execution of the merger agreement, Messrs. Levy and Levy, and certain of their affiliated entities, and certain entities affiliated with Ms. Aptman, holding, in the aggregate, approximately 16% of the outstanding shares of Del Taco common stock, entered into the Voting Agreements with Parent pursuant to which they agreed, among other things, to vote their respective shares of Del Taco common stock in favor of the merger. We currently expect that Del Taco’s other directors and executive officers will vote their shares of Del Taco common stock, representing, as of the close of business on the record date, approximately 2% of the issued and outstanding shares of Del Taco common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Levy and Levy and Ms. Aptman’s obligations under the Voting Agreements, our directors and executive officers are under no obligation to do so.
Q:	What effects will the merger have on Del Taco and its common stock?
A:
Del Taco common stock is currently registered under the Exchange Act, and is listed on the Nasdaq under the symbol “TACO.” At the effective time, Merger Sub will merge with and into Del Taco, with Del Taco continuing as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the merger, Del Taco will cease to be a publicly traded company. Following the consummation of the merger, Del Taco common stock will be de-listed from the Nasdaq and de-registered under the Exchange Act.

Q:	When is the merger expected to be completed?
A:
We and Parent are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Del Taco stockholders. Assuming the timely satisfaction of the conditions to closing, and although there can be no assurance, the parties hope to complete the merger by March 8, 2022.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by Del Taco stockholders, or if the merger is not completed for any other reason, the Del Taco stockholders will not receive any payment for their shares of Del Taco common stock in connection with the merger. Except in certain circumstances where Del Taco has entered into an alternative transaction to the merger, Del Taco would remain a public company, and shares of Del Taco common stock would continue to be registered under the Exchange Act, as well as listed and traded on the Nasdaq. In the event that the merger agreement is terminated, then, in certain specified circumstances, a termination fee of $14.2 million will be due and payable by Del Taco to Parent. If the merger agreement is terminated in specified circumstances with Parent being liable, Parent will be required to pay Del Taco a termination fee of $28.4 million. See the section entitled “The Merger Agreement—Termination” beginning on page 69 of this proxy statement.

Q:
What will happen if stockholders do not approve, on a non-binding advisory basis, the proposal on specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement?

A:
The inclusion of this proposal is required by the SEC rules. However, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on Del Taco or Parent. If the merger agreement is adopted by Del Taco stockholders and the merger is completed, the merger-related compensation may be paid to Del Taco’s named executive officers even if stockholders fail to approve this proposal.

Q:	Can I revoke my proxy or change my vote?
A:	Yes. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
providing a written notice of revocation that is received before the special meeting by the Corporate Secretary at Del Taco Restaurants, Inc., 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630;

•	delivering a valid, later-dated proxy either by telephone or online;
•	completing, signing, dating and returning a new proxy card by mail to Del Taco before the special meeting (our last delivery before the meeting begins will be counted); or
•	attending the special meeting and voting in person.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Del Taco, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Del Taco before the special meeting.
If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining a “legal proxy” or broker’s proxy card from your broker, bank or other nominee that holds the shares of record and voting your shares in person at the special meeting.
Q:	What happens if I do not vote or if I abstain from voting on the proposal to adopt the merger agreement? On the other proposals?
A:
The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of Del Taco common stock outstanding, not just the shares that are voted. Failure to submit a signed proxy card, grant a proxy by phone or the internet or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. For more information concerning the special meeting, the merger agreement and the merger, please review this proxy statement and the copy of the merger agreement attached as Annex A thereto.

The requisite number of shares to approve the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement is a majority of the shares of Del Taco common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, so long as a quorum is present at the special meeting. A quorum is a majority of the shares of Del Taco common stock issued and outstanding. An abstention from voting will have the same effect as a vote “AGAINST” such proposal. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.
The requisite number of shares to approve the proposal to adjourn the special meeting is a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.
Only shares of common stock that are issued and outstanding as of the record date are eligible to be voted on each of the three (3) proposals and will be counted for purposes of determining whether a quorum is present.
Q:	What happens if I sell my shares of Del Taco common stock before completion of the merger?
A:
In order to receive the merger consideration, you must hold your shares of Del Taco common stock through completion of the merger. Consequently, if you transfer your shares of Del Taco common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is January 27, 2022. If you transfer your shares of Del Taco common stock after the record date but before the closing of the merger, unless you have granted a “legal proxy” to the purchaser as part of the transfer, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. After the merger is completed, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of Del Taco common stock evidenced by stock certificates for the merger consideration. If your shares of Del Taco common stock are held in street name by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your street name shares in exchange for the merger consideration. Do not send in your certificates now.
Q:	I do not know where my stock certificates are, how will I get the merger consideration for my shares?
A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of Del Taco common stock?
A:
Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Del Taco before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to comply exactly with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement. For additional information, see the section entitled “Appraisal Rights” beginning on page 56 of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Del Taco common stock for the merger consideration pursuant to the merger?
A:
The exchange of shares of Del Taco common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a Del Taco stockholder that is a U.S. holder (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement) will generally recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder in the merger plus the amount used to satisfy any applicable withholding taxes and (ii) such U.S. holder’s adjusted tax basis in the shares of Del Taco common stock exchanged therefor. With respect to a Del Taco stockholder that is a non-U.S. holder (as defined in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement), the exchange of shares of Del Taco common stock for the merger consideration pursuant to the merger generally will not result in tax to such non-U.S. holder under U.S. federal income tax laws unless such non-U.S. holder has certain connections with the United States or Del Taco is, or was during the relevant period, a U.S. real property holding corporation. Backup withholding may apply to the cash payment made pursuant to the merger unless the Del Taco stockholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or IRS Form W-8 or applicable successor form).

Each Del Taco stockholder is urged to read the discussion in the section entitled “The Merger (Proposal 1)—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 50 of this proxy statement and to consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances and any consequences arising under any state, local or non U.S. tax laws or tax treaties.
Q:	What does it mean if I get more than one proxy card?
A:	If your shares of Del Taco common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards or voting instructions forms you receive (or submit each of your proxies or voting instructions forms by telephone or the internet, if available to you) to ensure that all of your shares of Del Taco common stock are voted.
Q:	How many copies should I receive if I share an address with another stockholder?
A:
Some banks, brokers and other nominees may participate in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials, containing a single copy of this proxy statement but multiple proxy cards or voting instruction forms, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you call Investor Relations by phone at 949-462-9300, or in writing at our principal executive offices at 25521 Commercentre Drive, Lake Forest, CA 92630. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting Del Taco at the address or phone number set forth in the prior sentence.

Q:	Who will count the votes?
A:	The votes will be counted by one or more inspectors of election appointed for the special meeting.
Q:	Who will solicit and bear the cost of soliciting votes for the special meeting?
A:
Del Taco will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Del Taco has engaged Okapi Partners LLC (which we refer to as “Okapi”) to assist in the solicitation of proxies for the Del Taco special meeting. Del Taco estimates that it will pay Okapi a fee not to exceed $20,000, plus reimbursement of certain expenses. In addition, Del Taco may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Del Taco common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find the voting results of the special meeting?
A:
Del Taco will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a current report on Form 8-K filed with the SEC within four (4) business days after the special meeting.

Q:	Where can I find more information about Del Taco?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page 86 of this proxy statement.
Q:	Who can help answer my other questions?
A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Okapi, which is acting as the proxy solicitor and information agent for Del Taco in connection with the merger.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Stockholders May Call Toll Free: 877-274-8654
Banks and Brokers May Call: 212-297-0720
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning business strategy, plans and prospects, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this proxy statement are based upon information available to us as of the filing date of this proxy statement, and, except to the extent required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Del Taco’s annual report on Form 10-K for the year ended December 29, 2020, under the heading “Risk Factors,” as updated from time to time by Del Taco’s quarterly reports on Form 10-Q and other documents of Del Taco on file or in this proxy statement filed with the SEC by Del Taco, and the following factors:
•
the risk that the merger may not be consummated in a timely manner, if at all, including (i) due to Parent’s deliberate breach; (ii) due to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement giving Del Taco the right to collect damages, but such damages being limited by the cap; (iii) due to a material adverse effect on Del Taco; and (iv) in circumstances in which specific performance to force the closing of the merger is not available;

•	the risk that the merger agreement may be terminated in circumstances that require Del Taco to pay Parent a termination fee of $14.2 million;
•	risks related to the diversion of management’s attention from Del Taco’s ongoing business operations;
•	the effect of the announcement of the merger on Del Taco’s business relationships (including, without limitation, franchisees, customers and suppliers), operating results and business generally;
•	risks that conditions to the consummation of the merger are not satisfied, including, without limitation, the receipt of approval from Del Taco stockholders;
•	the effects of limitations that the merger agreement places on our ability to operate our business, return capital to stockholders or engage in an alternate transaction;
•	the conditions of the capital markets during the period covered by the forward-looking statements;
•	risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;
•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	risk that our stock price may decline significantly if the merger is not completed;
•
risks related to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies or competitive development;

•	the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; and
•	that Del Taco stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Del Taco’s current strategy as an independent company.
Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see “Where You Can Find Additional Information” beginning on page 86 of this proxy statement). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

THE SPECIAL MEETING
We are furnishing this proxy statement to Del Taco stockholders as part of the solicitation of proxies by the Del Taco board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides Del Taco stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Del Taco board of directors for use at the special meeting to be held on Monday, March 7, 2022, at 9:00 am Pacific Time, at 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630 or at any adjournment or postponement thereof.
Only individuals who were Del Taco stockholders as of the record date and their authorized representatives may attend the special meeting. Proof of ownership of Del Taco common stock (which may be the appearance of such stockholder’s name on Del Taco’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.” No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.
Purposes of the Special Meeting
One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement in order for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, and the material provisions of the merger agreement are summarized in the section of this proxy statement entitled “The Merger Agreement” beginning on page 54 of this proxy statement.
In addition, our stockholders are being asked to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement, the value of which is disclosed in the table entitled “Golden Parachute Compensation” and the notes accompanying that table in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 75 of this proxy statement.
Our stockholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders of record on or about February 4, 2022.
Record Date and Quorum
The holders of record of Del Taco common stock as of the close of business on January 27, 2022, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 36,442,232 shares of Del Taco common stock were issued and outstanding.
The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of Del Taco common stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum, permitting Del Taco to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting. “Broker non-votes,” described below under the sub-heading “Providing Voting Instructions by Proxy—Shares of Del Taco Common Stock Held in Street Name,” will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.

Required Vote
Holders of Del Taco common stock are entitled to one vote on each proposal submitted to a vote at the special meeting for each share of Del Taco common stock they own at the close of business on the record date. As of the close of business on the record date, there were 36,442,232 shares of Del Taco common stock issued and outstanding.
For Del Taco to complete the merger, an affirmative vote by stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of Del Taco common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement requires the a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, so long as a quorum is present. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal, so long as a quorum is otherwise present.
The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. An abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. If your shares are held in street name by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise but will have no effect on this proposal.
Voting by Del Taco’s Directors and Executive Officers
In connection with the execution of the merger agreement, Messrs. Levy and Levy, and certain of their affiliated entities, and certain entities affiliated with Ms. Aptman, holding, in the aggregate, approximately 16% of the outstanding shares of Del Taco common stock, entered into the Voting Agreements with Parent pursuant to which they agreed, among other things, to vote their respective shares of Del Taco common stock in favor of the merger. We currently expect that Del Taco’s other directors and executive officers will vote their shares of Del Taco common stock, representing, as of the close of business on the record date, approximately 2% of the issued and outstanding shares of Del Taco common stock, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting. However, other than Messrs. Levy and Levy and Ms. Aptman’s obligations under the Voting Agreements, our directors and executive officers are under no obligation to do so.
Attendance; Voting; Proxies; Revocation
Attendance
All holders of shares of Del Taco common stock as of the close of business on the record date, including stockholders of record and beneficial owners of Del Taco common stock registered in the street name of a broker, bank or other nominee, are invited to attend the special meeting. Proof of ownership of Del Taco common stock (which may be the appearance of such stockholder’s name on Del Taco’s stockholder list as of the record date), along with valid photo identification (such as a driver’s license or passport), must be presented to be admitted to the special meeting. If you hold your shares in street name, you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are a beneficial owner of shares held in street name and wish to vote in person at the special meeting, you must obtain a “legal proxy” or broker’s proxy card from your broker, bank or other nominee. A “legal proxy” is a written document that will authorize you to vote your shares held in street name at the special meeting. Please contact your broker, bank or other nominee for instructions regarding obtaining a “legal proxy.”
Providing Voting Instructions by Proxy
To ensure that your shares of Del Taco common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
Shares of Del Taco Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
•	via the internet, at the internet address provided on the proxy card;
•	by telephone, by using the toll-free number listed on the proxy card; or
•	by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope.
If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Del Taco board of directors on all matters presented in this proxy statement. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, the effect will be that your shares of Del Taco common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote against the proposal to adopt the merger agreement, will have no effect on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement, so long as a quorum is otherwise present, and will have no effect on the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Shares of Del Taco Common Stock Held in Street Name
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to vote your shares. You must follow the instructions of your bank, broker or other nominee in order for your shares of Del Taco common stock to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks, brokers and other nominees. If your shares are not registered in your own name but are held through your bank, broker or other nominee and you plan to vote your shares in person at the special meeting, you should contact your bank, broker or other nominee to obtain a “legal proxy” or broker’s proxy card and bring it to the special meeting in order to vote.
In accordance with the rules of the Nasdaq, brokers, banks and other nominees that hold shares of Del Taco common stock in street name for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the non-binding advisory proposal to approve specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement, or the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. “Broker non-votes,” if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect (x) so long as a quorum is otherwise present, on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement or (y) on the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate. Thus, for shares of Del Taco common stock held in street name, only shares of Del Taco common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
providing a written notice of revocation that is received before the special meeting by the Corporate Secretary at Del Taco Restaurants, Inc., 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630;

•	delivering a valid, later-dated proxy either by telephone or online;
•	completing, signing, dating and returning a new proxy card by mail to Del Taco before the special meeting (our last delivery before the meeting begins will be counted); or
•	attending the special meeting and voting in person.
Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Del Taco, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Del Taco before the special meeting.
If you hold your shares in street name through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. You may also revoke your proxy by obtaining a legal proxy from your broker, bank or other nominee and voting your shares in person at the special meeting.
Abstentions
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included as shares of Del Taco common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the respective proposal to adopt the merger agreement, to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement and to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Adjournments or Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting a sufficient number of proxies in favor of the proposal to adopt the merger agreement for such proposal to receive Del Taco stockholder approval. In the event that a sufficient number of shares of Del Taco common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the merger agreement at the special meeting such that Del Taco stockholder approval shall have been obtained, Del Taco does not anticipate that it will adjourn or postpone the special meeting.
The special meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast in respect of issued and outstanding shares of Del Taco common stock that are present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law, whether or not a quorum is present. Any adjournment or postponement of the special meeting will allow Del Taco stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Solicitation of Proxies
We are paying the cost for the preparation, printing and distribution of the proxy materials. We may use the services of our directors, officers and employees, without additional compensation, to solicit proxies. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of stockholder requested proxy materials to the beneficial owners of our voting common stock. Del Taco has engaged Okapi to assist in the solicitation of proxies for the special meeting. Del Taco estimates that it will pay Okapi a fee not to exceed $20,000, plus reimbursement of certain expenses. In addition, Del Taco may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Del Taco common stock for their expenses in forwarding solicitation material to such beneficial owners.
Householding
We are permitted to send a single set of proxy materials to stockholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact the Corporate Secretary at Del Taco Restaurants, Inc., 25521 Commercentre Drive, Suite 200, Lake Forest, California 92630. Such requests by street name holders should be made through their broker, bank or other nominee.
Other Information
You should not return your stock certificate or send documents representing Del Taco common stock with the proxy card. If the merger is completed, the paying agent for the merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of Del Taco common stock.

THE MERGER (PROPOSAL 1)
The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.
Parties Involved in the Merger
Del Taco Restaurants, Inc.
We are a nationwide operator and franchisor of restaurants featuring fresh and fast cuisine, including both Mexican inspired and American classic dishes. As of September 7, 2021, we have 603 Del Taco restaurants; a majority of these restaurants are located in the Pacific Southwest. In each of our restaurants, our food is made to order in working kitchens. Our principal executive offices are located at 25521 Commercentre Drive, Lake Forest, California, 92630, and our telephone number is (949) 462-9300.
Del Taco is a Delaware corporation and Del Taco common stock, par value $0.0001 per share (which we refer to as “Del Taco common stock”), trades on the Nasdaq Stock Market (which we refer to as the “Nasdaq”), under the symbol “TACO.”
Additional information about Del Taco is contained in our public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 86 of this proxy statement.
Jack in the Box Inc.
Jack in the Box Inc. (which we refer to as “Parent”), operated and franchised 2,218 Jack in the Box quick-service restaurants as of October 3, 2021, primarily in the western and southern United States, including one franchise in Guam. Parent derives revenue from retail sales at Jack in the Box company-operated restaurants and rental revenue, royalties (based upon a percent of sales), franchise fees and contributions for advertising and other services from franchisees. In addition, Parent recognizes gains or losses from the sale of company-operated restaurants to franchisees. Parent’s principal executive offices are located at 9357 Spectrum Center Blvd., San Diego, California 92123. Parent’s telephone number is (858) 571-2121.
Parent is a Delaware corporation and Parent’s common stock, par value $0.01 per share, trades on the Nasdaq Stock Market (which we refer to as the “Nasdaq”), under the symbol “JACK.”
Epic Merger Sub Inc.
Epic Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Del Taco and will cease to exist. Merger Sub’s principal executive offices are located at 9357 Spectrum Center Blvd., San Diego, California 92123. Its telephone number is (858) 571-2121.
Certain Effects of the Merger
If the merger agreement is adopted by Del Taco stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will merge with and into Del Taco, with Del Taco being the surviving corporation in the merger.
Upon the consummation of the merger, each share of Del Taco common stock issued and outstanding immediately prior to the effective time (other than shares owned or held in treasury by Del Taco or any direct or indirect wholly owned subsidiary of Del Taco or shares owned by Parent or any direct or indirect wholly owned subsidiary of Parent (including Merger Sub), which in each case will be cancelled for no consideration, and other than shares with respect to which the stockholder has properly exercised its appraisal rights) will be cancelled and converted into the right to receive $12.51 in cash, without interest and less applicable withholding taxes.
Del Taco common stock is currently registered under the Exchange Act and is listed on the Nasdaq under the symbol “TACO.” As a result of the merger, Del Taco will cease to be a publicly traded company and will be a wholly owned subsidiary of Parent. Following the consummation of the merger, Del Taco common stock will be de-listed from the Nasdaq and de-registered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.
Background of the Merger
The following summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to cover every event or all contacts among our board of directors, members of our management, or the Company’s representatives and other parties. Due to the COVID-19 pandemic, all board meetings described below were held via video conference.
As part of the Company’s ongoing strategic-planning process, with the goal of enhancing stockholder value, our board of directors and management regularly reviews and assesses, among other things, the Company’s long-term strategic goals and opportunities, potential strategic alternatives, business conditions, and the Company’s short- and long-term performance.
In May of 2021, following direction of our board, Mr. Cappasola contacted representatives of Piper and two other investment banking firms to obtain information regarding their views of potential strategic alternatives available to the Company and their interest to serve as a financial advisor to the Company. Our board evaluated information received from the investment banking firms in May and June of 2021. Based on Piper’s restaurant industry expertise, historical knowledge of the Company, and experience advising public companies, the Company subsequently engaged Piper to serve as its financial advisor on June 21, 2021.
On July 7, 2021, our board of directors, together with representatives of Piper and the Company’s legal counsel McDermott Will & Emery LLP (“McDermott”), as well as members of management, met and reviewed a presentation from Piper, including an update on then current M&A market conditions and a proposal for a plan to broadly market the Company to potential strategic and financial acquirors.
During July and August of 2021, representatives of Piper, at the direction of our board of directors, contacted 73 potential strategic and financial acquirors. Also, during this period, on August 11, 2021, representatives of Parent contacted representatives of Piper to request the opportunity to participate in the due diligence process as a prospective acquiror. Thirty-five potential acquirors, including Parent, executed confidentiality agreements with the Company, and received a confidential information memorandum (“CIM”) describing the Company’s business and its 5-year plan. These confidentiality agreements contained standstill provisions that did not automatically terminate following the execution of the merger agreement, and each restricted the respective counterparty from requesting the Company to amend or waive the agreed-upon standstill during the applicable standstill periods. During this period, the Company conducted seven introductory meetings and multiple follow-up calls with certain of the potential acquirors that had executed confidentiality agreements, including Parent.
On August 9, 2021, our board received an update from Piper on status of the transaction process.
On August 19, 2021, Piper sent initial bid instructions to the potential acquirors that had executed confidentiality agreements and remained engaged in the process, requesting interested parties submit initial indications of interest with their anticipated price range for the purchase of the Company’s fully diluted equity on or before September 13, 2021.
On August 25, 2021, our board of directors met and discussed the status of the transaction at its regularly scheduled meeting.
On or about September 13, 2021, the Company received six initial indications of interest from potential acquirors ranging from $10.00 to $14.00 per share, including a proposal from Parent with a price range of $12.00 to $12.50 per share. The initial indications of interest contemplated consideration either in the form of all cash or a combination of cash and stock.
On September 17, 2021, our board of directors met with representatives of Piper and McDermott and members of management to discuss the initial indications of interest and to review alternatives to a sale transaction. Our board determined to continue the potential sale process and directed Piper to arrange management presentations and provide additional diligence information, including access to an electronic data room, to the three potential acquirors that submitted initial indications of $11.00 per share or more, including Parent. Our board of directors also directed Piper to advise the three potential acquirors who submitted initial indications below $11.00 per share to submit revised bids that reflected a higher valuation or otherwise be excluded from the process.

On September 20, 2021, the Company received an initial indication from another potential acquiror, Party A, in the range of $10.50 to $13.00 per share.
On September 28, 2021, the Company received an initial indication from another potential acquiror in the range of $11.00 to $12.00 per share.
Piper subsequently scheduled management presentations for the five potential acquirors who submitted initial indications of $11.00 per share or more, including Parent and Party A. The three potential acquirors who submitted initial indications below $11.00 per share elected not to submit revised bids and therefore did not advance in the sale process.
In September and October of 2021, Piper and members of management conducted management presentations with five potential acquirors, including with representatives of Parent on October 5, 2021, and facilitated additional due diligence.
On October 4, 2021, our board of directors discussed the status of the transaction with McDermott and management at its regularly scheduled meeting.
On October 14, 2021, the Company issued its earnings release announcing results for its third fiscal quarter of 2021.
On October 22, 2021, our board of directors met together with management and representatives of Piper and McDermott. Piper provided an update on the sale process, including a timetable for the transaction process and generally updated the board on feedback received to date during the diligence process. Piper advised the board of directors that five management presentations had been conducted from September 29, 2021 to October 13, 2021 and these potential acquirors had been provided data room access on October 6, 2021. Piper advised the board of directors that Parent and Party A continued to conduct due diligence following each of their management presentations. Piper also informed the board of directors that the other three remaining potential acquirors had each indicated that their views of the Company’s valuation had changed following their management presentations to $11.00 per share or less, and that these potential acquirors had elected not to engage in further diligence. Although none of these three potential acquirors formally withdrew from the sale process, Piper advised the board of directors that it was unlikely that they would remain competitive as compared to Parent and Party A. McDermott reviewed a presentation previously provided to the board with regard to the directors’ fiduciary duties. As part of this presentation, representatives of McDermott discussed considerations with respect to whether and when it is appropriate for management to discuss or negotiate post-closing compensation with a potential acquirer and noted that deferral of such discussion until after the principal business terms of a transaction were reached with a potential acquirer was appropriate. The board agreed that such an approach was appropriate and subsequently instructed management not to discuss post-closing compensation until the merger agreement had been signed. Finally, McDermott reviewed and discussed terms of a draft merger agreement to be provided to interested parties in connection with the second round of bids.
Later that same day on October 22, 2021, at the direction of our board, Piper sent final bid instructions to the five potential acquirors, including Parent and Party A, requesting interested parties to submit comments to the draft merger agreement no later than November 10, 2021 and final offers no later than November 18, 2021. As directed by the board of directors and McDermott, Piper also posted the draft merger agreement to the data room for potential acquirors to review.
On November 1, 2021, our board of directors met together with management and representatives of McDermott to discuss various business conditions impacting the Company, including rising labor costs and shortages, COVID-19 impacts, supply shortages and rising food and paper costs and approved the Company’s updated 5-year plan that was subsequently posted to the data room.
On November 3, 2021, as directed by the board of directors and McDermott, Piper posted a draft of the disclosure schedules to the data room for potential acquirors to review.
On November 6, 2021, in advance of its final proposal, Parent submitted proposed revisions to the draft form of merger agreement together with a proposed form of voting agreement.
On November 8, 2021, McDermott and Gibson, Dunn & Crutcher LLP, counsel for Parent (“Gibson Dunn”), had a telephone call to discuss terms of the merger agreement proposed by Parent.

On November 10, 2021, in advance of its final proposal, Party A submitted proposed revisions to the draft form of merger agreement.
On November 12, 2021, McDermott and counsel for Party A had a telephone call to discuss terms of the merger agreement proposed by Party A.
On November 12, 2021, our board met with representatives of McDermott to discuss the legal terms of the merger agreement as proposed by Parent, including the material adverse effect definition, closing conditions, interim conduct provisions, match rights, termination rights, remedies for breach and the amount of the termination fee. Our board also discussed Parent’s request for voting agreements from certain of the Company’s principal stockholders. Prior to the meeting, McDermott circulated a revised draft of the merger agreement to our board responsive to the draft proposed by Parent. Our board instructed McDermott to submit a revised draft of the merger agreement on the terms discussed, and to include a termination fee equal to 3.0% of equity value in response to Parent’s proposed 3.5% termination fee. Following the meeting, McDermott submitted a revised draft of the merger agreement to Gibson Dunn.
On November 12, 2021, Mr. Cappasola, together with a representative from Piper, met with the Chief Executive Officer of Parent to discuss high-level due diligence matters.
On November 14, 2021, Parent provided the Company with its financing commitment papers and related materials.
On November 15, 2021, the potential acquirors were made aware that the Company’s purported class action lawsuit involving wage and hour claims of California employees that had been previously filed against the Company and disclosed in the Company’s filings with the SEC had received class certification on November 12, 2021 (the “Pending Class Action”).
On November 16, 2021, our board met with representatives of McDermott and Piper to discuss the legal terms proposed by Party A. Prior to the meeting, McDermott circulated a revised draft of the merger agreement to our board responsive to the draft proposed by Party A. The board discussed the terms proposed by Party A, including the material adverse effect definition, the match right, the termination provisions, the termination fee and the reverse termination fee. The board also discussed Party A’s request for voting agreements from certain of the Company’s principal stockholders. The Board instructed McDermott to submit a revised draft of the merger agreement to Party A on the terms discussed. The board also reviewed and discussed the financing commitment papers provided by Parent with input from Piper and McDermott. Following the meeting, McDermott submitted a revised draft of the merger agreement to counsel for Party A. The revised draft included a termination fee equal to 3.0% of equity value and a reverse termination fee equal to 5.5% of equity value.
On November 17, 2021, the board conducted its regularly scheduled meeting and further discussed the status of the transaction as well as the Pending Class Action.
On November 17, 2021, Parent submitted a revised draft of the merger agreement. In the revised merger agreement, Parent proposed a requirement that certain key executives execute employment agreements as a condition to closing.
Later that same day on November 17, 2021, Parent verbally indicated to Piper that it intended to submit a final proposal of $11.85 per share but was still discussing the proposal internally.
Party A submitted a revised draft of the merger agreement, a draft voting agreement and draft equity commitment letter on November 18, 2021.
On November 18, 2021, Party A submitted a final proposal of $10.82 per share and Parent submitted a final proposal of $12.00 per share. Party A also provided a commitment letter for equity financing and a highly confident letter for debt financing but not a commitment. However, both parties noted that further diligence was required with respect to recent developments in the Pending Class Action.
On November 18, 2021, counsel for Parent and McDermott had a telephone call to discuss the potential impact of a restriction in an agreement to which Parent is subject.
On November 19, 2021, the board of directors met with representatives of Piper and McDermott and management. Representatives of McDermott discussed possible risks that could result from proceeding with a transaction with Parent as a result of the potential for breach of such agreement to which Parent is subject. McDermott noted that Parent was willing to indemnify the Company against monetary damages that the Company might incur as a result of any claim. Following these discussions, the Board and Piper reviewed materials prepared by Piper and previously provided to the board. Piper reviewed the current business and operating conditions relevant to the Company’s business with input from management. Piper also led a discussion on various alternatives to a sale transaction, including the Company continuing with its current business strategy as an independent public company, refranchising restaurants, stock repurchases and growth through acquisitions. Finally, Piper updated the board on status of each potential acquiror’s diligence efforts. McDermott then summarized principal legal terms relevant to, and compared the principal legal terms of, each party’s proposal. McDermott and the members of the board also discussed the directors’ fiduciary duty obligations. The board directed Piper to advise Party A that its final proposal was not competitive in price and lacked committed financing. The board also instructed Piper to inform Parent that a closing condition related to employment agreements was not acceptable. It was agreed to that price negotiations with Parent would occur following additional due diligence with respect to the Pending Class Action.
Later that same day on November 19, 2021, Piper communicated to Party A that its bid was not competitive in price and lacked committed financing. In subsequent discussions, Party A verbally indicated it was prepared to increase its proposal to $11.50 per share.
On November 28, 2021, Party A submitted a revised final proposal of $12.30 per share together with a revised draft of the merger agreement, an executable debt commitment letter, a revised draft equity commitment letter and a proposed exclusivity agreement. Party A indicated that this proposal remained contingent on its completion of diligence regarding the Pending Class Action.
On November 29, 2021, Party A and Parent were each provided with additional information on the Pending Class Action.
Following diligence calls completed on November 30, 2021 regarding the Pending Class Action, Piper asked both Parent and Party A to confirm their diligence was complete and to resubmit final proposals.
On December 1, 2021, Party A submitted a revised final proposal of $12.12 per share together with a revised debt commitment letter and confirmed that it had completed its diligence review.
On December 2, 2021, Parent submitted a revised final proposal of $12.25 per share and confirmed that it had completed its diligence review. After further consultation with McDermott, Piper sought clarification from Parent on its proposal on the availability of monetary damages in the event Parent were to breach the merger agreement. Parent proposed a cap on damages equal to 3% of equity value. After consulting with McDermott, Piper informed Parent that this cap was not acceptable. Following further discussion with Piper, on December 3, 2021 on Parent proposed a reverse termination fee of 6%.
On the morning of December 3, 2021, the board of directors held a meeting together with representatives of Piper and McDermott and members of management. During the meeting, Piper set forth the financial terms of each proposal. McDermott updated the board of directors regarding the material open points on the merger agreement being negotiated with each of Parent and Party A. The board directed Piper to revert back to Party A and Parent to obtain best and final offers. With regard to Parent, the board also directed Piper to confirm that Parent would not require any employment agreements as a condition to closing and that the Pending Class Action would be excluded from consideration as a material adverse effect. With regard to Party A, the Board directed Piper to confirm that the Pending Class Action would be excluded from consideration as a material adverse effect. Each of Parent and Party A subsequently provided such confirmations.
On December 3, 2021 Parent proposed a final price of $12.51 per share and Party A proposed a final price of $12.35 per share. Each party confirmed the acceptance of the merger terms as requested by the board and that it could complete negotiation of the merger agreement by December 6, 2021. Both parties confirmed that this was their best and final offer and neither party was willing to move higher in price.
In the afternoon of December 3, 2021, the board met for the second time with management and representatives of Piper and McDermott to evaluate both proposals. At this meeting, given the higher price proposal by Parent and comparable merger agreement terms being proposed by the two potential acquirers, our board instructed McDermott and Piper to seek to negotiate final terms of the merger agreement with Parent over the weekend.
On December 4 and 5, 2021, McDermott and Gibson Dunn negotiated final terms of the merger agreement.

On the evening of December 5, 2021, our board of directors held a meeting with members of management and representatives of Piper and McDermott. Prior to the meeting, the members of our board of directors were provided with materials relating to the proposed merger, including, the substantially final form of the merger agreement and a summary of material terms and financial analyses of the merger consideration prepared by Piper. At the meeting:
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Representative of McDermott updated the Board on the changes to the draft merger agreement made since the prior draft and summarized the results of negotiations with Gibson Dunn since the last board meeting,

•
Representatives of Piper reviewed with our board of directors Piper’s financial analysis of the merger consideration and delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated December 5, 2021, to our board of directors that, as of that date and based upon and subject to factors and assumptions set forth therein, the merger consideration to be paid to the holders of shares of the Company’s common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Following consideration and discussion of the proposed merger agreement and the transactions contemplated thereby:
•	The compensation committee of the board unanimously approved of the treatment of the Company’s equity awards contemplated by the merger agreement.
•
Our board of directors unanimously (1) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement, (2) declared the merger agreement, the merger, and the other transactions contemplated by the merger agreement to be fair, advisable, and in the best interests of the Company and its stockholders; (3) directed that the adoption of the merger agreement be submitted to a vote at a meeting of our stockholders; and (4) recommended to our stockholders that they adopt the merger agreement.

The parties executed the merger agreement late in the evening of December 5, 2021, and Parent and the Company issued a joint press release early in the morning on December 6, 2021, announcing the parties’ entry into the merger agreement. Concurrent with the execution of the merger agreement, Levy Family Partners LLC, Lawrence F. Levy Revocable Trust dated December 23, 1988, Lawrence F. Levy, Ari Levy, Ari Levy 2012 Irrevocable Trust, Andrew S. Florsheim 2012 Irrevocable Trust, Robert B. Florsheim 2012 Irrevocable Trust, LFP Management, Belfer Investment Partners LP and Lime Partners LLC each executed voting agreements in which they agreed to vote their shares of Del Taco common stock, representing, in the aggregate, approximately 16% of the outstanding shares of Del Taco common stock in favor of the merger provided that such obligation would terminate upon termination of the merger agreement. The Company’s closing stock price on December 3, 2021, the last trading day prior to the announcement was $7.53 per share.
Recommendation of the Del Taco Board of Directors and Reasons for the Merger
Recommendation of the Del Taco Board of Directors
After considering the various factors described below, the Del Taco board of directors unanimously (i) determined that the merger agreement and the transactions are in the best interests of Del Taco and its stockholders, (ii) declared it advisable to enter into the merger agreement, (iii) authorized and approved the merger agreement and the consummation of the transactions, (iv) resolved to recommend that Del Taco’s stockholders vote in favor of adoption of the merger agreement and (v) directed that the merger agreement be submitted to a vote of Del Taco’s stockholders.
The Del Taco board of directors unanimously recommends that you vote (i) “FOR” the proposal to adopt the merger agreement, (ii) “FOR” the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement and (iii) “FOR” the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Reasons for our Board's Recommendation in Favor of the Merger
In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors consulted with our executive management, our outside legal counsel (McDermott) and our outside financial advisor (Piper).

In recommending that our stockholders vote in favor of the merger proposal, our board of directors also considered a number of factors potentially weighing in favor of the merger, including the following (which are not presented in order of relative importance):
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The belief of our board of directors, after a review of our current and historical financial condition, results of operations, prospects, business strategy, competitive position, and the broader industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our common stock, that the value offered to our stockholders under the merger agreement is more favorable to our stockholders than the potential value that might have resulted from the possible alternatives to the merger, including continuing execution of our current strategy as an independent public company.

•
The challenges and risks that we have faced, and would likely continue to face, if we remained an independent company (particularly in light of our relative size and the difficulties involved in enhancing scale and financial flexibility as a standalone independent company), including the costs and burdens of being a public company, risks related to our supply chain, labor matters, franchisees and litigation, inflationary pressures with respect to food, labor and construction costs, and other factors described in the section entitled “risk factors” set forth in our Form 10-K for the fiscal year ended December 29, 2020.

•
The risks and uncertainties inherent in our ability to execute on our strategic plan and achieve management’s related financial projections, including the risks and uncertainties described in the section entitled “risk factors” set forth in our Form 10-K for the fiscal year ended December 29, 2020.

•
The relationship of the merger consideration to the historic trading ranges of our common stock and the potential trading range of the common stock absent announcement of the merger agreement, and the possibility that absent such announcement it could take a considerable period of time before our common stock would trade at a price in excess of the merger consideration on a present-value basis, including considering the fact that the merger consideration constitutes:

○	a premium of approximately 46% over the closing price per share of our common stock on September 3, 2021, 90 days prior to execution of the merger agreement; and
○	a premium of approximately 66% over the closing price of our common stock on December 3, 2021, the last trading date before the merger agreement was executed.
•	Our board of director’s belief that the merger consideration represents full and fair value for our stockholders, considering:
○
the improvement in the merger consideration proposed by Parent from a range of $12.00 to $12.50 per share at the time of its initial indication of interest on September 13, 2021 to $12.51 per share when it delivered its final proposal on December 3, 2021;

○	the difference between the final price proposed by Parent and the final price proposed by Party A;
○
our board of directors’ belief, based on the nature of the negotiations and the fact that Piper requested each party’s “best and final offer,” that the price to be paid by Parent is the highest price per share that Parent was willing to pay and that the price proposed by Party A was the highest per share price Party A was willing to pay; and

○
our board of directors’ belief that the terms and conditions of the merger agreement were, in our board of directors’ view, the most favorable to us and our stockholders to which Parent was willing to agree and that principal agreement terms were comparable to the terms Party A would have been willing to accept.

•	The fact that our board, through Piper conducted a broad-based marketing process, as more fully described in “Background of the Merger” beginning on page 27, including as follows:
○	representatives of Piper, at the direction of the board, contacted a total of 73 parties in an effort to obtain the best value reasonably available to shareholders;
○	the Company provided the CIM to, and Piper solicited preliminary indications of interest from, 35 parties who had executed a confidentiality agreement;

○	the Company received eight preliminary non-binding indications of interest with respect to a sale transaction; and
○	the Company received two best and final proposals after negotiations with the remaining interested acquirors.
•	The fact that the all-cash merger consideration will provide certainty of value and liquidity to our stockholders.
•
The oral opinion, provided to our board at its meeting on December 5, 2021 by representatives of Piper and subsequently confirmed in writing, that, as of that date, the $12.51 in cash per share of our common stock to be paid to our stockholders pursuant to the merger agreement was fair from a financial point of view to such stockholders, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of such opinion. The opinion of Piper is more fully described below under “Opinion of Our Financial Advisor” on page 39, and full text of their written opinion is attached hereto as Annex B.

•	The likelihood that the merger would be completed based on, among other things:
○	our board of directors’ belief that there were not likely to be significant antitrust or other regulatory impediments to the closing;
○
the agreement of Parent to use reasonable best efforts to take, all actions necessary, proper or advisable to consummate the merger as promptly as reasonably practicable and to obtain debt financing, subject to certain exceptions.

○	our board of directors’ belief that the outside date provisions of the merger agreement allow for sufficient time to complete the merger;
○
the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve- outs (including a carve-out for pending litigation) that make it less likely that adverse changes in our business between announcement and closing of the merger will provide a basis for Parent to refuse to consummate the merger;

○
our board of directors’ belief that the merger was not likely violative of a restriction in an agreement to which Parent is subject and the fact that Parent was willing to indemnify the Company for monetary damages from any claim related to such matter;

○
our board of directors’ perception that Parent was willing to devote the resources necessary to complete the merger in an expeditious manner based upon, among other things, the business reputation and capabilities of Parent and the provisions of the merger agreement requiring Parent to pay us a termination fee of $28.4 million if the merger agreement is terminated in certain circumstances following Parent’s failure to consummate the merger when required to do so;

○	the fact that there is no financing condition to the completion of the merger in the merger agreement;
○	the fact that the merger agreement provides for the remedy of specific performance;
○
the representation of Parent that it has, through a combination of committed financing and existing cash and cash equivalents, all funds necessary for the payment of the aggregate merger consideration;

○	the representation of Parent that approval of its stockholders is not required to complete the merger; and
○	the receipt of debt a commitment letter, the terms thereof and the reputation of the parties providing the commitment, which increase the likelihood of the financing being available.
•	Our board of directors’ view that the terms of the merger agreement would not preclude or unreasonably restrict a superior offer from another party, considering:
○
our board of directors’ right under the merger agreement to respond to third parties submitting unsolicited acquisition proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, if our board of directors, prior to taking any such actions, determines in good faith (after consultation with its financial advisor and legal counsel) that (i) the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) the competing proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal;
○
our ability to terminate the merger agreement to enter into an alternative acquisition agreement that our board of directors determines to be a superior proposal, subject to certain conditions, including Parent’s matching right and payment of a termination fee to Parent; and

○
our board of directors’ belief that the termination fee of $14.2 million, or approximately 3% of the equity value of the Company, is reasonable in light of, among other things, the benefits of the merger to our stockholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers.

•	The other terms of the merger agreement.
•
The fact that the merger is subject to approval by our stockholders, and our board of directors’ right, under certain circumstances, to withhold, withdraw, rescind or adversely modify its recommendation that our stockholders approve the merger agreement.

•	The availability of dissenters’ rights to our stockholders who comply with specified procedures under Delaware law.
In its deliberations concerning the merger and the other transactions contemplated by the merger agreement, our board of directors also considered and balanced against the factors potentially weighing in favor of the merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger, including the following (not necessarily in order of relative importance):
•
The fact that the merger would preclude our stockholders from having the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company or to otherwise participate in any future earnings or growth or in any future appreciation in value of shares of our common stock.

•	The fact that receipt of the all-cash merger consideration would be taxable to those of our stockholders that are treated as U.S. holders for U.S. federal income tax purposes.
•	The fact that, under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:
○
the possibility that the $14.2 million termination fee payable by us to Parent upon the termination of the merger agreement under certain circumstances and Parent’s matching right could discourage other potential acquirors from making a competing proposal, although our board of directors believed that the termination fee was reasonable in amount and neither the termination fee nor the matching right would unduly deter any other party that might be interested in acquiring us; and

○	if the merger is not consummated, we will generally be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby.
•	The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire our Company.
•
The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations.

•
The potential harm that the announcement and pendency of the merger, or the failure to complete the merger, may cause to our relationships with our franchisees, employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers.

•
The restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise or taking other actions with respect to our operations during the pendency of the merger, whether or not the merger is completed.

•
The fact that, although we expect the merger to be consummated if the merger proposal is approved by our stockholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied.

•	The risks and potential delays related to the financing of the merger.
•
The fact that the market price of our common stock could be affected by many factors, including: (1) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting us; (2) the possibility that, as a result of the termination of the merger agreement, possible acquirors may consider us to be an unattractive acquisition candidate; and (3) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.

•	The possibility of a claim related to a restriction in an agreement to which Parent is subject.
•	The fact that certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our stockholders.
•	The fact that the completion of the merger would require antitrust clearance in the United States.
After taking into account all of the factors set forth above, as well as others, our board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our stockholders.
The foregoing discussion of factors considered by our board of directors is not intended to be exhaustive, but summarizes the material factors considered by our board of directors. In light of the variety of factors considered in connection with its evaluation of the merger, our board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors. Our board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Our board of directors based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our executive management, financial advisor and legal counsel. It should be noted that this explanation of the reasoning of our board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth under “Forward-Looking Statements” on page 19.
Prospective Financial Information
The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company’s results. The Company is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though the Company has in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of its expected financial performance. However, in connection with the Company’s review of strategic alternatives, including a potential sale, Company management provided the board and Piper with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2021 through 2026. This prospective financial information, provided by Company management in August 2021, incorporated actual results through the second fiscal quarter (or sixth fiscal period) of fiscal year 2021, and Company management’s expectations for the third and fourth fiscal quarters of fiscal year 2021. This information was also provided to prospective bidders who participated in the potential sale process in connection with their due diligence review of a potential transaction.
Upon the completion of the Company’s tenth fiscal period of fiscal year 2021, the Company provided the board and Piper with updated non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2021 through 2026. This updated prospective financial information, provided by Company management in November 2021, incorporated actual results through the tenth fiscal period of fiscal year 2021 and Company management’s latest expectations for the eleventh, twelfth and thirteenth fiscal periods of fiscal year 2021, as well as revised expectations for fiscal years ending 2022 through 2026. This updated prospective financial information was also provided to prospective bidders who participated in the potential sale process in connection with their due diligence review of a possible transaction. The updated prospective financial information for the fiscal years ending 2021 through 2026, provided in November 2021, was relied upon and used as the basis for the financial analyses conducted by Piper and summarized below in “—Opinion of Financial Advisor.”
A summary of this financial information (collectively, the “Company Projections”) is provided below only to provide shareholders of the Company with access to certain prospective financial information concerning the Company that was made available to the board and Piper, as described herein. The Company Projections were not prepared with a view to public disclosure, but rather solely for internal use of the Company. The Company Projections are not included in this proxy statement in order to influence any shareholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the Company Projections included herein.
The Company Projections included in this proxy statement are the responsibility of the Company’s management. The Company Projections represent Company management’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and adjusted EBITDA, that Company management believed were reasonable at the time the Company Projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company Projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Company Projections reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company Projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Forward-Looking Statements”, the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, the outcome of the pending or future litigation and the various risks set forth in the reports filed by the Company with the SEC.
The Company Projections include certain non-GAAP measures (including adjusted EBITDA) because Company management believed such measures would be useful to the Board in evaluating the prospect the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from calculations of such measures by others in the Company’s industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.
The Company Projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Projections are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Projections.
The inclusion of the Company Projections should not be regarded as an admission, representation or indication that any of the board, the independent directors, the Company, the Company’s management, Piper, any of their respective advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the Company Projections should not be relied upon as such. In fact, the board and the Company’s management view the Company Projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts.
No representation or warranty was made in the merger agreement concerning prospective financial information, including the Company Projections. The Company Projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.

The Company Projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. The Company does not intend to update or otherwise revise the Company Projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Company Projections are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Company Projections, readers of this proxy statement are cautioned not to place any reliance on the portions of the Company Projections set forth below.
FY 2021E to FY 2026E Company Projections
Subject to the foregoing qualifications, the portions of the Company Projections that were provided to the board, Piper and prospective bidders in August 2021 are summarized below.
($ in millions)	Fiscal Year Ending December
	2021E	2022E(2)	2023E	2024E	2025E	2026E
Total Revenue(1)	524.8	548.3	573.2	602.5	636.1	672.5
Adjusted Restaurant Operating Expenses(3)	395.0	412.2	426.0	444.6	465.2	487.5
Adjusted General and Administrative Expenses(4)	48.7	48.9	49.9	50.9	52.4	54.1
Franchise Advertising Expenses	17.6	19.3	21.0	23.0	25.3	27.8
Adjusted Occupancy and Other – Franchise Subleases and Other(5)	10.9	10.0	10.0	10.0	10.0	10.0
Pre-Opening Costs	0.5	0.4	0.6	0.8	1.0	1.0
Adjusted EBITDA(6)	52.2	57.5	65.8	73.3	82.1	92.1
(1)	“Total Revenue” is comprised of the following:
($ in millions)	Fiscal Year Ending December
	2021E	2022E(2)	2023E	2024E	2025E	2026E
Company Restaurant Sales	473.8	495.1	516.2	541.0	569.4	600.2
Franchise Revenue	23.4	24.7	26.8	29.3	32.2	35.3
Franchise Advertising Contributions	17.6	19.3	21.0	23.0	25.3	27.8
Franchise Sublease and Other Income	10.0	9.2	9.2	9.2	9.2	9.2
Total Revenue	524.8	548.3	573.2	602.5	636.1	672.5
(2)
Estimated fiscal year 2022 is a 53-week fiscal year; estimated fiscal year 2022 figures shown above exclude the 53rd fiscal week. The prospective financial information furnished to prospective bidders for the Company also excluded the 53rd fiscal week.

(3)	“Adjusted Restaurant operating expenses” consist of food and paper costs, labor and related expenses, occupancy and other operating expenses, and excludes depreciation and amortization as follows:
($ in millions)	Fiscal Year Ending December
	2021E	2022E(2)	2023E	2024E	2025E	2026E
Food and Paper Costs	124.5	127.2	131.0	135.7	141.2	147.1
Labor and Related Expenses	158.8	169.7	175.4	184.2	193.5	203.5
Adjusted Occupancy and Other Operating Expenses(a)	111.7	115.3	119.6	124.6	130.5	136.9
Adjusted Restaurant Operating Expenses	395.0	412.2	426.0	444.6	465.2	487.5
(a)	Occupancy and other operating expenses include amortization of favorable and unfavorable lease assets and liabilities, net and exclude one-time COVID-19 related charges.
(4)	“Adjusted general and administrative expenses” exclude one-time COVID-19 related charges and one-time systems upgrade expense.
(5)	“Adjusted occupancy and other – franchise subleases and other” include sublease income for closed restaurants.
(6)	Adjusted EBITDA represents a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” below.

Updated FY 2021E to FY 2026E Company Projections
Subject to the foregoing qualifications, the portions of the Company Projections that were provided to the board, Piper and prospective bidders in November 2021 are summarized below. The updated prospective financial information for the fiscal years ending 2021 through 2026 provided in November 2021, was relied upon and used as the basis for the financial analyses conducted by Piper and summarized below in “—Opinion of Piper Sandler & Co.”
($ in millions)	Fiscal Year Ending December
	2021E	2022E(2)	2023E	2024E	2025E	2026E
Total Revenue(1)	526.9	556.4	579.1	608.6	642.3	679.0
Adjusted Restaurant Operating Expenses(3)	397.1	420.1	431.4	449.2	470.2	493.4
Adjusted General and Administrative Expenses(4)	48.3	48.9	49.8	50.8	52.4	54.1
Franchise Advertising Expenses	17.6	19.6	21.2	23.2	25.5	28.0
Adjusted Occupancy and Other – Franchise Subleases and Other(5)	11.0	10.2	10.2	10.2	10.2	10.2
Pre-Opening Costs	0.5	0.4	0.6	0.8	1.0	1.0
Adjusted EBITDA(6)	52.3	57.3	65.9	74.4	83.0	92.4
(1)	“Total Revenue” is comprised of the following:
	Fiscal Year Ending December
($ in millions)	2021E	2022E(2)	2023E	2024E	2025E	2026E
Company Restaurant Sales	475.5	502.2	521.3	546.2	574.8	605.8
Franchise Revenue	23.5	25.1	27.1	29.6	32.5	35.6
Franchise Advertising Contributions	17.6	19.6	21.2	23.2	25.5	28.0
Franchise Sublease and Other Income	10.3	9.5	9.5	9.5	9.5	9.5
Total Revenue	526.9	556.4	579.1	608.6	642.3	679.0
(2)
Estimated fiscal year 2022 is a 53-week fiscal year; estimated fiscal year 2022 figures shown above exclude the 53rd fiscal week. The prospective financial information furnished to prospective bidders for the Company also excluded the 53rd fiscal week.

(3)	“Adjusted Restaurant operating expenses” consist of food and paper costs, labor and related expenses, occupancy and other operating expenses, and excludes depreciation and amortization as follows:
	Fiscal Year Ending December
($ in millions)	2021E	2022E(2)	2023E	2024E	2025E	2026E
Food and Paper Costs	124.2	132.0	132.7	137.4	142.9	148.8
Labor and Related Expenses	160.1	170.3	176.9	184.8	194.3	205.0
Adjusted Occupancy and Other Operating Expenses(a)	112.8	117.7	121.9	127.0	133.0	139.5
Adjusted Restaurant Operating Expenses	397.1	420.1	431.4	449.2	470.2	493.4
(a)	Occupancy and other operating expenses include amortization of favorable and unfavorable lease assets and liabilities, net and exclude one-time COVID-19 related charges.
(4)	“Adjusted general and administrative expenses” exclude one-time COVID-19 related charges and one-time systems upgrade expense.
(5)	“Adjusted occupancy and other – franchise subleases and other” include sublease income for closed restaurants.
(6)	Adjusted EBITDA represents a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” below.
Reconciliation of Non-GAAP Financial Measures
Certain of the measures included in the Company Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to the board and Piper and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement. Reconciliations of certain of these measures are provided below. The figures included in the reconciliation are part of the Company Projections and are subject to and should be read together with the disclosures above.
Adjusted EBITDA. Adjusted EBITDA is defined as net income plus provision for income taxes, plus interest expense, plus depreciation and amortization, plus loss on disposal of assets, plus restaurant closure charges, less amortization of favorable and unfavorable lease assets and liability, net, less sublease income for closed restaurants, less other income, plus one-time COVID-19 related charges, and plus one-time systems upgrade expense. A reconciliation of adjusted EBITDA is provided below:

FY 2021E to FY 2026E Company Projections
($ in millions)	Fiscal Year Ending December
	2021E	2022E(1)	2023E	2024E	2025E	2026E
Net Income	15.8	19.4	25.1	30.0	35.7	42.1
Plus: Provision for Income Taxes	6.2	7.2	9.3	11.1	13.2	15.6
Plus: Interest Expense	3.0	3.1	3.2	3.4	3.5	3.5
Plus: Depreciation and Amortization	26.8	27.7	28.0	28.7	29.5	30.6
Plus: Loss on Disposal of Assets	0.3	—	—	—	—	—
Plus: Restaurant Closure Charges	1.7	1.7	1.7	1.7	1.7	1.7
Less: Amortization of Favorable and Unfavorable Lease Assets and Liabilities, Net	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Sublease Income for Closed Restaurants	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)
Less: Other Income	(0.4)	—	—	—	—	—
Plus: One-Time COVID-19 Related Charges	0.1	—	—	—	—	—
Plus: One-Time Systems Upgrade Expense	0.1	—	—	—	—	—
Adjusted EBITDA	52.2	57.5	65.8	73.3	82.1	92.1
(1)
Estimated fiscal year 2022 is a 53-week fiscal year; estimated fiscal year 2022 figures shown above exclude the 53rd fiscal week. The prospective financial information furnished to prospective bidders for the Company also excluded the 53rd fiscal week.

Updated FY 2021E to FY 2026E Company Projections
($ in millions)	Fiscal Year Ending December
	2021E	2022E(1)	2023E	2024E	2025E	2026E
Net Income	15.6	18.8	24.8	30.4	36.0	41.9
Plus: Provision for Income Taxes	6.3	7.0	9.2	11.2	13.3	15.5
Plus: Interest Expense	3.0	3.0	3.2	3.3	3.4	3.5
Plus: Depreciation and Amortization	26.5	27.9	28.2	28.9	29.8	30.9
Plus: Loss on Disposal of Assets	0.2	—	—	—	—	—
Plus: Restaurant Closure Charges	2.1	2.1	2.1	2.1	2.1	2.1
Less: Amortization of Favorable and Unfavorable Lease Assets and Liabilities, Net	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Sublease Income for Closed Restaurants	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)
Less: Other Income	(0.4)	—	—	—	—	—
Plus: One-Time COVID-19 Related Charges	0.4	—	—	—	—	—
Plus: One-Time Systems Upgrade Expense	0.1	—	—	—	—	—
Adjusted EBITDA	52.3	57.3	65.9	74.4	83.0	92.4
(1)
Estimated fiscal year 2022 is a 53-week fiscal year; estimated fiscal year 2022 figures shown above exclude the 53rd fiscal week. The prospective financial information furnished to prospective bidders for the Company also excluded the 53rd fiscal week.

Opinion of Del Taco’s Financial Advisor
Pursuant to an engagement letter dated June 21, 2021, the Company retained Piper to evaluate strategic alternatives and, if requested, deliver its opinion as to the fairness, from a financial point of view, to the holders of shares of Del Taco common stock of the consideration to be received pursuant to the merger agreement. At a meeting of the board of directors on December 5, 2021, Piper issued its oral opinion to the board, later confirmed in a written opinion of the same date, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper considered relevant, the merger consideration is fair, from a financial point of view, to the holders of shares of Del Taco common stock as of the date of the opinion.
The full text of the written opinion of Piper, dated December 5, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper in rendering its opinion, is attached as Annex B. The Piper opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of shares Del Taco common stock. Piper’s opinion was directed solely to the board in connection with its consideration of the merger agreement and was not intended to be, and does not constitute, a recommendation to any holder of shares of Del Taco common stock as to how such holder should act with respect to the merger or any other matter. Piper’s opinion was approved for issuance by the Piper opinion committee and Piper has consented to the disclosure of its opinion in this proxy statement.

In connection with rendering the opinion described above and performing its financial analyses, Piper, among other things:
•	reviewed and analyzed the financial terms of the merger agreement;
•	reviewed and analyzed certain financial and other data with respect to the Company which was publicly available;
•
reviewed and analyzed certain information furnished to Piper by Company management relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, including the Company Projections provided by Company management;

•
conducted discussions with members of senior management and representatives of the Company concerning the two immediately preceding matters described above, as well as its business and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of the shares of Del Taco common stock and similar information for certain other companies that Piper deemed relevant;
•	compared the financial performance of the Company with that of certain other publicly traded companies that Piper deemed relevant;
•	reviewed the financial terms, to the extent publicly available, of certain precedent transactions that Piper deemed relevant in evaluating the merger; and
•	conducted such other analyses, examinations and inquiries and considered such other financial, macroeconomic and market criteria as Piper deemed necessary in arriving at its opinion.
The following is a summary of the material financial analyses performed by Piper in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the board at a meeting held on December 5, 2021. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper or of its presentation to the board on December 5, 2021. You are urged to, and should, read the Piper opinion in its entirety and this summary is qualified in its entirety by the written opinion of Piper attached as Annex B hereto, which is incorporated herein.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper or the board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 3, 2021 and is not necessarily indicative of current market conditions.
For purposes of its analyses, Piper calculated (i) the Company’s equity value implied by the merger consideration to be approximately $472.5 million, based on approximately 37.8 million shares of Del Taco common stock and common stock equivalents estimated to be outstanding as of November 30, 2021 as provided by Company management, consisting of in-the-money options (calculated using the treasury stock method), restricted stock awards, and restricted stock units, and (ii) the Company’s enterprise value (for the purposes of this analysis, implied enterprise value equates to implied equity value plus total long-term debt of $106.6 million, plus finance lease obligations of $0.0 million, and less cash and cash equivalents of $6.5 million as of November 2, 2021, referred to as “EV,” to be approximately $572.6 million. The EV implies an 11.0x multiple relative to the estimated fiscal year 2021 adjusted EBITDA referenced above in the “Reconciliation of Non-GAAP Financial Measures” table.
Financial Analyses
Historical Company Trading Analysis. Piper analyzed the merger consideration to be paid to the holders of shares of Del Taco common stock pursuant to the merger agreement in relation to (1) the spot price per share on December 3, 2021, the last full trading day prior to the announcement, (2) the spot price per share for the preceding 7-day, 30-day, 60-day, 90-day, one-year, two-year, and three-year period ended December 3, 2021, and (3) the volume weighted average price per share, referred to as “VWAP,” for the preceding 7-day, 30-day, 60-day, 90-day, one-year, two-year, and three-year period ended December 3, 2021. For purposes of the analysis, the VWAP is calculated based off each trading day’s closing share price. The analysis indicated that the merger consideration to be paid to the holders of shares of Del Taco common stock pursuant to the merger agreement represented:
•	a premium of 66.1% based on the spot price per share of $7.53 on December 3, 2021, the last full trading day prior to the announcement;
•	a premium of 57.2% based on the spot price per share of $7.96 on November 26, 2021, the preceding 7-day period ended December 3, 2021;
•	a premium of 48.4% based on the spot price per share of $8.43 on November 4, 2021, the preceding 30-day period ended December 3, 2021;
•	a premium of 43.1% based on the spot price per share of $8.74 on October 5, 2021, the preceding 60-day period ended December 3, 2021;
•	a premium of 45.8% based on the spot price per share of $8.58 on September 3, 2021, the preceding 90-day period ended December 3, 2021;
•	a premium of 33.5% based on the spot price per share of $9.37 on December 4, 2020, the preceding one-year period ended December 3, 2021;
•	a premium of 79.0% based on the spot price per share of $6.99 on December 5, 2019, the preceding two-year period ended December 3, 2021;
•	a premium of 18.9% based on the spot price per share of $10.52 on December 5, 2018, the preceding three-year period ended December 3, 2021;
•	a premium of 64.6% based on the VWAP for the 7-day period ended December 3, 2021 of $7.60;
•	a premium of 54.8% based on the VWAP for the 30-day period ended December 3, 2021 of $8.08;
•	a premium of 48.4% based on the VWAP for the 60-day period ended December 3, 2021 of $8.43;
•	a premium of 47.2% based on the VWAP for the 90-day period ended December 3, 2021 of $8.50;
•	a premium of 28.7% based on the VWAP for the one-year period ended December 3, 2021 of $9.72;
•	a premium of 66.6% based on the VWAP for the two-year period ended December 3, 2021 of $7.51; and
•	a premium of 50.2% based on the VWAP for the three-year period ended December 3, 2021 of $8.33.
Selected Public Companies Analysis. Piper reviewed certain publicly available financial, operating and stock market information of the Company and the following selected U.S. publicly traded companies in the restaurant industry that Piper deemed relevant. Piper selected companies based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:
•	companies that operate in the limited service restaurant industry;
•	companies that have a market capitalization between $100.0 million and $3.0 billion; and
•	companies that have year-over-year systemwide unit growth rates less than or equal to 10.0%.
Based on these criteria, Piper identified and analyzed the following five selected companies:
•	El Pollo Loco Holdings, Inc.;
•	Fiesta Restaurant Group, Inc.;
•	Jack in the Box Inc.;
•	Noodles & Company; and
•	Potbelly Corporation.

For the selected public companies analysis, Piper calculated the following valuation multiples for the Company, including as implied by the merger consideration, and the selected companies:
•
Enterprise value (which is defined as fully diluted equity value, based on closing prices per share on December 3, 2021, plus total debt, finance lease obligations, preferred equity, and noncontrolling interests (as applicable) less total cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization and publicly disclosed non-recurring adjustments, referred to as “EBITDA,” (which, in the case of the Company, see “Reconciliation of Non-GAAP Financial Measures”) for estimated calendar year 2021; and

•	Enterprise value as a multiple of EBITDA (which, in the case of the Company, see “Reconciliation of Non-GAAP Financial Measures”) for estimated calendar year 2022.
Company	Market Capitalization(1)(2)	Enterprise Value(1)	EV / CY 2021E EBITDA(3)	EV / CY 2022E EBITDA(3)
Jack in the Box, Inc.	$1,789	$3,026	9.4x	9.7x
Noodles & Company	$479	$505	12.1x	9.4x
El Pollo Loco Holdings, Inc.	$473	$490	7.7x	7.4x
Fiesta Restaurant Group, Inc.	$246	$195	6.4x	5.3x
Potbelly Corporation	$165	$161	NM	9.1x
Minimum			6.4x	5.3x
Mean			8.9x	8.2x
Median			8.6x	9.1x
Maximum			12.1x	9.7x
(1)	In millions.
(2)	As of December 3, 2021.
(3)	Per Wall Street Consensus estimates.
Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available information and the Company Projections furnished to Piper by Company management.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple:		Implied Multiple Reference Ranges:
EV / CY 2021E EBITDA	EV / CY 2022E EBITDA	EV / CY 2021E EBITDA	EV / CY 2022E EBITDA
11.0x	10.0x	6.4x – 12.1x	5.3x – 9.7x
Merger Consideration	Implied Equity Value per Share Reference Ranges:
	EV / CY 2021E EBITDA	EV / CY 2022E EBITDA
$12.51	$6.22 – $14.00	$5.47 – $12.04
No company utilized in the selected public companies analysis is identical to the Company. In evaluating the selected companies, Piper made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions and other matters.
Selected Precedent Transactions Analysis. Piper reviewed precedent transactions involving target companies in the U.S. restaurant industry that Piper deemed relevant. Piper selected these transactions based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:
•	transactions in which the acquiring company purchased a controlling interest of the target;
•	transactions that were announced or completed between January 1, 2010 and the date of Piper’s opinion and subsequently closed or were in process of closing;
•	targets that operate in the limited service restaurant industry;
•	targets with transaction enterprise values between $100.0 million and $3.0 billion; and

•	targets with year-over-year systemwide unit growth rates less than or equal to 10.0%.
Based on these criteria, Piper identified and analyzed the following 16 selected transactions ordered by recency:
Announce Date	Effective Date	Target	Acquiror	Enterprise Value(1)	EV / LTM EBITDA
11/15/21	Pending	Firehouse Subs	Restaurant Brands International	$1,000	20.0x
04/11/19	05/23/19	Papa Murphy’s Holdings	MTY Food Group	$186	8.4x
11/20/18	11/20/18	Global Franchise Group	Lion Capital, Serruya Private Equity	$400	8.6x
11/06/18	01/28/19	Bojangles’	Durational Capital, The Jordan Company	$754	11.1x
09/25/18	12/07/18	Sonic Corp.	Inspire Brands	$2,307	16.1x
08/02/18	09/13/18	Jamba	FOCUS Brands	$203	15.1x
12/19/17	03/21/18	Qdoba Restaurant Corporation	Apollo Global Management	$305	5.3x
03/23/17	04/25/17	Checkers & Rally’s Restaurants	Oak Hill Capital Partners	$525	11.0x
02/21/17	03/27/17	Popeyes Louisiana Kitchen	Restaurant Brands International	$1,814	20.9x
05/25/16	07/26/16	Kahala Brands	MTY Food Group	$327	10.5x
09/29/14	11/05/14	Einstein Noah Restaurant Group	JAB Holding Company	$471	10.1x
08/01/14	08/01/14	Portillo Restaurant Group	Berkshire Partners	$875	13.3x
12/17/12	01/23/13	Caribou Coffee Company	JAB Holding Company	$307	11.4x
03/21/12	03/21/12	The Krystal Company	Argonne Capital Group	$120	5.7x
06/13/11	07/04/11	Arby’s Restaurant Group	Roark Capital Group	$339	6.4x
04/24/10	07/12/10	CKE Restaurants	Apollo Global Management	$1,020	6.5x
		Minimum			5.3x
		Mean			11.3x
		Median			10.7x
		Maximum			20.9x
(1)	In millions.
Piper reviewed transaction enterprise values of the selected transactions, calculated, to the extent publicly available, as the purchase price paid for the target involved in such transactions plus total debt, finance lease obligations, preferred equity, and noncontrolling interests (as applicable) less total cash and cash equivalents, as a multiple of EBITDA (which, in the case of the Company, see “Reconciliation of Non-GAAP Financial Measures”) for the last twelve months (“LTM”) as of the applicable announcement dates of such transactions. For the purposes of Piper’s fairness opinion, the LTM for the Company represented estimated fiscal year 2021.
Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information and, to the extent publicly available and applicable, is pro forma for certain transactions with significant owned real estate by adjusting transaction enterprise values for sale-leaseback proceeds and adjusting target companies’ EBITDA for incremental rent expense. Financial data of the Company was based on publicly available information and the Company Projections furnished to Piper by Company management.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple:	Implied Multiple Reference Range:
EV / LTM EBITDA	EV/ LTM EBITDA
11.0x	5.3x – 20.9x
Merger Consideration	Implied Equity Value per Share Reference Range:
EV/ LTM EBITDA
$12.51	$4.73 – $25.97
No transaction utilized in the selected precedent transactions analysis is identical to the Company. In evaluating the selected transactions, Piper made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions and other matters.

Discounted Cash Flow Analysis. Using a discounted cash flows analysis, Piper calculated an estimated range of theoretical values for the Company based on the net present value of (i) projected unlevered free cash flows from fiscal year 2022 to fiscal year 2026, discounted back to December 28, 2021 (the end of the Company’s fiscal year 2021), based on the Company Projections furnished to Piper by the Company, and (ii) a terminal value at fiscal year 2026 based upon EBITDA exit multiples, discounted back to December 28, 2021. The unlevered free cash flows for each year were calculated from the Company Projections as: adjusted EBITDA less depreciation and amortization, less restaurant closure charges, plus sublease income for closed restaurants, less income taxes (utilizing a 29.0% tax rate), plus depreciation and amortization, plus non-cash rent expense, less net capital expenditures, and less the change in net working capital. In addition, stock-based compensation was treated as a cash expense for purpose of determining unlevered free cash flow. The 29.0% tax rate assumption was provided to Piper by Company management and is consistent with the Fiscal Year 2021 Guidelines presented in the Company’s Third Quarter 2021 Financial Results press release dated October 14, 2021. The terminal values of the Company were calculated by applying the Company’s fiscal year 2026 adjusted EBITDA to a selected range of EBITDA exit multiples of 7.4x to 9.4x, with a mid-point of 8.4x, based on quartile one of the selected public companies analysis at the low-end of the EBITDA exit multiple range.
The following table presents a summary of unlevered free cash flows derived from components of the Company’s updated projections from November 2021.
	Fiscal Year Ending December
	2022E	2023E	2024E	2025E	2026E
Public Company EBITDA(1)	$57.3	$65.9	$74.4	$83.0	$92.4
Restaurant Closure Charges, Net	(2.1)	(2.1)	(2.1)	(2.1)	(2.1)
Sublease Income for Closed Restaurants	1.2	1.2	1.2	1.2	1.2
Depreciation & Amortization	(27.9)	(28.2)	(28.9)	(29.8)	(30.9)
Operating Income	28.5	36.8	44.6	52.4	60.6
Income Taxes(2)	(8.3)	(10.7)	(12.9)	(15.2)	(17.6)
After-Tax Operating Income	20.2	26.1	31.7	37.2	43.1
Non-Cash Rent	1.0	1.0	1.0	1.0	1.0
Depreciation and Amortization	27.9	28.2	28.9	29.8	30.9
Net Capital Expenditures	(32.3)	(34.0)	(36.2)	(38.5)	(38.4)
(Increase)/Decrease in Working Capital	1.2	(0.4)	0.4	0.4	1.0
Free Cash Flow	18.1	20.9	25.8	29.8	37.5
Terminal Value of Future Cash Flows	—	—	—	—	776.3
Total Cash Flow	18.1	20.9	25.8	29.8	813.9
Note: $ in millions
(1)	Represents EBITDA after pre-opening costs and stock based compensation.
(2)	Assumes a 29.0% effective tax rate per Company management.
Piper performed discounted cash flow analyses by calculating the range of net present values for each period from fiscal year 2022 to fiscal year 2026 based on a discount rate ranging from 9.3% to 14.3%, with a mid-point of 11.8%, reflecting estimates of the Company’s weighted average cost of capital. Piper derived these discount rates by application of the capital asset pricing model, which requires certain Company-specific inputs, including a market capitalization size risk premium, as well as certain financial metrics for the United States financial markets generally, and Piper's professional judgment and experience.
This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the merger consideration:
Merger Consideration	Implied Equity Value per Share Reference Range:
$12.51	$9.08 – $14.74

Other Information
Piper observed certain additional information that was not considered part of its financial analysis for its fairness opinion but was noted solely for reference only, including the following:
Premiums Paid Analysis. Piper reviewed publicly available information for selected completed or pending precedent transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction (which represent undisturbed trading prices to the extent publicly available and applicable). Piper selected these transactions from the SEC database and applied, among others, the following criteria:
•	companies operating in the broader U.S. consumer industry, including apparel, consumer products, consumer services, food & beverage, restaurants and retail; and
•	transactions that were announced between January 1, 2018 and the date of Piper’s fairness opinion and subsequently closed or were in process of closing.
Piper performed premiums paid analyses on 30 transactions that satisfied these criteria. Piper calculated, for this period, the premia represented by the prices per share paid in these transactions relative to the target companies’ (x) one-day spot and (y) 90-day spot prior to announcement (which represented undisturbed trading prices to the extent publicly available and applicable). The overall low to high acquisition premia observed for these transactions were 3.0% to 126.3% (with a median of 31.8%) for the one-day spot and -22.4% to 153.3% (with a median of 29.3%) for the 90-day spot.
					Offer Price Premium to
Announce Date(1)	Effective Date	Target	Acquiror	Offer Price	1-Day Spot	90-Day Spot
11/15/21	Pending	Casper Sleep Inc.	Durational Capital	$6.90	94.4%	35.6%
06/18/21	Pending	Sanderson Farms, Inc.	Cargill / Continental Grain Company	$203.00	30.3%	25.0%
07/02/21	09/30/21	J. Alexander’s Holdings, Inc.	SPB Hospitality LLC	$14.00	14.2%	41.1%
06/11/21	07/30/21	Iconix Brand Group, Inc.	Avram Glazer	$3.15	28.6%	15.8%
05/04/21	07/23/21	At Home Group Inc.	Hellman & Friedman LLC	$37.00	20.6%	58.1%
10/23/20	12/15/20	Dunkin’ Brands Group, Inc.	Inspire Brands	$106.50	19.9%	52.3%
01/20/20	02/28/20	CSS Industries, Inc.	IG Design Group PLC	$9.40	100.4%	96.2%
01/13/20	03/02/20	Primo Water Corporation	Cott Corp.	$14.00	26.2%	15.1%
01/06/20	03/18/20	The Habit Restaurants, Inc.	Yum! Brands, Inc.	$14.00	33.2%	66.9%
11/11/19	09/30/20	Craft Brew Alliance, Inc.	Anheuser-Busch Cos Inc	$16.50	126.3%	18.1%
11/06/19	02/25/20	Diversified Restaurant Holdings, Inc.	ICV Partners	$1.05	123.4%	54.6%
10/25/19	01/07/21	Tiffany & Co.	LVMH Moet Hennessy LV SE	$131.50	33.4%	41.0%
08/28/19	10/09/19	Castle Brands Inc.	Pernod Ricard SA	$1.27	92.2%	153.3%
08/08/19	12/16/19	Vitamin Shoppe, Inc.	Liberty Tax	$6.50	43.2%	28.7%
06/24/19	09/25/19	Del Frisco’s Restaurant Group, Inc.	L Catterton	$8.00	18.9%	24.4%
06/05/19	08/07/19	Barnes & Noble, Inc.	Elliott Advisors Ltd	$6.50	41.6%	27.7%
04/16/19	06/20/19	Smart & Final Stores, Inc.	Apollo Global Management LLC	$6.50	18.6%	(0.8%)
11/07/18	05/23/19	Papa Murphy’s Holdings, Inc.	MTY Food Group Inc.	$6.45	46.3%	19.8%
02/05/19	09/25/19	Shutterfly, Inc.	Apollo Global Management LLC	$51.00	12.8%	(12.1%)
12/10/18	03/08/19	Nutrisystem, Inc.	Tivity Health Inc.	$47.00	37.4%	29.8%
09/25/18	12/07/18	Sonic Corp.	Inspire Brands	$43.50	18.8%	27.9%
08/17/18	11/21/18	Zoe’s Kitchen, Inc.	Cava Group	$12.75	33.4%	(22.4%)
08/02/18	09/13/18	Jamba, Inc.	FOCUS Brands Inc.	$13.00	16.3%	39.8%
07/26/18	10/22/18	SUPERVALU INC.	United Natural Foods, Inc.	$32.50	67.1%	90.8%
06/21/18	10/26/18	Pinnacle Foods Inc.	Conagra Brands, Inc.	$68.00	3.0%	27.7%
02/23/18	04/24/18	Blue Buffalo Pet Products, Inc.	General Mills, Inc.	$40.00	17.2%	33.4%
02/20/18	04/05/18	Fogo de Chao, Inc.	Rhone Capital, LLC	$15.75	25.5%	39.4%
02/12/18	01/28/19	Bojangles’, Inc.	Durational Capital / The Jordan Company	$16.10	38.8%	26.8%
02/05/18	10/22/18	Perry Ellis International, Inc.	Feldenkreis Holdings LLC	$27.50	21.6%	22.1%
01/29/18	05/24/18	Bravo Brio Restaurant Group, Inc.	Spice Private Equity AG	$4.05	37.3%	102.5%
		Minimum			3.0%	(22.4%)
		Mean			41.4%	39.3%
		Median			31.8%	29.3%
		Maximum			126.3%	153.3%
(1)	Announcement dates represents undisturbed dates for selected transactions that publicly reported it.

This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the merger consideration:
Merger Consideration	Implied Equity Value per Share Reference Ranges:
	One-Day Spot	90-Day Spot
$12.51	$7.76 – $17.04	$6.66 – $21.73
52-Week Trading Analysis. Piper analyzed the merger consideration to be paid to the holders of shares of Del Taco common stock pursuant to the merger agreement in relation to the Company’s 52-week low and high trading as of December 3, 2021, the last full trading day prior to the announcement.
Merger Consideration	Company 52-Week Trading Low and High Range:
$12.51	$7.34 – $11.99
Miscellaneous. The summary set forth above does not contain a complete description of the analyses performed by Piper but does summarize the material analyses performed by Piper in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper opinion. In arriving at its opinion, Piper considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper’s view of the actual value of the shares of Del Taco common stock.
None of the selected companies or transactions used in the analyses above is directly comparable to the Company or the transactions contemplated by the merger agreement, including the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.
Piper performed its analyses solely for purposes of providing its opinion to the board. In performing its analyses, Piper made numerous assumptions with respect to the capital markets, industry performance, general business and macroeconomic conditions and other matters. Certain of the analyses performed by Piper are based upon forecasts of future results furnished to Piper by the Company’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper does not assume responsibility if future results are materially different from forecasted results.
Piper’s opinion was one of many factors taken into consideration by the board in making the determination to approve the merger agreement and recommend that the shareholders vote in favor of the merger. The above summary does not purport to be a complete description of the analyses performed by Piper in connection with the opinion or of its presentation to the board on December 5, 2021 and is qualified in its entirety by reference to the written opinion of Piper attached as Annex B hereto.
Piper relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper or discussed with or reviewed by Piper. Piper further relied upon the assurances of the management of the Company that the financial information provided to Piper was prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper’s opinion, Piper assumed that with respect to the Company Projections and other forward-looking information reviewed by Piper, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. Piper expressed no opinion as to any such Company Projections or forward-looking information or the assumptions on which they were based. Piper relied, with the Company’s consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the transactions contemplated by the merger agreement.
Piper relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect the Company or the contemplated benefits of the merger.
In arriving at its opinion, Piper did not perform any appraisals or valuations of any specific assets or liabilities of the Company (fixed, contingent or other) and was not furnished or provided with any such appraisals or valuations, nor did Piper evaluate the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper in connection with its opinion were going concern analyses and Piper expressed no opinion regarding the liquidation value of the Company or any other entity. Piper undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates was a party or may be subject, and, at the direction of the Company and with its consent, made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper also assumed that neither the Company nor Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.
Piper’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper expressed no opinion as to the price at which the shares of Del Taco common stock may trade following announcement of the merger or at any future time. Piper did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
Piper’s opinion addressed solely the fairness, from a financial point of view, to holders of the shares of Del Taco common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the Merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the merger consideration, any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of the Company. Furthermore, Piper expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of shares Del Taco common stock or with respect to the fairness of any such compensation.
Information About Piper
As a part of its investment banking business, Piper is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The board selected Piper to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of such experience and its familiarity with the Company.
Piper acted as a financial advisor to the Company in connection with the merger and will receive a fee, currently estimated to be approximately $7.2 million from the Company. A significant portion of Piper’s fee is contingent upon consummation of the merger, and $1.0 million of such fee has been earned by Piper for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper’s opinion. The Company has also agreed to indemnify Piper against certain liabilities and reimburse Piper for certain expenses in connection with its services. Piper is currently engaged as financial advisor for the Company and the board of directors in connection with the Company’s review of strategic alternatives. In addition, in the ordinary course of its business, Piper and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In the ordinary course of its business, Piper also publishes research on the shares Del Taco common stock. Piper may also, in the future, provide investment banking and financial advisory services to the Company or the Parent or entities that are affiliated with the Company or the Parent, for which Piper would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper has adopted policies and procedures to establish and maintain the independence of Piper’s research department and personnel. As a result, Piper’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to the Company and the merger and other participants in the merger that differ from the opinions of Piper’s investment banking personnel.
Interests of Certain Del Taco Directors and Executive Officers in the Merger
In considering the recommendation by the Del Taco board of directors that stockholders vote to adopt the merger agreement, stockholders should be aware that the directors and executive officers of Del Taco have certain interests in the transaction that may be different from, or in addition to, the interests of Del Taco stockholders generally. The members of the Del Taco board of directors were aware of these interests and considered the interests of other directors and of executive officers, among other things, in evaluating the merger agreement and the transaction and in recommending that Del Taco stockholders adopt the merger agreement.
Treatment of Outstanding Del Taco’s Equity Awards
As described further in the section entitled “The Merger Agreement—Treatment of Del Taco’s Equity Awards” beginning on page 56, Company equity awards will be subject to the following treatment:
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Stock Options. Immediately prior to the effective time, each Company stock option that is outstanding, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) $12.51 over (B) the per share exercise price for such Company option, multiplied by (ii) the total number of shares underlying such stock option, less any required withholding taxes.

•	Restricted Stock Awards (“RSAs”).
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Accelerating Restricted Stock Awards. Immediately prior to the effective time, each RSA that is unvested and outstanding immediately prior to the effective time (other than the Non-Accelerating Restricted Stock Awards described below) (“Accelerating RSAs”) shall become fully vested, the restrictions with respect thereto shall lapse, and shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to $12.51 per share, less any required withholding taxes.

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Non-Accelerating Restricted Stock Awards. RSAs granted to the executive officers in 2019 and 2021 (the “Non-Accelerating RSAs”) will be assumed by Parent in connection with the merger and be converted into a restricted stock award with respect to a number of shares of Parent common stock (rounded down to the nearest whole share) determined based on an “exchange ratio”. The “exchange ratio” is a ratio equal to $12.51 divided by the closing price per share of Parent common stock on the trading day immediately preceding the closing date. Such converted restricted stock awards will be subject to the same vesting schedule as in place immediately prior to the effective time except that they will be subject to full accelerated vesting upon a termination of the executive officer’s employment with Parent without “cause” (as such term is defined in the executive officer’s employment or services agreement).

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Performance-Based Restricted Stock Unit Awards (“PSUs”). Immediately prior to the effective time, each PSU that is unvested and outstanding immediately prior to the effective time shall become fully vested and shall be cancelled and converted into the right to receive an amount in cash equal to $12.51 per share, less any required withholding taxes.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers in settlement of their unvested Company equity awards, see the section entitled “Non-Binding Advisory Vote on

Merger-Related Compensation Arrangements (Proposal 2)” beginning on page 74. The Company does not have executive officers beyond the named executive officers. The estimated aggregate amount that would be payable to the Company’s seven non-employee directors in settlement of their unvested Company equity awards that will be outstanding as of February 28, 2022 if the effective time were to occur at such time is $933,534. The amounts in this paragraph were determined using the per share merger consideration of $12.51. These amounts do not include any other incentive award grants (including any equity awards that may be granted in respect of fiscal year 2022), issuances or forfeitures that may be made or occur, or dividends or dividend equivalents that may be accrued prior to the completion of the merger, and do not reflect any Company equity or other incentive awards that have vested or are expected to vest in accordance with their terms or by the action of the Board or its Compensation Committee prior to the completion of the merger.
Executive Officer Employment Agreements
Each of the executive officers is party to an employment agreement that provides the following severance benefits if the executive is terminated without “Cause,” regardless of whether such termination occurs before or after a change in control:
•	current base salary payable in equal monthly installments over a period of 12 months following termination;
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a pro-rata portion of the annual bonus paid to the executive for the year prior to termination based on the amount of time for which he was employed in the year of termination payable in 12 equal monthly installments; and

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continued participation, for a period of 12 months following termination, in the Company’s health plan or reimbursement of premiums for comparable health benefits up to 125% of the cost to the Company of providing the coverage prior to termination.

No severance benefits are provided to any executive officer in the event the executive is terminated for cause or he resigns from his employment with the Company for any reason.
In each employment agreement, Cause is defined to include convictions of crimes involving moral turpitude, fraud or dishonest conduct related to the Company, material violations of the executive’s duties, fiduciary or otherwise, to the Company, gross negligence or willful disregard for the best interests of the Company, unapproved absences (other than for illness) exceeding 10 consecutive days, or material violations of Company policies.
Other Employee Arrangements
The parties agreed to continue certain compensation and benefits for all employees, including the executive officers, for a period of one year following the merger, as described in the section entitled “Employee Matters” beginning on page 66.
Insurance and Indemnification of Directors and Executive Officers
See “The Merger Agreement—Other Covenants and Agreements,” beginning on page 61 of this proxy statement, for a summary of the obligations of Parent and the surviving corporation with respect to insurance indemnification of directors and executive officers after the effective time.
Benefit Arrangements with the Surviving Corporation
See “The Merger Agreement—Other Covenants and Agreements,” beginning on page 61 of this proxy statement, for a summary of certain post-closing covenants related to employee benefit arrangements.
Financing
Parent intends to obtain cash to fund the merger consideration and amounts needed to repay the Company’s existing revolving credit facility from a securitization financing transaction to be entered into by the Parent’s bankruptcy remote special purpose subsidiaries (the “Securitization Subs”). Parent expects the Securitization Subs to raise proceeds by issuing notes in a private placement under a pre-existing securitization financing program (the

“Securitization Program”) that allows for the issuance of additional notes from time to time. Parent expects the Securitization Subs to issue up to $1.150 billion of additional notes, and to distribute up to approximately $560 million of proceeds from the issuance of the notes to fund the merger consideration and repay the Company’s existing revolving credit facility.
The issuance of additional notes under the Securitization Program is subject to a series of conditions that will be required to be satisfied at the time of the issuance of additional notes. The conditions to issuance of the additional notes include, but are not limited to, documentation requirements, satisfaction of certain leverage tests, delivery of legal opinions and rating agency approvals. In addition, Parent expects the investment bank engaged to assist in the sale of the notes under the Securitization Program will require other conditions relating to the issuance of the notes, including, but not limited to, delivery of customary comfort letters and agreed upon procedures letters from one or more accounting firms. Parent has engaged BofA Securities, Inc. (“BofA Securities”) as sole bookrunner and initial purchaser for the additional notes.
To increase the likelihood of a successful issuance of additional notes under the Securitization Program, Parent has received a commitment to purchase $600 million of additional notes from (“BofA Securities”) at a specified interest rate that is dependent on the rating of the additional notes issued under the Securitization Program. In addition to satisfaction of the conditions to the issuance of additional notes under the Securitization Program’s documents (which are incorporated by reference as conditions to the BofA Securities commitment), the BofA Securities commitment is subject to additional conditions specified in the commitment letter, which include payment of fees, no company material adverse effect (as defined in the merger agreement) and no defaults under, or termination of, the Acquisition Agreement.
Parent expects that the Securitization Subs will sell additional notes without the need to rely upon the BofA Securities commitment, and Parent expects all conditions to the issuance of the additional notes under the Securitization Program will be satisfied for a successful issuance. While the commitment to purchase limits the market risk of selling the additional notes under the Securitization Program by having a specified buyer for the additional notes, the issuance remains subject to the conditions precedent in the Securitization Program’s documents and the commitment letter itself.
Material U.S. Federal Income Tax Consequences of the Merger
General
The following summary discusses the material U.S. federal income tax consequences of the merger to holders of shares of Del Taco common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable Treasury regulations promulgated under the Code, administrative interpretations, and judicial decisions as in effect as of the date of this proxy statement, all of which may be repealed, revoked, modified or otherwise changed (in each case, possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.
This discussion addresses only the consequences of the exchange of shares of Del Taco common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to a Del Taco stockholder in light of the Del Taco stockholder’s particular circumstances, or to a Del Taco stockholder that is subject to special rules, such as:
•	a bank, insurance company or other financial institution;
•	a tax-exempt organization or government organization;
•	a dealer or broker in securities or non-U.S. currencies;
•	a trader in securities who elects the mark-to-market method of accounting;
•	”controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	a Del Taco stockholder subject to the alternative minimum tax provisions of the Internal Revenue Code;
•	a mutual fund;
•	a U.S. expatriate or former citizen or formerlong-term resident of the United States

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a partnership (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), an S corporation or other pass-through entity (or an investor in such an S corporation or other pass-through entity);

•	a foreign pension fund and its affiliates;
•	a person whose functional currency is not the U.S. dollar;
•	a real estate investment trust or regulated investment company;
•	a Del Taco stockholder that holds its shares of Del Taco common stock through individual retirement or other tax-deferred accounts;
•	an entity subject to section 7874 of the Code;
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a Del Taco stockholder that holds shares of Del Taco common stock as part of a hedge, constructive sale, appreciated financial position, straddle, synthetic security or conversion or integrated transaction or other risk-reduction transaction for U.S. federal income tax purposes; or

•	a Del Taco stockholder that acquired shares of Del Taco common stock through the exercise of compensatory options or stock purchase plans or otherwise as compensation.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Del Taco common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state therein or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more U.S. persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

A “non-U.S. holder” is a beneficial owner of shares of Del Taco common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of shares of Del Taco common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Del Taco common stock should consult its tax advisors regarding the consequences of the merger to its particular circumstances.
This discussion of material U.S. federal income tax consequences is for general information only and not a complete description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, holder’s particular circumstances. In addition, it does not address any alternative minimum tax, any U.S. state or local or any non-U.S. tax consequences of the merger, any U.S. federal estate, gift or other non-income tax consequences, any state, local or non-U.S. tax consequences or the potential application of the Medicare contribution tax on net investment income. Accordingly, each Del Taco stockholder should consult its tax advisor to determine the U.S. federal, state or local or non-U.S. income or other tax consequences to it of the merger in light of its particular circumstances.
No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS OF DEL TACO COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.
U.S. Federal Income Tax Consequences to U.S. Holders
The receipt of the merger consideration by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize taxable capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger plus the amount used to satisfy any applicable withholding taxes and (ii) such U.S. holder’s adjusted tax basis in its shares of Del Taco common stock exchanged therefor.
If a U.S. holder’s holding period in the shares of Del Taco common stock surrendered in the merger is greater than one year as of the date of the merger, the capital gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized in connection with the merger is subject to limitations under the Code. If a U.S. holder acquired different blocks of shares of Del Taco common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Del Taco common stock that it holds.
U.S. Federal Income Tax Consequences to non-U.S. Holders
The receipt of the merger consideration by a non-U.S. holder pursuant to the merger will not be subject to U.S. federal income tax unless:
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the gain, if any, recognized by the non-U.S. holder is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met; or
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the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Del Taco common stock at any time during the five (5)-year period preceding the merger, and Del Taco is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five (5)-year period preceding the merger or the period that the non-U.S. holder held the shares of Del Taco common stock.

Gain described in the first bullet point above will be subject to tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). Additionally, any gain described in the first bullet point above of a non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or lower rate provided by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable income tax treaty) on any capital gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, capital gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that we do not currently constitute or will not become a “U.S. real property holding corporation.” Non-U.S. holders owning (actually or constructively) more than 5% of Del Taco common stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger in light of their particular circumstances.
Backup Withholding and Information Reporting
Payments made in exchange for shares of Del Taco common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

A non-U.S. holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on the merger consideration received in exchange for shares of Del Taco common stock unless the non-U.S. holder establishes an exemption, for example, by completing the appropriate IRS Form W-8 for the non-U.S. holder, in accordance with the instructions thereto.
Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. federal income tax liability of a Del Taco stockholder, provided the required information is timely furnished to the IRS. The IRS may impose a penalty upon a Del Taco stockholder that fails to provide the correct taxpayer identification number.
Regulatory Clearances
Required Approvals
Under the merger agreement, the merger cannot be completed until any applicable waiting period under the HSR Act has expired or been terminated.
Del Taco and Parent filed their respective HSR Act notifications on December 17, 2021.
Even after the applicable waiting period under the HSR Act expires or is terminated, the FTC and the Antitrust Division of the U.S. Department of Justice retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. Likewise, at any time before or after the consummation of the merger, a U.S. state or a foreign governmental authority with jurisdiction over the parties could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. Although there is no assurance that they will not do so, we do not expect any regulatory authority, state or private party to take legal action under the antitrust laws.
Commitments to Obtain Approvals
Del Taco, Parent and Merger Sub have agreed to use reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all actions necessary, proper or advisable to consummate, as promptly as practicable, but in no event later than the end date, the transactions contemplated by the merger agreement, including using reasonable best efforts to (i) obtain all authorizations, consents, orders, clearances approvals, licenses, permits and waivers of all governmental authorities, or avoid any action or proceeding by any governmental authority, that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the merger agreement and the consummation of the transactions contemplated thereby, (ii) provide such other information to any governmental authority as such governmental authority may lawfully request and (iii) permit the other party to review and discuss in advance and consider in good faith the view of the other in connection with, any proposed material written or oral communication with any governmental authority.
De-listing and De-registration of Del Taco Common Stock
If the merger is completed, Del Taco common stock will be de-listed from the Nasdaq and de-registered under the Exchange Act.
Specific Performance
Each of the parties is entitled to: (i) an order of specific performance to enforce the observance and performance of a covenant or obligation that is breached or in respect of which a breach is threatened by another party or (ii) an injunction restraining any such breach or threatened breach.
By seeking either of the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute and proceeding for specific performance or as a condition to exercising termination rights, as discussed above.

THE MERGER AGREEMENT
Below is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Agreement and Plan of Merger, dated as of December 5, 2021, among Parent, Merger Sub and Del Taco, which we refer to as the “merger agreement,” and the copy of the merger agreement attached as Annex A to this proxy statement, are intended only to provide information regarding the terms of the merger agreement. They are not intended to provide any factual information about Del Taco, Parent or Merger Sub or to modify or supplement any factual disclosures about Del Taco in its public reports filed with the SEC. Any material facts in Del Taco’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict the factual statements about Del Taco contained in the merger agreement will modify such factual statements. In particular, the merger agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Del Taco. The merger agreement contains representations and warranties by, and covenants of, Del Taco, Parent and Merger Sub that were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Del Taco’s public disclosures. Until the effective time, stockholders are not third-party beneficiaries under the merger agreement.
Additional information about Del Taco may be found elsewhere in this proxy statement and in Del Taco’s other public filings. See the section entitled “Where You Can Find Additional Information” beginning on page 86 of this proxy statement.
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that at the effective time Merger Sub will merge with and into Del Taco, with Del Taco continuing as the surviving corporation and as a wholly owned subsidiary of Parent. At the effective time of the merger, all of the rights, privileges, immunities, powers and franchises of Del Taco and Merger Sub will vest in the surviving corporation, all as provided under the Delaware General Corporation Law, which we refer to as the “DGCL.” As of the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended and restated as a result of the merger so as to read in its entirety as set forth in the applicable exhibit to the merger agreement and the bylaws of the surviving corporation will be amended and restated to be the same as the bylaws of Merger Sub in effect immediately before the effective time of the merger, and for at least six (6) years following the effective time, such certificate of incorporation and bylaws will not contain provisions less favorable with respect to indemnification, advancement of expenses and exculpation of individuals covered by Del Taco's governing documents, organizational documents of Del Taco's subsidiaries or indemnification agreements than were set forth in the Del Taco's governing documents and Del Taco's subsidiaries' organizational documents at the time of the merger agreement.
The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation and the officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation. The initial directors and officers will hold office until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or disqualification in accordance with the DGCL and the certificate of incorporation and by-laws of the surviving corporation.

Closing of the Merger
The merger agreement, which was entered into on December 5, 2021, provides that the closing of the merger will take place at 9:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within two (2) business days) after satisfaction or, to the extent permitted under the merger agreement, waiver of all conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted thereunder) of such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.
As soon as practicable on the closing date, Del Taco will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such other date and time as may be agreed to by Del Taco and Parent and is specified in the certificate of merger.
Effect of the Merger on Del Taco Common Stock
At the effective time, each share of Del Taco common stock issued and outstanding immediately prior to the effective time of the merger will be automatically cancelled and converted into the right to receive $12.51 in cash without interest, which we refer to as the “merger consideration.” At the effective time, all such shares of Del Taco common stock will no longer be issued and outstanding and will automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Del Taco common stock shall cease to have any rights with respect thereto, except the right to receive the merger consideration for each share upon surrender of such certificate, without interest.
At the effective time, each share of Merger Sub common stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into and become one, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.
Payment Procedures
Prior to the effective time, Parent will (i) appoint Continental Stock Transfer & Trust Company (or such other nationally recognized exchange agent agreed to between the Company and the Parent) as the exchange agent (“exchange agent”) to act as an agent for Del Taco’s stockholders who will become entitled to receive funds pursuant to the merger agreement, including as agent for the purpose of exchanging certificates representing shares of Del Taco common stock for the merger consideration. At or prior to the effective time, Parent will deposit or cause to be deposited the aggregate consideration (the “payment fund”) with the exchange agent. If such fund diminishes for any reason below the level required to make prompt payment of the aggregate merger consideration, Parent and the surviving corporation will promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund to ensure that it is, at all times, maintained at a level sufficient to make such payments. The payment fund will be invested by the exchange agent as directed by Parent.
Each holder of shares of Del Taco common stock will be entitled to receive $12.51 in cash in respect of each share of Del Taco common stock represented by a certificate, promptly, upon (i) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of shares of Del Taco common stock, and, in each case, delivery to the exchange agent of such other documents as may reasonably be requested by the exchange agent. Until so surrendered or transferred, each such certificate will represent after the effective time for all purposes only the right to receive such $12.51 in cash. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate.
If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, it will be a condition to such payment that (i) either such certificate be properly endorsed or otherwise be in proper form for transfer and (ii) the person requesting such payment pays to the exchange agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
All merger consideration, paid upon the surrender of certificates in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Del Taco common stock formerly represented by such certificate and from and after the effective time, there will be no further registration of transfers of shares of Del Taco common stock on the stock transfer books of the surviving corporation. If, after the effective time, certificates are presented to the surviving corporation, they shall be canceled and exchanged for the merger consideration, provided for.
Any portion of the payment fund that remains unclaimed by the holders of shares of Del Taco common stock twelve (12) months after the effective time shall be delivered to the surviving corporation, upon demand, and any such holder who has not exchanged shares of Del Taco common stock for the merger consideration, prior to that time will thereafter look only to Parent or the surviving corporation for payment of the merger consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority shall become, to the extent permitted by applicable law, the property of Parent or its designee, free and clear of all claims or interest of any person previously entitled thereto.
Treatment of Del Taco’s Equity Awards
Treatment of Del Taco Stock Options
Immediately prior to the effective time, each option to purchase shares of Del Taco stock that is outstanding and unexercised as of immediately prior to the effective time, whether or not vested or exercisable, will automatically convert into the right to receive from Parent or the surviving corporation, an amount in cash equal to the product of (i) the excess, if any, of $12.51 over the applicable exercise price per share of such Del Taco stock option, by (ii) the aggregate number of shares of Del Taco common stock that were issuable upon exercise or settlement of such Del Taco stock option (which we refer to as the “option consideration”). From and after the effective time, Del Taco stock options will no longer represent the right to purchase shares of Del Taco common stock, but will only entitle the holder of such options to the payment of the option consideration, if any. Payments of the option consideration will be paid as soon as practicable following the effective time, without interest. All such payments will be subject to all applicable tax withholding requirements. Each Del Taco stock option that has an exercise price per share that is equal to or greater than $12.51 per share will be cancelled as of the effective date without payment of any cash consideration.
Treatment of Restricted Stock Awards and Performance-Based Restricted Stock Units
Immediately prior to the effective time, each Del Taco restricted stock award other than the non-accelerating restricted stock described immediately below (which we refer to as “accelerating restricted stock awards”) will become fully vested and the restrictions with respect to such accelerating restricted stock awards will lapse. All accelerating restricted stock awards will be treated in the merger in the same manner as the other shares of Del Taco common stock (i.e., they will be cancelled and automatically converted into the right to receive $12.51 in cash without interest), subject to all applicable tax withholding requirements.
At the effective time, restricted stock granted to the named executive officers of Del Taco in 2019 and 2021 (which we refer to as “non-accelerating restricted stock awards”) will be assumed by Parent and converted into a Parent restricted stock award with respect to a number of shares of Parent common stock (rounded down to the nearest whole share) equal to the product of: (i) the number of Del Taco common stock subject to such non-accelerating restricted stock award multiplied by (ii) a fraction, the numerator of which is $12.51 and the denominator of which is the closing price per share of Parent’s common stock on the trading day immediately preceding the closing date.
Immediately prior to the effective time, by virtue of the merger, each outstanding performance-based restricted stock unit under the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (“Company PSUs”) will be deemed to have been earned and become fully vested, will not be assumed by Parent or Merger Sub in the merger and will be canceled and extinguished as of the effective time and, in exchange, each former holder of any such Company PSU will have the right to receive from Parent or the surviving corporation an amount in cash equal to the product obtained by multiplying (i) the maximum number of shares of Del Taco common stock subject to such Company PSU by (ii) $12.51, subject to all applicable tax withholding requirements.
Appraisal Rights
Notwithstanding anything to the contrary in the merger agreement, shares of Del Taco common stock that are outstanding immediately prior to the effective time and that are held by a Del Taco stockholder who has neither voted in favor of the merger nor consented to the merger in writing and who has demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, we refer to such shares as the “dissenting shares”) will not be converted into, or represent the right to receive, the merger consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. At the effective time, all dissenting shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and, except as otherwise provided by applicable laws, each holder of dissenting shares will cease to have any rights with respect to the dissenting shares, other than such rights as are granted under Section 262. Such stockholders will be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Section 262, except that all dissenting shares held by a stockholder who fails to perfect, withdraws or who otherwise loses the right to appraisal of such shares under such Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the effective time, the right to receive the merger consideration, without any interest thereon, upon surrender, in the manner provided in the merger agreement, of the certificate or certificates that formerly evidenced such shares.
Del Taco is required to give Parent (i) prompt written notice of any demands for appraisal received by Del Taco, withdrawals of such demands and any other demands, notices, or instruments served pursuant to Section 262 of the DGCL and received by Del Taco prior to the effective time and (ii) the opportunity and right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Del Taco may not, except with the prior written consent of Parent, make any payment, or offer or agree to make any settlement, with respect to any demands for appraisal.
Representations and Warranties; Material Adverse Effect
The merger agreement contains representations and warranties of Del Taco and of Parent and Merger Sub.
Subject to certain exceptions in the merger agreement, in the disclosure schedule delivered by Del Taco to Parent in connection with the merger agreement (which we refer to as the “disclosure schedule”) and as disclosed in Del Taco’s public filings with the SEC on or prior to December 3, 2021, the merger agreement contains representations and warranties of Del Taco as to, among other things:
•	organization, good standing and qualification to do business;
•	authorized share capital of Del Taco, issued and outstanding equity of Del Taco and other matters regarding capitalization;
•	corporate authority relative to the merger agreement, consents and approvals relating to the execution, delivery and performance of the merger agreement;
•	absence of conflicts and required consents and approvals;
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reports, forms, documents and financial statements of Del Taco required by the SEC and establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, in addition to no undisclosed material liabilities with;

•	absence of certain events or changes in the business of Del Taco from December 29, 2020 to December 5, 2021, including an absence of a “material adverse effect”;
•	litigation against or involving Del Taco;
•	Del Taco’s material contracts and enforceability thereof;
•	compliance with applicable laws (including anti-corruption laws) and permits;
•	Del Taco’s employee benefit plans, employee relations and related labor matters;
•	real estate owned and leased by Del Taco;
•	Del Taco’s tax returns, filings and other tax matters;
•	compliance with environmental laws, permits issued pursuant to such environmental laws and absence of lawsuits against Del Taco pertaining to such environmental laws;
•	Insurance policies;
•	Del Taco’s franchisees, including contractual relationships;
•	Del Taco’s intellectual property and data privacy and security and;

•	quality and safety of food and beverage products of Del Taco;
•	absence of interested party transactions;
•	the top twenty (20) largest suppliers of Del Taco and absence of certain changes relating to those relationships;
•	approval by the Del Taco board of directors;
•	applicable state anti-takeover statutes or regulations;
•	opinion of Del Taco’s financial advisor; and
•	brokers’ fees and expenses.
Subject to certain exceptions in the merger agreement, the merger agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:
•	organization, good standing and qualification to do business;
•	corporate authority relative to the merger agreement, consents and approvals relating to the execution, delivery and performance of the merger agreement;
•	absence of conflicts, consents and certain agreements committing to a party being entitled to receive any share of the Del Taco common stock;
•	absence of being an “interested stockholder” of Del Taco for the three (3) years prior to December 5, 2021;
•	litigation against or involving Parent;
•	operations of Merger Sub;
•	availability of funds to consummate the merger, as well as matters relating to debt financing;
•	the solvency of Parent immediately after giving effect to the consummation of the transactions contemplated by the merger agreement;
•	broker’s fees and expenses;
•	confirmation with respect to statements made in this proxy statement; and
•	non-reliance on estimates, projections, forecasts, forward-looking statements and business plans of Del Taco.
Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” qualification with respect to Del Taco or a “parent material adverse effect” with respect to Parent.
For purposes of the merger agreement, a “material adverse effect” with respect to Del Taco means any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, has a material adverse effect on the business, financial condition, or results of operations of Del Taco, or prevents or materially delays consummation of the merger.
However, no change, effect, event, circumstance, development, condition or occurrence resulting from any of the following, will be deemed to constitute, or be taken into account in determining whether there has been, or there is reasonably expected to be, a material adverse effect:
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conditions (or changes therein) generally affecting the industry or industries in which Del Taco operates (including the restaurant industry) unless such conditions materially and disproportionately have a greater adverse impact on Del Taco relative to other, similarly-situated (i.e., taking into account size, geography, product offerings and markets served) companies operating in the industries in which Del Taco operates;

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general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit, commodity (including oil), produce, livestock or capital market conditions or changes affecting companies with similar geographic coverage as Del Taco in the industry or industries in which Del Taco operates (including the restaurant industry) unless such conditions materially and disproportionately have a greater adverse impact on Del Taco relative to other, similarly-situated companies operating in the industries in which Del Taco operates;
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any generally applicable change in law or GAAP or authoritative interpretation of law or GAAP unless such change materially and disproportionately has a greater adverse impact on Del Taco relative to other, similarly-situated companies operating in the industries in which the Del Taco operates;

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the taking of any actions that are expressly required by the merger agreement to be taken, or the failure to take any action that is expressly prohibited by the merger agreement to be taken, or at the written request or with the written consent of Parent or Merger Sub;

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changes in the market price or trading volume of the shares of Del Taco common stock (provided, that the underlying causes of such changes may be considered in determining whether there is a material adverse effect);

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any failure to meet published analyst estimates or expectations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts, in and of itself (provided, that the underlying causes of such failure may be considered in determining whether there is a material adverse effect);

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any effects attributable to the negotiation, execution or announcement of the merger agreement, the merger, and the other transactions contemplated by the merger agreement, including any litigation arising therefrom, or any adverse change in employee, customer, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship; provided, that such exception does not apply in connection with any breach of or inaccuracy in any representation or warranty in the merger agreement expressly addressing the consequences of the negotiation, execution or announcement of the merger agreement and the merger;

•	existence or impact of any litigation, investigation or inquiry involving Del Taco or any subsidiary or affiliate of Del Taco that has been disclosed in the disclosure schedule;
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payment of any amounts due to, or the provision of any other benefits to, any officers or employees under the express terms of Company benefit plans in existence as of the date hereof and disclosed in Del Taco’s SEC documents or the disclosure schedule;

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conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, pandemics (including COVID-19 and any associated COVID-19 measures) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement unless such Effects, in the case of Effects resulting from COVID-19 and associated COVID-19 measures, result from any material failure by the Company or its Subsidiaries to comply with any compulsory COVID-19 measures applicable to the Company or any of its Subsidiaries; or

•	any dispute or legal proceeding relating to certain matters affecting Parent.
For the purpose of the merger agreement, a “parent material adverse effect” with respect to Parent means any change, effect, circumstance, occurrence, development or condition that, individually or in the aggregate, prevents or materially delays consummation of the merger or materially impairs or materially delays the ability of Parent or Merger Sub to perform their respective obligations under the merger agreement.
Conduct of Business Pending the Merger
The merger agreement provides that, during the period commencing on December 5, 2021, and ending at the effective time of the merger, except (i) as set forth in the disclosure schedule or as otherwise expressly provided by the merger agreement or for matters required by law, or (ii) as consented to in writing by Parent, Del Taco must conduct its business in the ordinary course consistent with past practice, use commercially reasonable efforts to preserve materially intact its business organization, preserve in all material respects Del Taco’s relationships with significant franchisees and the franchise system as a whole, key employees and its material suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with Del Taco or any of its subsidiaries, use commercially reasonable efforts to keep and maintain Del Taco’s assets and properties in accordance with past practice (with normal wear and tear expected) and comply in all material respects with applicable law.

Further, the merger agreement also provides that, from December 5, 2021, through the effective time of the merger, except as set forth in the disclosure schedule to the merger agreement or as otherwise expressly required by the merger agreement or for matters required by law, Del Taco must not do any of the following (among other prohibitions):
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declare, authorize, establish a record date for, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or other equity, property or a combination thereof) in respect of, any of its capital stock, other than quarterly dividends in the ordinary course of business and dividends or distributions by a wholly owned subsidiary of Del Taco to its parent;

•	split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;
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issue, deliver, grant, pledge, subject to any lien or sell any shares of its capital stock or other voting securities or equity interests, any options, warrants, rights, convertible or exchangeable securities, stock-settled performance units or other rights to acquire any such shares, securities, interests or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares or securities, other than (i) the issuance of shares of Del Taco common stock upon the exercise of Del Taco stock options or upon the settlement of Del Taco RSUs, in each case, that are outstanding on the date of the merger agreement and in accordance with the applicable equity award’s terms, (ii) the issuance of shares of Del Taco Common stock, and (iii) as required to comply with any employee benefit plan as in effect on December 5, 2021;

•	amend Del Taco’s charter or by-laws or the comparable organizational documents of any of Del Taco’s subsidiaries;
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sell, transfer, lease, license, sublicense, abandon or otherwise dispose of any of its material properties or assets (including capital stock of any subsidiary of Del Taco and intangible property), subject to certain exceptions;

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(i) incur any long-term or short-term indebtedness of Del Taco or any of its subsidiaries, except for incremental borrowings under the company’s existing credit facility in the ordinary course of business consistent with past practice up to a total aggregate amount outstanding of $115,000,000, or assume, guarantee or otherwise become liable for material obligations of another person for borrowed money, (ii) make any loans or capital contributions to, or investments in, any other person, in a material amount or (iii) cancel any material indebtedness or waive any claims or rights of substantial value other than in the ordinary course of business;

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sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of or create any lien on or grant any interest in or rights with respect to Del Taco’s intellectual property, subject to certain exceptions in connection with franchise and development contracts entered into in the ordinary course of business;

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sell or acquire any (i) real property, (ii) business or capital stock, (iii) material amounts of assets in excess of $5,000,000 in the aggregate, or (iv) any assets to or from any Del Taco franchisee or enter into a joint venture or similar venture;

•	Make any material change to its accounting methods, except as required to comply with relevant regulations;
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increase the compensation or other benefits payable or to become payable to officers, directors or employees of Del Taco, other than with respect to newly hired employees or employees in the context of bona fide individualized promotions, in each case whose annual base compensation is less than $200,000 and in the ordinary course of business and consistent with past practice;

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grant any officer, director, or employee of Del Taco or any of its subsidiaries any increase in severance or termination pay, other than with respect to newly hired employees or employees in the context of bona fide individualized promotions, in each case whose annual base compensation is less than $200,000 and in the ordinary course of business and consistent with past practice;

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enter into any employment, consulting, severance or termination agreement with any officer, director or senior employee of Del Taco or any of its subsidiaries (i) except for store-level employees in the ordinary course of business consistent with past practice and (ii) other than with respect to newly hired employees or employees in the context of bona fide individualized promotions, in each case whose annual base compensation is less than $200,000 and in the ordinary course of business and consistent with past practice;

•	establish, adopt, amend or enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization or Del Taco benefit plan;
•	accelerate any rights or benefits, or make any material determinations, under any benefit plan of Del Taco;
•	implement any employee layoffs that would reasonably be expected to implicate the WARN Act;
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settle any claim or litigation other than settlements in the ordinary course of business which do not require payment in excess of $350,000 individually or $1,000,000 in the aggregate, except any such settlement which would involve injunctive or equitable relief, restrict Del Taco’s business, or involve admission of wrong doing;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or enter into a new line of business or franchise system;
•	take certain tax-related actions;
•	make capital expenditures other than in accordance with the budget provided to Parent;
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voluntarily terminate, amend, modify or waive material rights or material claims under certain material contracts or enter into any contract that would have been considered such a contract if it had been entered into prior to December 5, 2021, subject to certain exceptions for actions in the ordinary course of business;

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agree to any exclusivity, non-competition or similar provision or covenant restricting Del Taco, its subsidiaries or their affiliates from competing in any line of business or with any person or in any area;

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make any material change to the terms of Del Taco’s or any of its subsidiaries’ system- or region- wide policies or procedures with respect to franchisee matters, subject to certain exceptions for changes in the ordinary course of business;

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subject to certain exceptions, open any restaurant in a country or state where Del Taco or any subsidiary does not currently have an owned or franchised restaurant or otherwise engage in any other operations in any country or state in which Del Taco or any subsidiary does not currently conduct other operations; or

•	agree to take any of the above actions.
Other Covenants and Agreements
No Solicitation; Acquisition Proposals
Except as expressly permitted by the merger agreement, Del Taco has agreed that it will and will cause its subsidiaries to and will direct its and its subsidiaries’ respective officers, directors, employees, financial advisors, accountants, consultants, legal counsel, agents and other representatives and advisors (which we refer to as “representatives”) to immediately cease and cause to be terminated, any solicitation, encouragement, discussions or negotiations that may be ongoing with a potential acquirer or its representative with respect to an acquisition proposal, and will promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and immediately terminate all physical and electronic data room access previously granted to any such person or its representatives.
Under the merger agreement, an “acquisition proposal” means any inquiry (in writing or otherwise), offer, proposal or indication of interest from any third party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of any class of outstanding voting securities of Del Taco (or securities convertible into or exchangeable for 20% or more of any class of voting securities of Del Taco), or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third party beneficially owning 20% or more of any class of outstanding voting securities of Del Taco (or securities convertible into or exchangeable for 20% or more of any class of voting securities of Del Taco), (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Del Taco or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Del Taco and its subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of Del Taco and its subsidiaries (measured by the fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Del Taco or any of its subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of Del Taco and its subsidiaries, taken as a whole.
Except as expressly permitted by the merger agreement (as described below), during the period between December 5, 2021 and the effective time, Del Taco has agreed that neither it nor any Del Taco subsidiary will, and it will use its reasonable best efforts to cause its representatives and its subsidiaries’ representatives not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the submission of, any acquisition proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any acquisition proposal, except to notify such person of the existence of the relevant provision in the merger agreement or (iii) except for an acceptable confidentiality agreement, enter into any acquisition agreement, merger agreement or similar agreement relating to any acquisition proposal or that would require Del Taco to abandon, terminate or fail to consummate the merger (we refer to each as an “acquisition agreement”).
Receipt of Acquisition Proposal
Prior to the approval of Del Taco stockholders, if Del Taco receives an unsolicited written acquisition proposal that did not result from a breach of the merger agreement and the Del Taco board of directors determines (after consultation with its outside legal counsel and financial advisors) that such acquisition proposal is, or could reasonably be expected to result in, a superior proposal, Del Taco may (i) furnish information and data with respect to Del Taco and its subsidiaries to the third party making such acquisition proposal and afford such third party access to the businesses, properties, assets and personnel of Del Taco and its subsidiaries, and (ii) enter into, maintain and participate in discussions or negotiations with the third party making such acquisition proposal regarding such acquisition proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such third party for the purpose of receiving non-public information relating to such third party’s business). However, Del Taco may not, and may not allow its subsidiaries or its or their representatives to, furnish any non-public information to any person or entity except pursuant to a customary confidentiality agreement no less favorable to Del Taco than the similar confidentiality agreement between Del Taco and Parent.
Under the merger agreement, a “superior proposal” means any written acquisition proposal that is on terms that the Del Taco board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, and after taking into account the legal, financial, regulatory and other aspects of such acquisition proposal (including the person or group making the acquisition proposal) (x) is reasonably capable of being consummated in accordance with its terms and (y) which, if consummated would result in a transaction more favorable to Del Taco stockholders, from a financial point of view, than the merger (taking into account any proposed amendment or modification proposed by Parent). For purposes of the reference to “acquisition proposal” in this paragraph, all references to “20%” in this definition of “acquisition proposal” will be deemed references to “50%.”
Notice of Acquisition Proposal
After December 5, 2021, Del Taco shall as promptly as reasonably practicable notify Parent if any proposals or offers with respect to an acquisition proposal are received from a third party, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Del Taco, any of Del Taco’s subsidiaries or any of Del Taco’s representatives, in each case by a third party for the purpose of making an acquisition proposal or seeking to initiate discussions or negotiations concerning an acquisition proposal. Such notification must include (i) the material terms and conditions of such acquisition proposal or information request (including copies of any written proposals, offers, requests or draft agreements), (ii) the identity of the third party making such acquisition proposal or information request (unless Del Taco is prohibited from disclosing such identity pursuant to a contractual obligation); and (iii) whether Del Taco has any intention to provide confidential information to such person. Thereafter, Del Taco must keep Parent reasonably informed on a prompt basis of any material developments with respect to such acquisition proposal or request (including copies of any written proposals, offers, requests or draft agreements).

The Del Taco Board Recommendation; Adverse Recommendation Change; Fiduciary Exception
As described above, and subject to the provisions described below, the Del Taco board of directors has recommended that Del Taco stockholders vote “FOR” the proposal to adopt the merger agreement, which recommendation we refer to as the “board recommendation.” The merger agreement provides that the Del Taco board of directors will not effect an “adverse recommendation change” (as described in the paragraph below) except as described below.
Under the merger agreement, generally, the Del Taco board of directors may not (i) withhold, withdraw or adversely qualify (or modify or amend in a manner adverse to Parent or Merger Sub), the board recommendation; (ii) adopt or recommend, or publicly propose to adopt or recommend, an acquisition or superior proposal, (iii) fail to recommend against acceptance of any third party tender offer or exchange offer for the shares of Del Taco common stock within ten (10) business days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit Del Taco or any subsidiary of Del Taco to execute or enter into any alternative acquisition agreement, (v) fail to include the board recommendation in this proxy statement or (vi) fail to publicly reaffirm the board recommendation within ten (10) business days of Parent’s written request to do so following the public announcement of any acquisition proposal (or, if earlier, at least two (2) business days prior to the stockholders’ meeting); however, Parent may deliver only one (1) such request with respect to any particular acquisition proposal unless such acquisition proposal is subsequently publicly modified in any material respect, in which case Parent may make such request once each time such modification is made (each of the foregoing actions described in clauses (i) through (vi) being referred to as an “adverse recommendation change”), or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi).
However, prior to the receipt of Del Taco stockholder approval, the Del Taco board of directors, in certain circumstances and subject to certain limitations set forth in the merger agreement, may (i) make an adverse recommendation change or terminate the merger agreement in connection with a superior proposal and (ii) make an adverse recommendation change in connection with an intervening event that was not known to or reasonably foreseeable to the Del Taco board of directors as of December 5, 2021, unrelated to any acquisition proposal, in each case.
Prior to obtaining the approval of Del Taco stockholders, if in response to an unsolicited acquisition proposal made after December 5, 2021 that has not been withdrawn and that did not result from a breach of the merger agreement, the Del Taco board of directors determines (after consultation with outside legal counsel and financial advisors) that such acquisition proposal is a superior proposal and that its failure to take such action is reasonably likely to be inconsistent with its fiduciary duties under applicable law, then (i) the Del Taco board of directors may make an adverse recommendation change and/or (ii) Del Taco may terminate the merger agreement in order to enter into an acquisition agreement with respect to such superior proposal. Del Taco may only terminate the merger agreement to enter into an acquisition agreement with respect to such superior proposal if it concurrently pays the termination fee described below and enters into an acquisition agreement with respect to such superior proposal.
Prior to effecting an adverse recommendation change with respect to a superior proposal or terminating the merger agreement in order to enter into an acquisition agreement with respect to a superior proposal, (i) Del Taco must notify Parent in writing at least three (3) business days in advance that it intends to take such action, (ii) Del Taco must provide Parent a summary of the material terms and conditions of such superior proposal, specified in reasonable detail, (iii) if requested to do so by Parent, for a period of three (3) business days following delivery of such notice, Del Taco must engage in good faith, negotiations with Parent regarding any proposed modifications to the terms and conditions of the merger agreement, and (iv) the Del Taco board of directors must determine, after considering the terms of any proposed amendment or modification to the merger agreement proposed by Parent during such three (3) business day period and in consultation with its outside legal counsel and financial advisors, that such superior proposal still constitutes a superior proposal and that its failure to take such action is reasonably likely to be inconsistent with its fiduciary duties under applicable law. Any change to the financial or other material terms of a proposal that was previously the subject of a notice under this paragraph will require a new notice to Parent as provided above, but with respect to any such subsequent notice, references to a “three (3) business day period” will be deemed references to a “two (2) business day period.”
Intervening Event
At any time prior to obtaining the approval of Del Taco stockholders, but subject to Del Taco’s and the Del Taco board of directors’, as applicable, compliance with their respective obligations to provide notice as described below, the Del Taco board of directors may make an adverse recommendation change in response to an intervening event if the Del

Taco board of directors determines (after consultation with its outside legal counsel) that the failure to effect an adverse recommendation change in response to such intervening event is reasonably likely to be inconsistent with its fiduciary duties under applicable law.
Prior to effecting an adverse recommendation change with respect to an intervening event, (i) Del Taco must notify Parent in writing at least three (3) business days in advance that it intends to effect an adverse recommendation change, describing in reasonable detail the reasons for such adverse recommendation change and the material facts and circumstances relating to such intervening event, (ii) if requested to do so by Parent, for a period of three (3) business days following delivery of such notice, Del Taco must engage in good faith negotiations with Parent regarding any proposed modifications to the terms and conditions of the merger agreement and (iii) the Del Taco board of directors must determine, after considering the terms of any proposed amendment or modification to the merger agreement Parent during such three (3) business day period and in consultation with its outside legal counsel and financial advisors, that the failure to effect an adverse recommendation change would still be reasonably likely to be inconsistent with the Del Taco board of directors’ fiduciary duties under applicable law. Any material development to an intervening event that was previously the subject of a notice under this paragraph will require a new notice to Parent as provided above, but with respect to any such subsequent notice, references to a “three (3) business day period” will be deemed references to a “two (2) business day period.”
Under the merger agreement, an “intervening event” means any material fact, event, change, development or circumstances not known (or if known, the magnitude or material consequences of which were unknown and not reasonably unforeseeable) by the Del Taco board of directors as of December 5, 2021, which fact, event, change, development or circumstances (or consequences thereof) becomes known to the Del Taco board of directors after the December 5, 2021 and prior to the stockholder approval. However, none of the following (alone or in combination) are able to be an “intervening event”: (i) an acquisition proposal, (ii) changes in the trading price or trading volume of Del Taco’s common stock, in and of itself and (iii) Del Taco meeting or exceeding any published analyst estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceeding its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself.
Access to Information
Except (i) as otherwise prohibited by applicable law or the terms of any contract or (ii) as would be reasonably expected to result in the loss of any attorney-client privilege (provided, that Del Taco must use commercially reasonable efforts to allow the disclosure of such information in a manner that does not result in a violation of law or the terms of any contract or result in a loss of attorney-client or other legal privilege), from the period commencing on December 5, 2021 until the effective time, Del Taco must, at Parent’s expense: (x) provide to Parent and Merger Sub, their officers and employees, and their representatives reasonable access, during normal business hours and upon reasonable prior notice, to the contracts, books, records, analyses, projections, financial and operating data, plans, systems, senior management, employees, other representatives, offices and other facilities and properties of Del Taco.
Indemnification and Insurance
Parent must or must cause the surviving corporation to, to the fullest extent permitted under applicable law, under Del Taco governing documents and organizational documents of Del Taco’s subsidiaries, honor and fulfill in all respects the obligations of Del Taco under the indemnification agreements or similar agreements in effect as of December 5, 2021 between Del Taco and individuals covered by Del Taco’s governing documents, organizational documents of Del Taco’s subsidiaries or indemnification agreements collectively, we refer to such individuals as the “indemnified parties”, arising out of or relating to actions or omissions in their capacity as such occurring up to and including the effective time, including in connection with the approval of the merger agreement and the transactions contemplated hereby.
In addition, the certificate of incorporation and by-laws of the surviving corporation must contain provisions no less favorable with respect to exculpation, advancement of expenses and indemnification of indemnified parties for periods prior to the effective time than are set forth in the certificate of incorporation and by-laws of Del Taco effective as of December 5, 2021. Such exculpation and indemnification provisions may not be amended, repealed or otherwise modified for a period of six (6) years from the effective time in any manner that would affect adversely the rights of individuals who, at or prior to the effective time, were indemnified parties.
For a period of six (6) years after the effective time, Parent has agreed to, or to cause, the surviving corporation to indemnify and hold harmless each indemnified party against all costs and expenses, fees (including attorney’s fees)

judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any legal action, arising out of or relating to (i) any action or omission in their capacity as an indemnified party or (ii) the merger agreement and any of the transactions contemplated in the merger agreement. Additionally, for a period of six (6) years after the effective time, Parent has agreed to, or to cause, the surviving corporation to pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any indemnified party upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such indemnified party to repay such amount if it shall ultimately be determined that such indemnified party is not entitled to be indemnified. The rights of each indemnified party are in addition to any rights such person may have under the certificate of incorporation or by-laws (or similar organizational documents) of Del Taco and the surviving corporation or any of their subsidiaries, or under any law or under any agreement of any indemnified party with Del Taco or any Del Taco subsidiary.
As of the effective time, Del Taco must obtain “tail” insurance policies with respect to directors’ and officers’ liability insurance in effect on December 5, 2021 for the six (6)-year period following the effective time at a price not to exceed 300% of the amount per year Del Taco paid for such insurance in its last full fiscal year prior to December 5, 2021. If Del Taco does not obtain “tail” insurance prior to the effective time, (i) the surviving corporation may substitute policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; or (ii) Parent may purchase such “tail” policy on behalf of Del Taco or the surviving corporation. However, the surviving corporation is not required to expend more than an amount per year equal to 300% of current annual premiums paid by Del Taco for such insurance.
In the event, during the period six (6) years after the effective time, the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, the Parent has agreed to use commercially reasonable efforts to cause such continuing or surviving corporation or entity or transferee of such assets, as the case may be, to assume all of the applicable indemnification and insurance obligations related to the indemnified parties.
Efforts to Complete the Merger; Regulatory Approvals
The merger agreement provides that each of Del Taco, Parent and Merger Sub will each use its respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the transactions contemplated by the merger agreement, including using reasonable best efforts to:
•
obtain all authorizations, consents, orders, clearances approvals, licenses, permits and waivers of all governmental authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the merger agreement and the consummation of the transactions contemplated by the merger agreement, or avoid any action or proceeding by any governmental authority;

•	provide such other information to any governmental authority as it may lawfully request in connection with the merger agreement and the transactions contemplated by the merger agreement;
•
within ten (10) business days after the date of the merger agreement, make or cause to be made the applications or filings, under or with respect to the HSR Act, in addition to other applicable required governmental approvals or any other applicable law in connection with the authorization, execution and delivery of the merger agreement;

•
cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the merger agreement and in connection with any investigation or other inquiry by or before a governmental authority; and

•	keep each other reasonably apprised of the content and status of any communications with or from any governmental authority with respect to the transactions contemplated by the merger agreement.
Under the merger agreement, each of Del Taco and Parent is required to:
•	furnish to the other party all information necessary for any application or other filing to be made in connection with the transactions contemplated in the merger agreement;
•	promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any governmental authority regarding any such application or filing; if either intends to independently participate in any meeting with any governmental authority in respect of any such filings, investigation or other inquiry, then such party shall give the other party reasonable prior notice of such meeting and invite representatives of the other party to participate in the meeting with the governmental authority unless prohibited by such governmental authority; and
•
coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to any such application or filing.

Prior to closing, Del Taco shall give any notices to third parties counterparty to any contracts to which Del Taco or any of its subsidiaries is a party and shall use its reasonable best efforts to obtain consents and waivers with respect to contracts to which Del Taco or any of its subsidiaries is a party prior to the closing (which may or may not be obtained); however, in no event will Parent or any of its subsidiaries be required, and in no event shall Del Taco prior to the effective time, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any fee, penalty or other consideration or make any accommodation to any third party to obtain any consent, approval or waiver required with respect to any such contract.
If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority challenging the transactions contemplated hereby as violative of any applicable law, each of Del Taco and Merger Sub shall, and shall cause their respective affiliates to, cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated hereby.
Under the merger agreement, neither Parent nor Merger Sub shall, nor shall they permit their respective subsidiaries to, acquire or agree to acquire any rights, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under antitrust laws with respect to the merger or the other transactions contemplated by the merger agreement; this restriction shall not restrict Parent’s franchising activities in the ordinary course (including any refranchising or repurchasing of units to or from franchisees).
Employee Matters
For the period immediately following the effective time of the merger and ending on the first (1) anniversary of the closing date, Parent must, or will cause the surviving corporation to provide each Del Taco employee who continues to be employed by Del Taco or the surviving corporation (i) a base salary or regular hourly wage, whichever is applicable, and bonus opportunities and sales and service incentive award compensation opportunities (excluding all equity-based compensation) that are substantially comparable in the aggregate to what was provided to such employee by Del Taco immediately prior to the effective time and (ii) employee benefits (excluding severance, retention, change in control, transaction bonus, and defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those provided to such employee (including all dependents) by Del Taco immediately prior to the effective time (excluding severance, retention, change in control, transaction bonus, and defined benefit pension benefits and retiree health and welfare benefits).
Without crediting service that would result in duplication of benefits for the same period of service, Parent must, or must cause the surviving corporation to, provide to Del Taco employees credit for all service with Del Taco under any employee benefit plan of Parent, the surviving corporation, or any of their subsidiaries in which any Del Taco employee may be eligible to participate on or after the effective time for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, to the same extent recognized by Del Taco or any of its subsidiaries under comparable Del Taco benefit plans immediately prior to the effective time (other than defined benefit pension plans, severance plans and retiree health and welfare plans).
Effective as of the effective time and thereafter, Parent must, and must cause the surviving corporation to, use commercially reasonable efforts to (x) reduce any period of limitation on health benefits coverage of employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or an affiliate of Parent, (y) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied)

with respect to the employees under Del Taco’s health benefit plans and (z) credit each employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the health benefit plans of Del Taco or its affiliates prior to the closing date during the year in which the closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such year.
Neither the merger nor any other transaction contemplated by the merger agreement will affect any employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such employee immediately prior to the effective time.
Special Meeting
Del Taco has agreed to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of the merger agreement as promptly as reasonably practicable following the date that Del Taco learns that this proxy statement will not be reviewed by the SEC or that the SEC staff has no further comments thereon.
Parent has agreed to furnish all information concerning Parent and Merger Sub as may be reasonably requested by Del Taco in connection with this proxy statement. Each of Del Taco and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the proxy statement will, at the date it is first mailed to Del Taco stockholders of record or of any amendments to supplements to this proxy statement, at the time of Del Taco’s stockholder meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Del Taco has agreed to use its reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to this proxy statement, and Parent and Merger have agreed to furnish to Del Taco the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in this proxy statement promptly following request therefor from the Del Taco. Del Taco has agreed to use its reasonable efforts to cause the definitive proxy statement to be mailed to Del Taco stockholders of record as promptly as reasonably practicable after the date on which Del Taco learns that this proxy statement will not be reviewed or that the SEC staff has no further comments thereon.
Stock Exchange De-Listing
Del Taco Parent has agreed to cause cooperate with any reasonable request of the Parent and use commercially reasonable efforts to take our cause to be taken all actions reasonably necessary to enable the surviving corporation to Del Taco’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as soon as practicable following the effective time and, prior to the effective time.
Stockholder Litigation
Del Taco has agreed to notify Parent promptly of the commencement of, and promptly advise Parent of any material developments with respect to, any stockholder litigation brought or threatened in writing against Del Taco or its directors or officers relating to the transactions contemplated by the merger agreement, and Del Taco has agreed to keep Parent reasonably informed with respect to the status thereof, Del Taco has agreed to give Parent the right to consult and participate in the defense, negotiation or settlement of any such transaction-related litigation and Del Taco must give reasonable and good faith consideration to Parent’s advice with respect to such litigation. Del Taco has agreed not to settle any transaction-related litigation without Parent’s prior written consent, unless such settlement is in the ordinary course of business consistent with past practice, involves payment of amounts not to exceed $350,000 individually or $1,000,000 in the aggregate, and does not involve any injunctive or equitable relief.
Takeover Laws
No “fair price,” “moratorium,” “control share acquisition,” “significant shareholder”, “interested stockholder” or other anti-takeover law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of Del Taco’s governing documents, is applicable to or would reasonably be expected to restrict or prohibit the execution of the merger agreement, each party performing its obligations thereunder or the consummation of the merger and other transactions contemplated by the merger agreement.
Efforts Related to Financing
Parent must use its reasonable best efforts to obtain debt financing to fund a portion of the amounts payable in connection with the transactions contemplated by the merger agreement. However, securing financing is not a condition to the merger. Between December 5, 2021 and the consummation of the merger, Del Taco has agreed to use its reasonable best efforts to provide all cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the debt financing (provided, that such requested assistance and cooperation does not interfere with the ongoing operation of Del Taco’s business).
Conditions to the Merger
The following are the respective obligations of the Company, Parent and Merger Sub to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver of, on or prior to the closing, of the following conditions:
•
adoption and approval of the merger agreement by an affirmative vote by stockholders holding a majority of the shares of Del Taco common stock issued and outstanding at the close of business on the record date and entitled to vote thereon;

•
no governmental authority having jurisdiction over any party to the merger agreement shall have issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger and no applicable law shall have been adopted that makes consummation of the merger illegal or otherwise prohibited; provided, that the party seeking to assert this condition shall have used those efforts required under the merger agreement to resist, lift or resolve such order or applicable law; and

•	the applicable waiting period (and any extension thereof) applicable to the merger under the HSR Act shall have expired or been terminated.
The following are the respective obligations of the Parent and Merger Sub to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver by parent of, on or prior to the closing, of the following conditions:
•	the representations and warranties of the Company:
○
regarding the authorized share capital of the Company and issued and outstanding equity (including stock options and Company Equity Awards) shall be true and correct in all respects as of December 5, 2021 and as of the closing date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case only as of such specified date), except for de minimis inaccuracies;

○
regarding corporate authority relative to the merger agreement, conflicts with the Company’s governing documents relative to the merger or the merger agreement, the capitalization of each subsidiary of the Company, outstanding debt securities convertible to Company equity and brokers’ fees resulting from the merger shall be true and correct in all material respects (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of December 5, 2021 and as of the closing date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case only as of such specified date); and

○
regarding each of the other representations and warranties of the Company set forth in the merger agreement shall be true and correct (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of the date of the merger agreement and as of the closing date as though made on and as such date (except for any such representation or warranty that is expressly made as of a specified date, in which case only as of such specified date), except in the case of this provision, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company (“Company Material Adverse Effect”);

•
the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with and by the Company under the merger agreement on or prior to the closing date;

•	since December 5, 2021, no Company Material Adverse Effect shall have occurred;

•
Parent shall have received at the closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth above regarding the representations and warranties of the Company, the covenants, agreements and obligations of the Company and the absence of a Company Material Adverse Effect have been satisfied have been satisfied; and

•
the Company shall have delivered to Parent and Merger Sub a duly completed and executed affidavit, dated as of the closing date and issued in form and substance as required pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), certifying under penalties of perjury that the Del Taco Common Stock is not a United States real property interest within the meaning of Section 897(c) of the Code, accompanied by an original signed notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the closing.

The following are the respective obligations of the Company to consummate the merger and are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company of, on or prior to the closing, of the following conditions:
•	the representations and warranties of Parent and Merger Sub:
○
regarding corporate authority relative to the merger agreement, conflicts with the governing documents of Parent and Merger Sub, required approvals from governmental authorities, conflicts with material contracts and violation of laws or orders applicable to Parent or Merger Sub, in each case, relative to the merger and the merger agreement and brokers’ fees resulting from the merger shall be true and correct in all material respects (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of the December 5, 2021 and as of the closing date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to a specified date, in which case only on and as of such specific date); and

○
regarding each of the other representations and warranties of Parent and Merger Sub set forth in the merger agreement shall be true and correct (with all references to the term “material adverse effect” and other qualifications based on the word “material,” set forth in any such representations and warranties being disregarded) as of December 5, 2021 and as of the closing date as though made on and as of such date (except to the extent such representations and warranties are made on and as of a specified date, in which case only as of such specified date), except in the case of this provision only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under the merger agreement;

•	Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date; and
•
the Company shall have received at the closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth above regarding the representations and warranties of Parent and Merger Sub and the covenants, agreements and obligations of Parent and Merger Sub have been satisfied have been satisfied.

Termination
The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing:
•	by mutual written consent of each of Del Taco and Parent;
•	by either Del Taco or Parent, upon written notice to the other party, if:
○
the effective time of the merger has not occurred on or before June 6, 2022 (which we refer to as the “end date”), provided that the end date will be extended to September 6, 2022 if all of the conditions to closing have been satisfied or waived (as permitted by applicable law) other than (A) those conditions that by their terms are to be satisfied at the closing (which conditions are then capable of being satisfied) and (B) the condition relating to the expiration or termination of the waiting period under the HSR Act;

○
any governmental authority of competent jurisdiction has issued a final and non-appealable order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement (notwithstanding any approval of the merger agreement by the stockholders of the Company). However, the party seeking to terminate the merger agreement can only terminate if it did not breach its obligations regarding obtaining regulatory approval in a manner that has primarily caused such order or action of a governmental authority; and

○	the stockholder approval of the merger has not been obtained by reason of the failure to obtain the required vote at the stockholder meeting (or any adjournment or postponement thereof);
•	by Parent, upon written notice to Del Taco if:
○
Del Taco breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions of Parent’s obligations to consummate the merger agreement would not be satisfied and (ii) Del Taco has not cured such breach prior to the earlier of the end date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company;

○
prior to the stockholder approval, the Del Taco Board or any committee thereof shall have effected an adverse recommendation change; provided, that the exercise of such termination right by Parent must occur within ten (10) days after the adverse recommendation change;

•	by Del Taco, upon written notice to Parent, if:
○
Parent or Merger Sub breaches any representation, warranty, covenant or other agreement contained in the merger agreement (i) such that the conditions of Del Taco’s obligations to consummate the merger agreement would not be satisfied and (ii) Parent or Merger Sub has not cured such breach prior to the earlier of the end date or the thirtieth (30th) calendar day following Del Taco’s delivery of written notice describing such breach to Parent;

○
prior to the stockholder approval, the Del Taco Board has effected an adverse recommendation change in order to enter into an alternative acquisition agreement in connection with a superior proposal, so long as (i) immediately prior to or concurrently with such termination Del Taco pays to Parent the Del Taco termination fee (as more fully described in the section entitled “The Merger Agreement—Termination Fee” beginning on page 70 and (ii) Del Taco has complied in all material respects with its obligations regarding exclusivity and unsolicited acquisition proposals and the obligations of the Del Taco Board regarding adverse recommendation changes and intervening events; or

○
(i) all of the conditions of Parent’s obligations to consummate the merger agreement have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, and such conditions are then capable of being satisfied), (ii) Del Taco has notified Parent in writing that (A) all conditions of the Del Taco’s obligations to consummate the merger agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied) or that it is willing to waive any unsatisfied conditions and (B) Del Taco is ready, willing and able to consummate the merger, and (iii) Parent and Merger Sub have failed to consummate the merger within two (2) business days after the Closing was required to have occurred pursuant to the terms of the merger agreement.

The right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement caused such termination.
Termination Fee
If the merger agreement is terminated in specified circumstances with Del Taco being liable, Del Taco will be required to pay Parent a termination fee of $14.2 million, which we refer to as the “Del Taco termination fee.” If the merger agreement is terminated in specified circumstances with Parent being liable, Parent will be required to pay Del Taco a termination fee of $28.4 million, which we refer to as the “Parent termination fee.”

Del Taco will be required to pay Parent the Del Taco termination fee if the merger agreement is terminated:
•	by Del Taco in order to accept a superior proposal, as long as neither Parent nor Merger Sub are then in material breach of the merger agreement;
•	by Parent if the Del Taco Board effects an adverse recommendation change, as long as neither Parent nor Merger Sub are then in material breach of the merger agreement;
•
by Del Taco or Parent, respectively, if (i) the Del Taco stockholders do not approve the merger and (ii) at the time of such termination Parent would have been able to terminate the merger agreement as a result of the Del Taco Board effecting an adverse recommendation change;

•
by Del Taco or Parent, respectively, (i) in the event that the end date has been reached or in the event the Del Taco stockholders do not approve the merger, (ii) an acquisition proposal by a third party has been made publicly or to the Del Taco Board (and not withdrawn) and (iii) within twelve (12) months after the merger agreement is so terminated Del Taco consummates or enters into a definitive agreement for an acquisition transaction ; or

•
by Parent if (i) Del Taco breaches the merger agreement, (ii) an acquisition proposal by a third party has been made publicly or to the Del Taco Board (and not withdrawn) and (iii) within twelve (12) months after the merger agreement is so terminated Del Taco consummates or enters into a definitive agreement for an acquisition transaction.

Parent will be required to pay Del Taco the Parent termination fee if the merger agreement is terminated:
•	by Del Taco as a result of Parent breaching the terms of the merger agreement; or
•	by Del Taco as a result of Parent failing to close when the conditions to close have been satisfied or waived.
The Del Taco termination fee is payable (i) prior to or concurrently with termination of the merger agreement in the event that Del Taco terminates the merger agreement in order to accept a superior proposal, (ii) on the earlier of the date that Del Taco consummates an acquisition transaction or enters into a definitive agreement for an acquisition transaction (or no later than the next business day if such event occurs on a day that is not a business day), and, (iii) in all other cases, within within two (2) business days after the date of termination.
The Parent termination fee is payable within two (2) business days after the date of termination.
Amendment; Extension; Waivers
Subject to the consent of debt financing sources with respect to certain provisions applicable to the debt financing, any provision of the merger agreement may be amended or waived prior to the effective time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that following receipt of the stockholder approval, no amendment may be made that requires the further approval of the stockholders of Del Taco under the DGCL unless the required further approval is obtained.
No failure or delay by any party in exercising any right, power or privilege under the merger agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the merger agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
Expenses
Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses. Parent is responsible for paying all filing fees payable pursuant to the HSR Act and any other antitrust laws.
Jurisdiction
Del Taco, Parent and Merger Sub have agreed that any proceeding in respect of any claim arising from, under or in connection with the merger agreement will be brought exclusively in the competent courts in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. The parties have also agreed to waive jury trial to the fullest extent permitted by law.

Each party to the merger agreement (i) submits to the exclusive jurisdiction of the above-named courts in Delaware for the purpose of any action arising out of or relating to the merger agreement brought by either party; (ii) agrees that service or process will be validly effected by sending notice in accordance with the merger agreement and (iii) irrevocably waives, and agrees not to assert as a defense, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts in Delaware, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that the merger agreement or the transactions contemplated by the merger agreement may not be enforced in or by any of the above-named courts in Delaware.
Specific Performance
Each of the parties is entitled to: (i) an order of specific performance to enforce the observance and performance of a covenant or obligation that is breached or in respect of which a breach is threatened by another party or (ii) an injunction restraining any such breach or threatened breach.
By seeking either of the remedies listed above, a party does not, in any respect, waive its right to seek any other form of relief that may be available to a party under the merger agreement (including fraud remedies). Nothing within the merger agreement shall require any party to institute and proceeding for specific performance or as a condition to exercising termination rights, as discussed above.
Governing Law
The merger agreement is governed by Delaware law.

THE VOTING AGREEMENTS
Below is a summary of the material provisions of the Voting Agreements, copies of which are attached to this proxy statement as Annex D-1 and Annex D-2 and which are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. We encourage you to read the Voting Agreements carefully in their entirety, as the rights and obligations of the parties thereto are governed by the express terms of the such agreements and not by this summary or any other information contained in this proxy statement.
Belfer Investment Partners LP and Lime Partners LLC have each entered into an agreement with Parent pursuant to which each has agreed to vote all of the shares of Del Taco owned or controlled by them in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. As of the close of business on January 27, 2022, the record date for the special meeting, Belfer Investment Partners LP and Lime Partners LLC collectively owned, directly or indirectly, 3,535,099 shares of Del Taco, which represented approximately 9.7% of the outstanding shares of Del Taco.
Levy Family Partners LLC, Lawrence F. Levy Revocable Trust dated December 23, 1988, Lawrence F. Levy, Ari Levy, Ari Levy 2012 Irrevocable Trust, Andrew S. Florsheim 2012 Irrevocable Trust, Robert B. Florsheim 2012 Irrevocable Trust and LFP Management, LLC have each entered into an agreement with Parent pursuant to which each has agreed to vote all of the shares of Del Taco owned or controlled by them in favor of the merger, the merger agreement and the transactions contemplated by the merger agreement. As of the close of business on January 27, 2022, the record date for the special meeting, Levy Family Partners LLC, Lawrence F. Levy Revocable Trust dated December 23, 1988, Lawrence F. Levy, Ari Levy, Ari Levy 2012 Irrevocable Trust, Andrew S. Florsheim 2012 Irrevocable Trust, Robert B. Florsheim 2012 Irrevocable Trust and LFP Management, LLC collectively owned, directly or indirectly, 2,411,243 shares of Del Taco, which represented approximately 6.6% of the outstanding shares of Del Taco.
These stockholders also agreed to (i) appear at such special meeting to ensure that their shares of Del Taco will be counted toward establishing a quorum to vote in favor of the merger, merger agreement and the transactions contemplated by the merger agreement and (ii) vote against any acquisition proposal or any action or proposal involving Del Taco or any of its subsidiaries that would, or would reasonably be expected to, adversely affect the merger or any other transactions contemplated by the merger agreement.
Under the Voting Agreements, subject to certain exceptions, the security holders also agreed not to sell or transfer shares of Del Taco held by them until the earliest of the date of termination of the merger agreement or the effective time of the merger. The Voting Agreement exceptions permit (A) the security holders to transfer shares of Del Taco (i) to such holder’s immediate family member, lineal descent or a trust for the benefit of any such family member or lineal descent, (ii) any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any governmental authority (iii) as agreed by Parent in writing (prior to such transfer), (iv) to an affiliate of such security holder, so long as, in the case of each of the foregoing clauses (i) through (iv), the assignee or transferee agrees to be bound by the terms of the Voting Agreement to the same effect as such security holder or (B) the net settlement of such security holder’s options to purchase shares of Del Taco (to pay the exercise price thereof and any tax withholding obligations), (C) the net settlement of such security holder’s restricted stock units settled in shares of Del Taco, (D) the exercise of such security holder’s options to purchase shares of Del Taco, to the extent such options would expire prior to the effective time, (E) the sale of a sufficient number of shares of Del Taco acquired upon exercise of such security holder’s options pursuant to the foregoing clause (D) or upon the settlement of such security holder’s restricted stock units, (F) such security holder from selling Subject Shares under any written plan in effect on December 5, 2021 providing for the trading of shares of Del Taco in accordance with Rule 10b5-1 under the Exchange Act, or (G) any transfer where such security holder retains sole direct and indirect voting control over its shares of Del Taco through the term of the Voting Agreements.

NON-BINDING ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding certain compensation for each of Del Taco’s named executive officers in connection with the transaction under existing arrangements between Del Taco and the named executive officers. This compensation is referred to as the “golden parachute” compensation by the applicable SEC disclosure rules, and in this section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)” we use such term or the term “specified compensation” to describe these payments. These potential payments consist of:
•
severance payments that each named executive officer would be entitled to receive in connection with a covered termination pursuant to the terms of his employment agreement (each described in more detail in the section entitled “The Merger (Proposal 1)—Interests of Certain Del Taco Directors and Executive Officers in the Merger—Employment Agreements” beginning on page 49 of this proxy statement);

•
payments in connection with Del Taco’s equity-based compensation awards, the treatment of which is described in more detail in the section entitled “The Merger (Proposal 1)—Treatment of Del Taco’s Equity Awards” beginning on page 5 of this proxy statement.

Further details on these potential payments and benefits, including applicable vesting terms and conditions, are provided in the footnotes to the table below and in the section entitled “The Merger (Proposal 1)—Interests of Certain Del Taco Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement. Specified compensation does not include amounts that are already vested at the effective time of the merger.
For purposes of quantifying these potential payments and benefits for the tables below, the following assumptions were used:
•	the effective date of the merger is February 28, 2022, which, solely for purposes of this specified compensation disclosure, is the assumed closing date of the merger;
•
immediately following the effective time, the employment of each of Del Taco’s named executive officers is terminated by Del Taco without “Cause,” as defined under his employment agreement (we refer to such a termination as a “covered termination”); and

•	the value of a share of Del Taco common stock is $12.51.
The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the effective time. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.
For purposes of this discussion, “single-trigger” refers to benefits that are payable solely as a result of the closing of the merger and “double-trigger” refers to benefits that require the closing of the merger, as well as a covered termination following the effective time, to become payable.
Name	Cash($)(1)	Equity($)(2)	Perquisites/ Benefits($)(3)	Total($)(4)
John D. Cappasola, Jr.	677,813	3,665,425	20,797	4,364,035
Steven L. Brake	424,657	1,385,575	20,797	1,831,029
Chad Gretzema	353,188	1,254,854	15,005	1,623,047
(1)
Cash. The cash amounts payable to the named executive officers in connection with a covered termination consist of (a) the executive’s current base salary payable in equal monthly installments over a period of 12 months following termination and (b) a pro-rata portion of the bonus paid to the executive for the year prior to termination based on the amount of time the executive was employed in the year of termination, payable in 12 equal monthly installments. These amounts are only payable upon a covered termination, and the amounts are the same regardless of whether the termination occurs before or after the merger. Set forth below are the separate estimated values of each of the cash severance payments for each named executive officer. Because the final amounts of 2021 annual bonuses have not yet been finalized, estimated pro-rata annual cash bonus amounts assume that each named executive officer’s 2021 bonus will be earned at 100% of the target amount (target bonuses are 100% of base salary for John D. Cappasola, Jr., and 75% of base salary for each of Steven L. Brake and Chad Gretzema).

Name	Continued Base Salary ($)	Pro-rata 2022 Annual Cash Bonus ($)	Total ($)
John D. Cappasola, Jr.	583,495	94,318	677,813
Steven L. Brake	378,741	45,916	424,657
Chad Gretzema	315,000	38,188	353,188
(2)
Equity. The amounts reflected in the table below under the heading “Value of Equity Payable at the Effective Time (Single-Trigger)” are single-trigger and represent the value of unvested Del Taco stock options, Accelerating RSAs, and PSUs held by each named executive officer that will be subject to accelerated vesting upon the occurrence of the effective time pursuant to the merger agreement. The amounts do not include the portions of such equity awards that have already vested according to their terms, nor do they include the value of the Non-Accelerating RSAs, which will not become vested in connection with the merger.

	Value of Equity Payable at the Effective Time (Single-Trigger)
Name	Stock Options ($)	Accelerating RSAs ($)	PSUs ($)	Total ($)
John D. Cappasola, Jr.	689,772	1,505,428	402,809	2,598,009
Steven L. Brake	261,927	640,437	143,865	1,046,229
Chad Gretzema	358,825	505,091	143,865	1,007,781
The amounts reflected in the table below under the heading “Value of Non-Accelerating RSAs Payable Upon a Covered Termination Following the Effective Time (Double Trigger)” are double-trigger and represent the value of unvested Del Taco Non-Accelerating RSAs held by each named executive officer that will be subject to accelerated vesting upon the occurrence of a covered termination following the effective time pursuant to the merger agreement. The amounts do not include the portions of such equity awards that have already vested according to their terms.
Name	Value of Non-Accelerating RSAs Payable Upon a Covered Termination Following the Effective Time (Double-Trigger) ($)
John D. Cappasola, Jr.	1,067,416
Steven L. Brake	339,346
Chad Gretzema	247,073
(3)
Perquisites/Benefits. Reflects the estimated cost (determined on the basis of current COBRA rates for post-employment continuation coverage) of the executive’s continued participation, for a period of 12 months following termination, in the Company’s health plan or reimbursement of premiums for comparable health benefits up to 125% of the cost to the Company of providing the coverage prior to termination. These benefits are only payable upon a covered termination, and the amounts are the same regardless of whether the termination occurs before or after the merger.

The Non-Binding Advisory Proposal
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement, as disclosed in the sections of this proxy statement above entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)––Golden Parachute Compensation” beginning on page 74 of this proxy statement and “The Merger (Proposal 1)—Interests of Certain Del Taco Directors and Executive Officers in the Merger” beginning on page 48 of this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Del Taco’s overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements.
The Del Taco board of directors encourages you to review carefully the named executive officer specified compensation information disclosed in this proxy statement. The Del Taco board of directors unanimously recommends that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Del Taco Restaurants, Inc. approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation Arrangements (Proposal 2)—Golden Parachute Compensation” in Del Taco Restaurants, Inc.’s proxy statement for the special meeting.”
Del Taco stockholders should note that this proposal is not a condition to completion of the merger and, as it is an advisory vote, the result will not be binding on Del Taco, the Del Taco board of directors, the surviving corporation or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
The Del Taco board of directors unanimously recommends that you vote “FOR” the proposal to approve, by a non-binding advisory vote, specified compensation that may be paid or become payable to Del Taco’s named executive officers in connection with the merger and contemplated by the merger agreement.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 3)
Del Taco stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Del Taco does not intend to call a vote on this proposal if Proposal No. 1 is approved by the requisite number of shares of Del Taco common stock at the special meeting.
The Del Taco board of directors unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

MARKET PRICES AND DIVIDEND DATA
Del Taco common stock is traded on the Nasdaq under the symbol “TACO.”
As of the close of business on the record date for the special meeting, there were 36,442,232 shares of Del Taco common stock issued and outstanding and entitled to vote, held by approximately 11 holders of record of Del Taco common stock. The following table sets forth during the periods indicated the high and low sale prices of Del Taco common stock as reported on the Nasdaq, and the cash dividends declared per share for the periods indicated, ending with the fourth quarter of the fiscal year ended December 28, 2021:
	Market Price		Dividend Declared(1)
Fiscal Quarter	High	Low
Q1 2019	$11.10	$9.65
Q2 2019	$12.29	$9.65
Q3 2019	$13.50	$10.59
Q4 2019	$11.40	$6.92
Q1 2020	$8.12	$2.45
Q2 2020	$7.95	$2.97
Q3 2020	$9.32	$5.57
Q4 2020	$10.43	$7.23
Q1 2021	$11.75	$8.70	$0.04
Q2 2021	$11.99	$9.46	$0.04
Q3 2021	$10.93	$8.09	$0.04
Q4 2021(1)	$12.56	$7.34	$0.04
(1)	Under the terms of the merger agreement, from the date of the merger agreement until the effective time, Del Taco is permitted to declare and pay quarterly dividends in the ordinary course.
The closing sale price of Del Taco common stock on December 3, 2021, which was the last trading day prior to announcement of the merger agreement, was $7.53 per share. On January 26, 2022, the most recent practicable date before this proxy statement was mailed to our stockholders of record, the closing price for Del Taco common stock was $12.46 per share. You are encouraged to obtain current market quotations for Del Taco common stock in connection with voting your shares of Del Taco common stock.
Following the merger, there will be no further market for Del Taco common stock and we anticipate that our common stock will be de-listed from the Nasdaq and de-registered under the Exchange Act. As a result, following the merger and such de-registration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information as of January 27, 2022 (except as otherwise indicated by footnote), regarding the beneficial ownership of shares of common stock by each director, named executive officer, by all directors and executive officers as a group, and by each person known by Del Taco to own 5% or more of Del Taco common stock. Unless otherwise indicated, each beneficial owner has sole power to vote and dispose of the number of shares set forth in the table.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options that are currently exercisable or exercisable within sixty days.
Unless otherwise noted, the business address of each of the beneficial owners listed in the table below is c/o Del Taco Restaurants, Inc., 25521 Commercentre Drive, Lake Forest, CA 92630. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Owned(1)
Dimensional Fund Advisors L.P.(2)	2,426,892	6.6%
Belfer Investment Partners L.P.(3)	3,535,099	9.6%
BlackRock Inc.(4)	2,060,580	5.6%
Versor Investments LP(5)	1,839,552	5.0%
The Vanguard Group(6)	1,870,697	5.1%
Ari B. Levy(7)	2,047,855	5.5%
Chad Gretzema(8)	175,851	0.5%
Eileen Aptman(3)	1,366,508	3.7%
John D. Cappasola, Jr.(9)	562,091	1.5%
Joseph Stein(10)	41,823	0.1%
Karen Luey(11)	6,484	*
Lawrence F. Levy(12)	1,473,835	4.0%
R.J. Melman(13)	72,039	0.2%
Steven L. Brake(14)	348,989	0.9%
Valerie L. Insignares(15)	12,389	*
All directors and executive officers as a group (10 persons)	5,022,195	13.6%
*	Less than one percent.
(1)
Based on 36,442,232 shares of common stock outstanding on January 27, 2022 and 418,731 shares of unvested restricted stock and 55,199 shares of unvested performance-based restricted stock units, as well as the number of options outstanding held by each respective beneficial owner, if any. The table also includes shares that are subject to forfeiture.

(2)
Based on the Schedule 13G the stockholder filed with the SEC on February 12, 2021, the address for this stockholder is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors L.P. has sole voting power with respect to 2,329,067 of these shares.

(3)
The shares in the table held by Belfer Investment Partners, L.P. consist of 2,248,487 shares held by Belfer Investment Partners, L.P. and 1,286,612 shares held by Lime Partners, LLC. The General Partner of Belfer Investment Partners, L.P. is Belfer Management LLC. Laurence Belfer is the sole manager of Belfer Management LLC and exercises voting and dispositive power over the shares held by Belfer Investments Partners, L.P. Eileen Aptman and Belfer Management LLC are the managers of Lime Partners, LLC and the sole manager of Belfer Management LLC is Laurence D. Belfer. Ms. Aptman and Mr. Belfer exercise voting and dispositive power over the shares held by Lime Partners, LLC. The shares in the table held by Ms. Aptman consist of the shares held by Lime Partners, LLC, 57,096 shares granted pursuant to restricted stock awards, of which 44,707 shares are vested, and 22,800 directly held by Ms. Aptman. Each of the person or entities referenced in this footnote disclaims beneficial ownership of the shares reported herein except to the extent of its, his or her pecuniary interest therein. The business address of Belfer Investment Partners, L.P. and Lime Partners, LLC is 757 Fifth Avenue, 46th Floor, New York, NY 10153.

(4)	Based on the Schedule 13G the stockholder filed with the SEC on January 29, 2021, the address for this stockholder is 55 East 52nd Street, New York, NY 10055.
(5)	Based on Schedule 13G Versor Investments LP filed with the SEC on December 17, 2021, the address for this stockholder is 1120 Avenue of the Americas, 15th Floor, New York, NY 10036.
(6)
Based on the Schedule 13G the stockholder filed with the SEC on February 10, 2021, the address for this stockholder is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group has sole dispositive power over 1,827,560 of these shares and shared dispositive power over 43,137 of these shares. The Vanguard Group has sole voting power over none of these shares and shared voting power over 22,003 of these shares.

(7)
Consists of (i) 1,070,429 shares of Common Stock held by Levy Family Partners LLC, (ii) 492,597 shares of Common Stock beneficially owned by Ari Levy, (iii) 457,200 shares of Common Stock that are held in trusts for which Ari Levy is co-trustee, (iv) 15,240 shares of Common Stock held by LFP Management, LLC, for which Ari Levy and Lawrence Levy share voting and investment power with other managers of LFP Management, LLC and (v) 12,389 shares of unvested restricted stock. Lawrence F. Levy and Ari B. Levy are two of the four managers of Levy Family Partners LLC and exercise voting and dispositive control over the shares held by Levy Family Partners LLC, but they disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(8)
Includes (i) 60,125 shares of unvested restricted stock, (ii) 11,500 unvested performance-based restricted stock units, and (iii) vested non-qualified stock options to purchase 28,750 shares of common stock.

(9)
Includes (i) 205,663 shares of unvested restricted stock, (ii) 32,199 unvested performance-based restricted stock units and (iii) vested non-qualified stock options to purchase 9,725 shares of common stock.

(10)	Includes 6,194 shares of unvested restricted stock.
(11)	Includes 6,484 shares of unvested restricted stock.
(12)
Consists of (i) 1,070,429 shares of Common Stock held by Levy Family Partners LLC, (ii) 375,777 shares of Common Stock beneficially owned by Lawrence F. Levy, either directly or through revocable trusts, (iii) 15,240 shares of Common Stock held by LFP Management, LLC, for which Ari Levy and Lawrence Levy share voting and investment power with other managers of LFP Management, LLC and (iv) 12,389 shares of unvested restricted stock. Lawrence F. Levy and Ari B. Levy are two of the four managers of Levy Family Partners LLC and exercise voting and dispositive control over the shares held by Levy Family Partners LLC, but they disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(13)	Includes 12,389 shares of unvested restricted stock.
(14)
Includes (i) 78,320 shares of unvested restricted stock, (ii) 11,500 unvested performance-based restricted stock units and (iii) vested non-qualified stock options to purchase 4,641 shares of common stock.

(15)	Includes 12,389 shares of unvested restricted stock.

APPRAISAL RIGHTS
If the merger agreement is adopted by Del Taco stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 of the DGCL (which we refer to as “Section 262”) will be entitled to appraisal rights in connection with the merger.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex C to this proxy statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Del Taco common stock is entitled to demand appraisal for the shares registered in that holder’s name. A person having a beneficial interest in shares of Del Taco common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Del Taco common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.
Under Section 262, holders of shares of Del Taco common stock who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time, and who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Del Taco common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the merger, as determined by the Delaware Court of Chancery. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Del Taco’s notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached as Annex C to this proxy statement. In connection with the merger, any holder of Del Taco common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Del Taco common stock, Del Taco believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Del Taco common stock must do ALL of the following:
•
the stockholder must NOT vote in favor of the proposal to adopt the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

•	the stockholder must deliver to Del Taco a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;
•
the stockholder must continuously hold the shares of Del Taco common stock from the date of making the demand through the effective time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time; and

•
the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the effective time. The surviving corporation is under no obligation to file any such petition in the Delaware

Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Del Taco stockholders to take all necessary action to perfect their appraisal rights in respect of shares of Del Taco common stock within the time prescribed in Section 262.
Filing Written Demand
Any holder of shares of Del Taco common stock wishing to exercise appraisal rights must deliver to Del Taco, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of Del Taco common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement, abstain from voting on the proposal to adopt the merger agreement or not vote its shares. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Del Taco stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Del Taco common stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Del Taco common stock should be executed by or on behalf of the holder of record, and must reasonably inform Del Taco of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Del Taco, 25521 Commercentre Drive, Lake Forest, California, 92630 , Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Del Taco common stock.
Any holder of Del Taco common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Del Taco a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation
If the merger is completed, within ten (10) days after the effective time, the surviving corporation will notify each holder of Del Taco common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the effective time, but not thereafter, the surviving corporation or any holder of Del Taco common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Del Taco common stock. Accordingly, any holders of Del Taco common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Del Taco common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Del Taco common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within one hundred twenty (120) days after the effective time, any holder of Del Taco common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Del Taco has received demands for appraisal and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Del Taco common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.
Determination of Fair Value
After determining the holders of Del Taco common stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Del Taco common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Del Taco believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Del Taco nor Parent anticipates offering more than the per share merger consideration to any stockholder of Del Taco exercising appraisal rights, and each of Del Taco and Parent reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Del Taco common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of shares of Del Taco common stock under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the stockholder’s shares of Del Taco common stock will be deemed to have been converted at the effective time into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred twenty (120) days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.
From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote Del Taco common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Del Taco common stock, if any, payable to stockholders of Del Taco of record as of a time prior to the effective time; provided, however, that, if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Del Taco without the approval of the Delaware Court of Chancery.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of Del Taco wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, Del Taco will have no public stockholders and there will be no public participation in any of our future stockholder meetings. Del Taco intends to hold its 2022 annual meeting of stockholders only if the merger is not completed by that time. If the merger is not completed, Del Taco stockholders will continue to be entitled to attend and participate in our stockholder meetings.
Del Taco stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2022 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of Del Taco, at 25521 Commercentre Drive, Lake Forest, California, 92630, no later than the close of business on December 16, 2021. Nothing in this paragraph shall be deemed to require Del Taco to include in its proxy statement and proxy relating to the 2022 annual meeting any stockholder proposal that may be omitted from the proxy materials of Del Taco under applicable regulations of the Exchange Act in effect at the time such proposal is received.
For any proposal that is not submitted for inclusion in the proxy statement for the next annual meeting but is instead sought to be presented directly at such annual meeting, Del Taco’s bylaws require stockholders to give notice of such proposals. The required notice, which must include the information and documents set forth in the bylaws, must be given no more than one hundred twenty (120) days and no less than ninety (90) days prior to the first (1) anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice must be received on or after the one hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90) day prior to such annual meeting or the tenth (10) day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our bylaws require that notice has been provided to Del Taco’s Corporate Secretary no earlier than the opening of business on January 27, 2022 and no later than the close of business on February 26, 2022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
Del Taco’s filings referred to above are also available on our internet website, www.deltaco.com, under “Investors,” without charge. Information contained in our internet website does not constitute a part of this proxy statement. In addition, you may obtain a copy of the reports, without charge, upon written request to: Investor Relations, Del Taco Restaurants, Inc., 25521 Commercentre Drive, Lake Forest, California, 92630. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Del Taco common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to Del Taco. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to Del Taco’s reasonable expenses in furnishing the exhibit) to Investor Relations, Del Taco Restaurants, Inc., 25521 Commercentre Drive, Lake Forest, California, 92630.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:
•	Annual Report on Form 10-K for the fiscal year ended December 29, 2020, filed on March 8, 2021;
•
Quarterly Reports on Form 10-Q for the quarter ending March 23, 2021 filed on May 3, 2021, for the quarter ending June 15, 2021 filed on July 23, 2021 and for the quarter ending September 7, 2021 filed on October 18, 2021;

•	Definitive Proxy Statement for Del Taco’s 2021 annual meeting of stockholders, filed April 13, 2021; and
•	Current Reports on Form 8-K, filed June 1, 2021, July 9, 2021, July 16, 2021, December 6, 2021 (as amended by the Form 8-K/A filed on December 7, 2021) and January 11, 2022.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated January 28, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

JACK IN THE BOX INC.,

EPIC MERGER SUB INC.

and

DEL TACO RESTAURANTS, INC.

December 5, 2021
The Agreement and Plan of Merger (the “Agreement”) contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 5, 2021, is entered into by and among Jack in the Box Inc., a Delaware corporation (“Parent”), upon its formation in accordance with this Agreement, Epic Merger Sub Inc., a to-be-formed Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Del Taco Restaurants, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Boards of Directors of each of the Company and Parent have (and immediately upon Merger Sub’s formation, the Board of Directors of Merger Sub shall have) unanimously approved this Agreement and deemed it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the “DGCL”);
WHEREAS, (i) the Boards of Directors of each of the Company and Parent have (and immediately upon Merger Sub’s formation, the Board of Directors of Merger Sub shall have) unanimously (A) determined that this Agreement and the Merger are advisable and in the best interests of their respective stockholders, (B) approved the Merger on the terms and subject to the conditions set forth herein, and (C) adopted this Agreement, and (ii) the Company Board has resolved to recommend that the stockholders of the Company adopt and approve this Agreement; and
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain stockholders of the Company are entering into a voting agreement with Parent (the “Voting Agreement”) pursuant to which each such Person has agreed, among other things, to vote or cause to be voted the shares of Company Common Stock held by such Person or any of such Person’s Affiliates in favor of the Merger and any other actions contemplated by this Agreement in respect of which approval of the stockholders of the Company is sought.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Definitions.
(a) As used herein, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the provisions of Article 6 and shall not be required to contain standstill provisions. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.
“Accelerating Company Restricted Stock Award” means a Company Restricted Stock Award that is not a Non-Accelerating Company Restricted Stock Award.
“Acquisition Proposal” means any inquiry (in writing or otherwise), offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 20% or more of any class of outstanding voting securities of the Company (or securities convertible into or exchangeable for 20% or more of any class of voting securities of the Company), or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding voting securities of the Company (or securities convertible into or exchangeable for 20% or more of any class of voting securities of the Company), (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries (measured by the fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Merger Consideration” means an amount equal to the sum of the RSU Award Payments, plus the aggregate Per Share Merger Consideration, plus the aggregate Option Consideration.
“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.
“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority that is binding upon and applicable to such Person, as amended unless expressly specified otherwise.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York, New York are authorized or required by Applicable Law to close.
“Closing Date” means the date of the Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 7, 2021 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 7, 2021.
“Company Balance Sheet Date” means September 7, 2021.
“Company Benefit Plan” means a Plan (i) that is maintained, administered or sponsored by the Company or any of its Subsidiaries, (ii) with respect to which contributions, premiums or other payments are made or required to be made by the Company or any of its Subsidiaries with respect to any Employee or (iii) pursuant to which the Company or any of its Subsidiaries has or could have any liability (including a Company Employee Agreement).
“Company Board” means the Board of Directors of the Company.
“Company Bylaws” means the bylaws of the Company, as amended.
“Company Certificate” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.
“Company Existing Credit Facility” means the Credit Agreement, dated as of August 4, 2015, among Sagittarius Restaurants LLC, as the borrower, Del Taco Holdings, Inc., F&C Restaurant Holding Co., the other Persons party thereto from time to time as a “Loan Party,” each lender from time to time party thereto, JPMorgan Chase Bank, N.A. and Bank of Montreal, as Co-Syndication Agents, Regions Bank, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as amended through the date hereof.
“Company Employee Agreement” means any employment, consulting, services, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment with any Employee and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has or could have any liability.
“Company Equity Awards” means the Company Stock Options, the Company Restricted Stock Awards and the Company RSUs, and any other outstanding equity-based award (whether vested or unvested) denominated in shares of Company Common Stock.

“Company Financial Advisor” means Piper Sandler & Co. or another independent financial advisor of nationally recognized reputation.
“Company FDD” means any franchise disclosure document used by the Company or any of its Subsidiaries in connection with the offer or sale of Company Franchises in the United States.
“Company Franchisee” means a Person other than the Company or any of its Subsidiaries that is granted a right (whether directly by the Company or any of its Subsidiaries or by another Company Franchisee) to develop or operate, or is granted a right to license others to develop or operate, a Company Franchise within a specific geographic area or at a specific location.
“Company Governing Documents” means the Company Bylaws and the Company Certificate.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any change, effect, development, circumstance, condition or occurrence (an “Effect”) that, individually or in the aggregate, (a) has a material adverse effect on the financial condition, business or results of operations of the Company or (b) prevents or materially delays consummation of the Merger on the terms contained in this Agreement; provided, however, that in the case of clause (a) only, no Effects resulting from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists, has occurred or is reasonably likely to exist or occur: (i) conditions (or changes therein) generally affecting the industry or industries in which the Company operates (including the restaurant industry) unless such Effects materially and disproportionately have a greater adverse impact on the Company relative to other, similarly-situated (i.e., taking into account size, geography, product offerings and markets served) Persons operating in the industries in which the Company and its Subsidiaries operate, (ii) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit, commodity (including oil), produce, livestock or capital market conditions or changes affecting companies with similar geographic coverage as the Company in the industry or industries in which the Company operates (including the restaurant industry) unless such Effects materially and disproportionately have a greater adverse impact on the Company relative to other, similarly-situated (i.e., taking into account size, geography, product offerings and markets served) Persons operating in the industries in which the Company and its Subsidiaries operate, (iii) any generally applicable change in Applicable Law or GAAP or judicial, regulatory or other interpretation of any of the foregoing unless such Effects materially and disproportionately have a greater adverse impact on the Company relative to other, similarly-situated (i.e., taking into account size, geography, product offerings and markets served) Persons operating in the industries in which the Company and its Subsidiaries operate, (iv) the taking of any actions that are expressly required by the Agreement to be taken, or the failure to take any action that is expressly prohibited by the Agreement to be taken, or at the written request or with the written consent of Parent or Merger Sub, (v) any Effect attributable to the negotiation, execution or announcement of this Agreement and the Merger and the other transactions contemplated by this Agreement, including any litigation arising therefrom, or any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Parent (provided, that the exceptions set forth in this clause (v) shall not apply in connection with any breach of or inaccuracy in any representation or warranty set forth in this Agreement expressly addressing the consequences of the negotiation, execution or announcement of this Agreement and the Merger and the other transactions contemplated by this Agreement (including Section 4.03) or any condition in Article 7 as it relates to the accuracy of any such representation or warranty), (vi) changes in the Company Common Stock price or the trading volume of the Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account), (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that if and to the extent that facts or occurrences giving rise or contributing to such failure are not otherwise excluded from the definition of a “Company Material Adverse Effect,” such facts and circumstances may be taken into account), (viii) the existence or impact of any litigation, investigation or inquiry involving the Company or any Subsidiary or Affiliate of the Company that has been disclosed in the Company Disclosure Schedule, (ix) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under the express terms of Company Benefit Plans in existence as of the date hereof and disclosed in the Company SEC Documents or the Company Disclosure Schedule, (x) conditions arising out of acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, pandemics (including COVID-19 and any associated COVID-19 Measures) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement unless such Effects, in the case of Effects resulting from COVID-19 and associated COVID-19 Measures, result from any material failure by the Company or its Subsidiaries to comply with any compulsory COVID-19 Measures applicable to the Company or any of its Subsidiaries and (xi) any Parent Matter.
“Company Restricted Stock Award” means each award with respect to a share of Company Common Stock outstanding under the Company Stock Plan that is, at the time of determination, subject to a risk of forfeiture or repurchase by the Company, whether subject to time- or performance-based vesting.
“Company Stock Option” means each option (whether vested or unvested) to purchase shares of Company Common Stock outstanding under the Company Stock Plan.
“Company Stock Plan” means the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan.
“Company Termination Fee” shall mean an amount equal to $14,200,000.
“Contract” means any written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of its Subsidiaries is a party that is (or purports to be) legally binding.
“COVID-19” means the infectious disease known as coronavirus disease 2019, or COVID-19, caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), and any evolutions or variants thereof.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated or issued publicly by any Governmental Authority and applicable to the Company and its Subsidiaries, or their businesses, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“Debt Financing Sources” means the agents, lenders and the other Persons party to, and providing the Financing under, the Debt Commitment Letter.
“Effect” has the meaning given in the definition of Company Material Adverse Effect.
“Employee” means any current or former employee, officer or director of the Company or any of its Subsidiaries.
“Environmental Law” means any Applicable Law relating to the pollution, human exposure to Hazardous Materials, or protection of the environment or natural resources, as amended, and the regulations promulgated pursuant thereto.
“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Ratio” means the Per Share Merger Consideration divided by the closing price per share of Parent’s common stock, par value $0.01 per share, on the trading day immediately preceding the Closing Date.
“executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act.

“Franchise” means any grant by the Company or any of its Subsidiaries to any Person of the right to engage in or carry on a business, or to sell or offer to sell any product or service, under or in association with any trademark, advertising or commercial symbol which constitutes a “franchise,” as that term is defined under (i) the FTC Rule, regardless of the jurisdiction in which the franchised business is located or operates, or (ii) the Franchise Law applicable in the jurisdiction in which the franchised business is located or operates, if any.
“Franchise Laws” means the FTC Rule and any other law of the United States regulating the offer or sale of franchises, business opportunities or seller-assisted marketing plans including any pre-sale registration or disclosure law.
“FTC Rule” means the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Section 436.1 et seq.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.
“Governmental Authority” means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether foreign, federal, state, territorial, local or supranational.
“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” or a “pollutant” or “contaminant” or words of similar import, including petroleum and its by-products, asbestos and asbestos containing materials, lead, radon, per- and polyfluoroalkyl substances, and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents, patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof; (ii) trademarks, service marks, trade names, logos, slogans, trade dress and other source indicators and registrations and applications to register any of the foregoing, including intent-to-use registrations or similar pending reservations of marks (as well as all goodwill associated with each of the foregoing); (iii) works of authorship and copyrights (whether registered or unregistered), applications for copyright registration (and all translations, adaptations, derivations and combinations of the foregoing); (iv) Internet domain names, URLs, and social media identifiers and handles; (v) software (including object code, source code, or other form), data, data sets, databases, and collections of data; (vi) trade secrets, confidential information, know-how, ideas, methods, formulae, methodologies, processes, technology, customer lists and inventions; (vii) moral rights (and waivers or agreements not to enforce moral rights), publicity rights and any other proprietary or intellectual property rights of any kind or nature; and (viii) any and all rights (created or arising under the laws of any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) now existing and related to any of clauses (i) – (viii) above, including rights to limit the use or disclosure thereof by any Person (or any other equivalent or similar type of proprietary intellectual property right arising from or related to intellectual property to the extent protectable by Applicable Law and the right to bring suit, pursue past, current and future violations, infringements, or misappropriations, and collections).
“Knowledge of the Company” means the actual knowledge, after reasonable inquiry of his own files, of each of Steven Brake, John Cappasola, Jr., Chad Gretzema, Jeff Little and Jack Tang.
“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.
“NASDAQ” means the Nasdaq Global Market.
“Non-Accelerating Company Restricted Stock Award” means each Company Restricted Stock Award granted by the Company in 2019 and 2021 to the individuals set forth in Section 1.01(a) of the Company Disclosure Schedule.
“Order” means any order, writ, injunction, decree or arbitration ruling or judgment of a Governmental Authority.

“Parent Material Adverse Effect” means any change, effect, development, circumstance, condition or occurrence that, individually or in the aggregate, prevents or materially delays consummation of the Merger or materially impairs or materially delays the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.
“Parent SEC Documents” means, collectively, all forms, reports, schedules, statements and other documents filed or furnished (as applicable) by Parent with the SEC since and including January 1, 2017 under the Exchange Act or the Securities Act, as have been amended since the time of their filing.
“Parent Termination Fee” shall mean an amount equal to $28,400,000.
“Permitted Liens” means (i) Liens reflected in the Company Balance Sheet, (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto, which do not materially impair the value of such properties or the use of such property by the Company in the operation of its business, (iii) Liens for Taxes, assessments or governmental charges or levies on property that are (a) not yet due and payable or (b) being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements filed with the SEC, (iv) non-exclusive licenses under Company Intellectual Property granted in the ordinary course in connection with the sale or marketing of the Company’s products or services, and (v) Liens which would not materially interfere with the use of such property or assets by the Company.
“Person” means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority.
“Personal Information” means any information defined as “personal data,” “personally identifiable information” or “personal information” or any functional equivalent of these terms relevant under any Privacy Laws, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with any individual or household.
“Plan” or “Plans” means (a) any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and (b) any retirement, deferred compensation, retiree medical or life insurance, severance, termination pay, change in control or transaction bonus, retention, incentive, stock option or other equity compensation, fringe benefit, insurance, vacation, paid-time off, supplemental unemployment, supplemental or excess benefit, or other employee benefit plan, contract, program or arrangement.
“Privacy Laws” means any Applicable Laws relating to privacy, data security, data protection, sending solicited or unsolicited electronic mail and text messages, cookies, trackers and collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information as applicable in all relevant jurisdictions, including the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) and/or any implementing or equivalent national Applicable Laws, the Brazilian General Data Protection Law (Lei Geral de Proteção de Dados Pessoais), as well as U.S. federal and state Applicable Laws, in particular the California Consumer Privacy Act of 2018, the California Privacy Rights Act, when applicable (and no later than as of January 1, 2023), and the New York SHIELD Act.
“Proceeding” means any claim, action, suit, examination, audit, arbitration, investigation of a Governmental Authority, alternative dispute resolution action or any other judicial or administrative proceeding, in law or equity.
“Relationship Laws” means any franchise termination, non-renewal, unfair practices or relationship laws, including the requirements of such laws with respect to the notice of default, time to cure and the actual termination of any franchisee or business opportunity operator.
“Release” means any release, spill, emission, leaking, pumping, emitting, depositing, discharging, injecting, escaping, leaching, dispersing, dumping, pouring, disposing or migrating into, onto or through the environment (including ambient air, surface water, ground water, land surface or subsurface strata).
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which) are directly or indirectly owned by such Person.
“Systems” means all of the following that are owned by, used, or relied on by the Company and its Subsidiaries: software, software engines, computer hardware (whether general or special purpose), websites, website content and links and equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping, and communications, telecommunications systems, networks, interfaces, platforms, servers, peripherals, computer systems, and other information technology infrastructure, including any outsourced systems and processes, and information and functions owned, used or provided by the Company or its Subsidiaries.
“Superior Proposal” means any written Acquisition Proposal that the Company Board determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), taking into account the legal, regulatory, financial and financing aspects of such proposal and of this Agreement and such factors as the Company Board (or any committee thereof) considers to be appropriate (including any adjustment to the terms and conditions of this Agreement proposed by Parent in response to such proposal in accordance with Section 6.03(d)) and the Person making the proposal, (i) is reasonably capable of being consummated in accordance with its terms and (ii) which, if consummated, would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Merger; provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” shall be deemed to be references to “more than 50%.”
“Tax” means any and all U.S. federal, state, territory, local, foreign and other taxes imposed by any Taxing Authority, including, without limitation, any levies, duties, tariffs, imposts, assessments, and other similar charges and fees, including, without limitation, income, franchise, estimated severance, health insurance, government pension plan, escheat, windfall or other profits, accumulated earnings, gross receipts, premiums, property, conveyance, sales, use, net worth, capital stock, capital gains, payroll, employment, social security (or similar), wage or other withholding, workers’ compensation, unemployment compensation, other employment-related taxes, severance, excise, withholding, ad valorem, stamp, transfer, personal holding company, value-added, goods and services, gains tax and license, registration and documentation fees, severance, occupation, environmental (including taxes under former Section 59A of the Code), customs duties, disability, real property, personal property, unclaimed property, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Taxing Authority” means the U.S. Internal Revenue Service and any other Governmental Authority responsible for the administration, imposition, or collection of any Tax.
“Tax Return” means any U.S. federal, state, territory, local and non-U.S. report, information statement, return, certificate, claim for refund, election, estimate or declaration with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent, or any of their respective Affiliates or Representatives.
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Applicable Law. Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	6.03(a)
Affected Employees	6.07(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)(i)
Alternative Debt Financing	6.16(a)
Bankruptcy and Equity Exception	4.02(a)
Board Recommendation	4.02(b)
Capitalization Date	4.04(a)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Common Stock	4.04(a)
Company Disclosure Schedule	Article 4
Company Franchise	4.19(a)
Company Franchise Agreements	4.19(a)
Company Leased Real Property Leases	4.18(c)
Company Pension Plan	4.13(b)
Company Permits	4.10(b)
Company Preferred Stock	4.04(a)
Company Registered Intellectual Property	4.17(a)
Company RSUs	2.06(d)
Company SEC Documents	4.05(a)
Company Securities	4.04(c)
Confidentiality Agreement	6.14
Converted Restricted Shares	2.06(c)
Covered Persons	6.10(a)
Current Premiums	6.10(d)
Debt Commitment Letter	5.07(a)
Debt Financing	5.07(a)
Definitive Debt Agreements	6.16(a)
DGCL	Recitals
Effective Time	2.02(b)
End Date	8.01(b)
Exchange Agent	2.04(a)
FDA	4.21(a)
Financial Statements	4.05(b)
Financing Amount	5.07(c)
Food Laws	4.21(a)
Food Permits	4.21(a)
Franchise Schedule Period	4.19(e)
Indemnification Agreements	6.10(a)
Indemnified Party	6.17
Intervening Event	6.03(b)
Leased Real Property Leases	4.18(b)
Licensed Intellectual Property	4.17(a)
Match Right Notice	6.03(d)(i)
Match Right Period	6.03(d)(i)

Term	Section
Material Contract	4.11
Merger	Recitals
Merger Sub	Preamble
MEWA	4.13(f)
Multiemployer Plan	4.13(f)
Multiple Employer Plan	4.13(f)
Option Consideration	2.06(a)
Owned Real Property	4.18(a)
Parent	Preamble
Parent Matter	6.17
Payment Fund	2.04(a)
Per Share Merger Consideration	2.03(a)
Pre-consummation Warning Letter	6.11(a)
Proxy Statement	6.04(a)
Proxy Statement Clearance Date	6.04(c)
Remaining Stock Plan Shares	2.06(e)
Required Governmental Approvals	6.11(a)
RSU Award Payments	2.06(d)
Specified Franchisees	4.19(b)
Solvent	5.08
Stockholder Approval	4.02(a)
Stockholders’ Meeting	6.04(c)
Suppliers	4.20
Surviving Corporation	2.02(c)
Voting Agreement	Recitals
Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term defined in this Agreement shall be deemed also to define the corollary plural definition, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. The phrases “made available”, “furnished” or similar phrases as used in this Agreement shall mean that the subject documents were either posted in the “Project Epic” data room maintained by Datasite.com or delivered to Parent or its accountants, attorneys, or other agents prior to 12.01 a.m Pacific Time on the date hereof.

ARTICLE 2
THE MERGER
Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of McDermott Will & Emery LLP, 444 West Lake Street, Suite 4000, Chicago, Illinois 60606, unless another place is agreed to in writing by the parties hereto.
Section 2.02 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL.
(b) The Merger shall become effective on such date and at such time when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).
(c) At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.
Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company:
(a) except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $12.51 in cash without interest (the “Per Share Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration for each share upon surrender of such certificate in accordance with Section 2.04, without interest;
(b) each share of Company Common Stock owned by the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and
(c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 2.04 Surrender and Payment.
(a) Prior to the Effective Time, Parent shall appoint Continental Stock Transfer & Trust Company as the exchange agent (or such other nationally recognized exchange agent agreed to between the parties) (the “Exchange Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of exchanging for the Per Share Merger Consideration, certificates representing shares of Company Common Stock (the “Certificates;” provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent the aggregate Per Share Merger

Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the aggregate Per Share Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of the aggregate Per Share Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Exchange Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund and shall be paid to the Surviving Corporation on the earlier of twelve (12) months after the Effective Date or the full payment of the aggregate Per Share Merger Consideration. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Per Share Merger Consideration in respect of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Exchange Agent for use in such exchange).
(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Merger Consideration shall be entitled to receive the Per Share Merger Consideration in respect of each share of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Per Share Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.
(c) If any portion of the Per Share Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d) All Per Share Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.
(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Per Share Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the Per Share Merger Consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Per Share Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08 and less any amounts previously paid to such holder pursuant to Section 262(h) of the DGCL) in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such shares. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in and direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Section 2.06 Company Stock Options; Restricted Stock Awards; Restricted Stock Unit Awards.
(a) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Company Stock Option immediately prior to the Effective Time (such product, the “Option Consideration”). From and after the Effective Time, Company Stock Options shall no longer represent the right to purchase shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the Option Consideration, if any. Payments of the Option Consideration shall be paid as soon as practicable following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(a) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08. If the exercise price per share of any Company Stock Option equals or exceeds the Per Share Merger Consideration, the Option Consideration therefor shall be zero, and none of Parent, the Surviving Corporation or any of their Affiliates shall have any obligation to make any payments or provide any other consideration to the holders in respect of such Company Stock Options.
(b) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Accelerating Company Restricted Stock Award shall become fully vested and the restrictions with respect thereto shall lapse. All Accelerating Company Restricted Stock Awards, including shares that become fully vested and with respect to which the restrictions shall lapse immediately prior to the Effective Time, shall be treated in the Merger in the same manner as the other shares of Company Common Stock in accordance with Section 2.03(a) and Section 2.04. Accelerating Company Restricted Stock Awards that become fully vested pursuant to this Section 2.06(b) shall be subject to withholding in accordance with the provisions of Section 2.08. In no event shall this Section 2.06 and Section 2.04 result in a duplication of benefits with respect to any Accelerating Company Restricted Stock Awards.
(c) At the Effective Time, each Non-Accelerating Company Restricted Stock Award shall be assumed by Parent and converted into a restricted stock award with respect to a number of shares of Parent common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Company Common Stock subject to such Non-Accelerating Company Restricted Stock Award and (y) the Exchange Ratio (“Converted Restricted Shares”), and such Converted Restricted Shares will be subject to the same terms and conditions (including the same vesting conditions and provisions relating to vesting acceleration, if any) as were applicable to such Non-Accelerating Company Restricted Stock Award immediately prior to the Effective Time; provided, that, notwithstanding the foregoing, such Converted Restricted Shares will be subject to full accelerated vesting upon a termination of the holder’s employment with Parent (or an Affiliate) without “cause” (as such term is defined in the holder’s employment or services agreement).
(d) Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding restricted stock unit award and each outstanding performance-based restricted stock unit under the Company Stock Plan (collectively, the “Company RSUs”) shall be deemed to have been earned and become fully vested, shall not be assumed by Parent or Merger Sub in the Merger and shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such Company RSU shall have the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the maximum number of shares of Company Common Stock subject to such Company RSU by (ii) the Per Share Merger Consideration (such amounts payable hereunder, the “RSU Award Payments”). From and after the Effective Time, any Company RSU shall no longer represent the right to receive shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the RSU Award Payment. The RSU Award Payments shall be paid as soon as practicable following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(d) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08.
(e) As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards (other than the Non-Accelerating Company Restricted Stock Awards) shall terminate conditioned upon, and effective immediately after, the Effective Time and the holders thereof be will entitled only to the amount specified herein in respect thereof. As of the Effective Time, Parent shall assume the Company Stock Plan, including (i) all of the obligations of the Company with respect to the Non-Accelerating Company Restricted Stock Awards and (ii) with respect to any amount of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder (“Remaining Stock Plan Shares”), subject to any limitations under Applicable Law or any applicable securities exchange listing requirements. In addition, Parent shall file with the SEC on the Closing Date one or more appropriate registration statements with respect to all Non-Accelerating Company Restricted Stock Awards and all shares of common stock of Parent that may be issued in connection with the Remaining Stock Plan Shares.
Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time and without limiting the Company’s obligations under Section 6.01, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority in accordance with Applicable Law by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.
Section 2.09 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and an indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01 Certificate of Incorporation. By virtue of the Merger, at the Effective Time, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit A hereto (which shall contain such provisions as are necessary to give full effect to Section 6.10 hereof), and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.02 Bylaws. By virtue of the Merger, at the Effective Time, the bylaws of the Company shall be amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.10 hereof) except the references to Merger Sub’s name shall be replaced by references to “Del Taco Restaurants, Inc.”, and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.03 Directors and Officers. The Company shall take all actions reasonably necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Sub immediately prior to the Effective Time (or such other individuals as Parent may designate) shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub immediately prior to the Effective Time (or such other individuals as Parent may designate) shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The following representations and warranties by the Company are qualified in their entirety by reference to the disclosure (a) in the Company SEC Documents filed or furnished at least one (1) full Business Day prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein), any disclosure of risks explicitly included in any “forward-looking statements” disclaimer or any other disclosures contained therein to the extent they are predictive or forward-looking in nature (other than any factual information contained therein)) and (b) set forth in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”). Disclosure of any item in any section or subsection of the Company Disclosure Schedule shall provide an exception to or otherwise qualify or modify the representations and warranties of the Company specifically referred to in such disclosure and such other representations and warranties to the extent such disclosure shall reasonably appear on its face from the substance of such disclosure to be applicable to such other representations and warranties. The Company represents and warrants to Parent and Merger Sub as follows:
Section 4.01 Organization and Good Standing.
(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the lack of such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each other jurisdiction in which it owns, leases or operates properties, or conducts business, so as to require such qualification, except where the lack of such license or qualification or failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Section 4.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the jurisdiction of organization thereof.
(c) True and complete copies of each Company Governing Document, in each case as in effect on the date of this Agreement, are included in the Company SEC Documents. The Company is not in violation of any Company Governing Document, except for violations that would not reasonably be expected to have, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of the certificate of incorporation and by-laws (or equivalent organizational documents) of each Subsidiary of the Company, each as in effect as of the date of this Agreement. Each such certificate of incorporation and bylaws (or equivalent organizational documents) is in full force and effect. No Subsidiary of the Company is in violation of any of the provisions of its certificate of incorporation or by-laws (or equivalent organizational documents), except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.02 Corporate Authorization.
(a) The Company has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. Subject to the accuracy of the representations and warranties in Section 5.10, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, subject to obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. Subject to the accuracy of the representations and warranties in Section 5.10, the only vote of holders of any class of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Merger and the transactions contemplated by this Agreement (under Applicable Law, the Company Governing Documents or otherwise) is adoption and approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the “Stockholder Approval”). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”).
(b) The Company Board, at a meeting duly called and held, unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and declared it advisable that the Company enter into this Agreement and consummate the Merger and other transactions contemplated hereby, which approval, to the extent applicable and subject to the accuracy of the representations and warranties in Section 5.10, constituted approval under the provisions of Section 203 of the DGCL as a result of which the transactions contemplated hereby, including the Merger, are not and will not be subject to the restrictions on “business combinations” under the provision of Section 203 of the DGCL, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and consummation of the Merger and other transactions contemplated hereby, (iv) subject to Section 6.03, determined to recommend that the stockholders of the Company approve the Merger and adopt this Agreement (the “Board Recommendation”), and (v) directed that this Agreement be submitted to a vote of the Company’s stockholders.
Section 4.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated hereby or compliance by the Company with any of the provisions of this Agreement does or will (a) (i) conflict with or result in any breach of any provision of the Company Governing Documents or (ii) the certificate of incorporation and by-laws (or equivalent organizational documents) of any Subsidiary of the Company, (b) require any filing by the Company with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by the Company in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration), result in the creation of any Liens (other than Permitted Liens), under, any of the terms, conditions or provisions of any Material Contract, Company Permit, Company Franchise Agreement or Leased Real Property Lease or (d) violate any order, writ, injunction, decree or Applicable Law applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets; except in each of clauses (a)(ii), (b), (c)

or (d) where (i) any failure to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or (iii) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04 Capitalization.
(a) The authorized capital stock of the Company consists solely of (i) 400,000,000 shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s certificate of incorporation. At the close of business on November 30, 2021 (the “Capitalization Date”): 36,392,418 shares of Company Common Stock were issued and outstanding; an aggregate of 1,012,916 shares of Company Common Stock were subject to outstanding Company Restricted Stock Awards; Company Stock Options to purchase an aggregate of 1,239,703 shares of Company Common Stock were issued and outstanding; an aggregate of 70,199 shares of Company Common Stock were subject to outstanding Company RSUs; 1,142,252 shares of Company Common Stock were reserved for future issuance under the Company Stock Plan; and zero shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.
(b) Section 4.04(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of (i) all outstanding Company Stock Options, including the number of shares of Company Common Stock subject to such award, the name of the holder, the grant date and the exercise or purchase price per share; (ii) all outstanding Company RSUs, including the number of shares of Company Common Stock underlying such awards, the name of the holder and the grant date; and (iii) all outstanding Company Restricted Stock Awards, including the number of shares of Company Common Stock underlying such awards, the name of the holder and the grant date. The Company Stock Plan is the only plan or program the Company or any of its Subsidiaries sponsors or maintains under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other compensatory equity-based awards or profit participation or similar rights are outstanding. The Company Stock Options, the Company RSUs and the Company Restricted Stock Awards set forth in Section 4.04(b) of the Company Disclosure Schedule constitute all of the Company Equity Awards outstanding as of the Capitalization Date. The Company has made available to Parent each form of award agreement under the Company Stock Plan.
(c) Except as set forth in this Section 4.04 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule) and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants, subscription, call or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) other than the Voting Agreement, contractual obligations or commitments of any character of the Company or its Subsidiaries relating to any Company Securities or any securities of the Company’s Subsidiaries, including any stockholders’ agreement, agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal, dividend rights, or similar rights with respect to, any Company Securities or any securities of the Company’s Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities or make any investment in (whether in the form of a subscription obligation, loan, capital contribution credit enhancement, capital account funding obligation, assumption of indebtedness or otherwise) any Person (other than any wholly-owned Subsidiary of the Company or a Company Franchisee pursuant to a Company Franchise Agreement). All Company Stock Options and Company RSUs may, by their terms or the terms of the Company Stock Plan, be treated in accordance with Section 2.06.
(d) Section 4.04(d) of the Company Disclosure Schedule sets forth a true and complete list of the percentage of ownership interest of the Company in each Subsidiary of the Company. Each outstanding share, limited liability company interest, partnership interest or equity or similar interest of each Subsidiary of the Company that is held, directly or indirectly, by the Company is duly authorized, validly issued, fully paid and nonassessable and was issued free and clear of preemptive (or similar) rights, and each such share or interest is owned by the Company or a Subsidiary of the Company. Except for its interests in its Subsidiaries listed on Section 4.04(d) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock of, limited liability company interest, partnership interest or other equity or similar interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, association or other entity. There are no options, warrants, rights, convertible or exchangeable securities, stock-settled performance units, Contracts or undertakings of any kind to which any Subsidiary of the Company is a party or by which any of them is bound obligating any such Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or other voting securities of or equity interest in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or equity interest in, any Subsidiary of the Company.
(e) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote.
Section 4.05 Company SEC Documents and Financial Statements.
(a) The Company has filed or furnished (as applicable) with the SEC all forms, reports, schedules, statements and other documents required by it to be filed or furnished (as applicable) since and including January 1, 2017 under the Exchange Act or the Securities Act (such documents, as have been amended since the time of their filing, collectively, the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.
(b) All of the audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (collectively, the “Financial Statements”), (i) have been or will be, as the case may be, prepared from and, are in accordance with, the books and records of the Company, (ii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments, for the absence of footnotes and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act), and (iii) fairly present in all material respects the financial position and the results of operations and cash flows of the Company as of the times and for the periods referred to therein.

Section 4.06 Internal Controls.
(a) The Company has designed and maintained a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and (ii) based on its most recent evaluation of its system of internal control over financial reporting prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information identified in connection with such evaluation and (B) any fraud, whether or not material, identified in connection with such evaluation, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act).
(b) The Company is in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of the NASDAQ, and (ii) all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002.
(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership, or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose, or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.
(d) From January 1, 2019 to the date hereof, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has received any written complaint from any current or former employee of the Company or its Subsidiaries, regarding (i) a material violation of accounting procedures, internal accounting controls or auditing matters or questionable accounting or auditing compliance matters, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.
Section 4.07 Absence of Certain Changes.
(a) Except as contemplated by this Agreement or set forth in the Company SEC Documents filed or furnished prior to the date hereof, (i) from December 29, 2020 to the date hereof, the Company has conducted, in all material respects, its business in the ordinary course of business and (ii) from December 29, 2020 to the date hereof, none of the Company or any of its Subsidiaries has taken any action (A) described in Section 6.01(a), Section 6.01(b), Section 6.01(d), Section 6.01(e), Section 6.01(f), Section 6.01(h), Section 6.01(i), Section 6.01(j), Section 6.01(l), Section 6.01(n), and to the extent relevant to any of the foregoing, Section 6.01(p) and (B) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) From the Company Balance Sheet Date through the date of this Agreement, no fact(s), change(s), event(s), development(s) or circumstances have occurred, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.08 No Undisclosed Material Liabilities. Except (a) as reflected or otherwise reserved against on the Financial Statements, (b) for liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business, (c) for liabilities and obligations incurred under this Agreement or in connection with the transactions contemplated hereby, (d) for liabilities and obligations incurred under the terms of any Material Contract as in effect on the date hereof, other than liabilities or obligations due to breaches thereunder and liabilities in respect of indebtedness for borrowed money, and (e) for liabilities incurred in accordance with this Agreement, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued or contingent, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.09 Litigation. There is no Proceeding, pending against (or to the Knowledge of the Company, threatened in writing against or naming as a party thereto), the Company, any of its Subsidiaries or any executive officer or director of the Company (in their capacity as such) other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties is subject to any Order which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or which would reasonably be expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.
Section 4.10 Compliance with Applicable Law.
(a) The Company is, and has since January 1, 2019 been, in compliance with all Applicable Laws which affect the business, properties or assets of the Company, except such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and no notice, charge or assertion has been received by the Company or, to the Knowledge of the Company, threatened in writing against the Company alleging any violation of any Applicable Laws other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Section 4.10(a), the provisions of this Section 4.10(a) shall not apply to matters discussed in Section 4.05, Section 4.06, Section 4.12, Section 4.13, Section 4.16 and Section 4.17.
(b) The Company is in possession of all material authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Documents filed prior to the date hereof and substantially as is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except such invalidities or failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is in compliance with, and since January 1, 2019 has complied with, all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, and all applicable sanctions, import, export and customs regulations, including those administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, U.S. Department of State, and the Customs and Border Protection agency.
Section 4.11 Material Contracts.
Except as filed as exhibits to the Company SEC Documents filed at least one (1) full Business Day prior to the date hereof, Section 4.11 of the Company Disclosure Schedule sets forth a true and complete list of each note, bond, mortgage, lien, indenture, lease, license, Contract or agreement, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound (other than, in each case, Company Franchise Agreements, which are the subject of Section 4.19), which, as of the date hereof:
(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) involves annual expenditures in excess of $1,000,000, whether or not entered into in the ordinary course of business;
(iii) contains any (A) right of first offer, right of first refusal, or exclusivity provisions with respect to the conduct of any line of business of the Company or its Affiliates, (B) non-competition provision that restricts the Company’s or its Affiliates’ ability to compete with any business or in any geographical area (other than exclusive territories granted in the ordinary course in connection with a Franchise); or (C) grants a “most favored nation” status;

(iv) relates to a partnership, joint venture or similar arrangement;
(v) is an employment, consulting, services, severance, termination, bonus or incentive compensation, change in control, retention, deferred compensation or other compensatory agreement, contract, understanding, obligation or commitment contract with any current officer of the Company or any member of the Company Board (other than a Company Benefit Plan listed on Section 4.13(a) of the Company Disclosure Schedule);
(vi) relates to (A) the licensing of Company Intellectual Property by the Company or any of its Subsidiaries to or for the benefit of a third-party (other than non-exclusive licenses under Company Intellectual Property granted in the ordinary course of business in connection with the sale and marketing of the Company’s products and services); (B) the licensing by a third-party to the Company or any of its Subsidiaries involving (1) consideration in the form of a transfer fee or otherwise in excess of $250,000 per annum or (2) the development of Company Intellectual Property or Intellectual Property used in, incorporated into or under development with respect to any products or services of the Company or its Subsidiaries; or (C) the sale or purchase of material Intellectual Property; or affects the Company’s or any of its Subsidiaries’ ability to use or disclose any Company Intellectual Property;
(vii) except for this Agreement, is a Contract to which the Company or any Subsidiary of the Company is a party, in each case, relating to (A) the acquisition or disposition by the Company or any Subsidiary of the Company of material properties or assets, in each case, except for acquisitions and dispositions of properties and assets in the ordinary course of business, or (B) the pending or future acquisition from another Person or pending or future disposition to another Person of assets or capital stock or other equity interest of another Person and other Contracts that relate to an acquisition or similar transaction which contain material continuing obligations with respect to the Company or any of its Subsidiaries, in any such case, after the date hereof;
(viii) is a Contract that is a settlement, conciliation or similar agreement with respect to a Proceeding (A) that has been entered into with any Governmental Authority since January 1, 2019, which includes payments in excess of $250,000 or equitable relief material to the Company and its Subsidiaries, taken as a whole, (B) pursuant to which the Company or any Subsidiary of the Company is obligated after the date of this Agreement to pay consideration in excess of $250,000, or (C) that would otherwise materially limit the operation of the Company and its Subsidiaries, taken as a whole, as currently operated; or
(ix) relates to the borrowing of money or extension of credit, in each case, other than incremental borrowings under the Company Existing Credit Facility not in excess of borrowing limits thereunder in effect on the date hereof (provided, for the avoidance of doubt, that the Company Existing Credit Facility is a Material Contract).
Each Contract of the type described above in Section 4.11, whether or not set forth in Section 4.11 of the Company Disclosure Schedule, is referred to herein as a “Material Contract”. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect (except that (x) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (y) general equitable principles), and (ii) there is no event or condition which has occurred or exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a default or breach under any Material Contract by the Company or, to the Knowledge of the Company, any other party thereto.
Section 4.12 Taxes.
(a) Except as set forth on Section 4.12 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has timely filed all income and other material Tax Returns required by applicable law to be filed by or with respect to each of them, and all such Tax Returns are true and complete in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Returns (other than automatic extensions requested in the ordinary course of business);
(b) Neither the Company nor any of its Subsidiaries (i) is delinquent in the payment of any Tax (whether or not shown on any Tax Return), or (ii) has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the Company’s most recent balance sheet to the extent required by GAAP;

(c) All amounts collected or withheld by the Company for the payment of Taxes have been, or will be, timely remitted to the Taxing Authority to whom such payment is due, and each of the Company and its Subsidiaries has withheld all Taxes required to have been withheld by it;
(d) No liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens;
(e) Neither the Company nor any of its Subsidiaries is a party to or bound by any letter ruling, closing agreement or similar agreement, and there are no material adjustments under Section 481 of the Code that have been requested by the Company or proposed in writing by any Taxing Authority with respect to the Company or any of its Subsidiaries, in each case that is reasonably expected to increase the liability of the Company or any of its Subsidiaries for Taxes for a Tax period ending after the Closing Date;
(f) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, receivable or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or any commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes;
(g) Neither the Company nor any of its Subsidiaries has, during the two year period ending on the date of this Agreement or otherwise as part of a plan or series of related transactions within the meaning of Section 355(e) of the Code, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code;
(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b);
(i) No examination, audit, claim, assessment, deficiency or other Proceeding is underway, pending or threatened in writing with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and no claim has been made in writing by a Taxing Authority of a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns claiming that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that has not been resolved;
(j) Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes and no requests for waivers of the time to assess any Tax have been made that are still pending; and
(k) Except for any group of which the Company is or was the common parent, none of the Company or any of its Subsidiaries is or was a member of an “affiliated group” (as defined in Section 1504 of the Code) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of law, as a transferee or successor, by contract, or otherwise.
Section 4.13 Employee Benefit Plans.
(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a list of each material Company Benefit Plan. The Company has made available to Parent and Merger Sub true, correct and complete copies of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, a description thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required; and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan.
(b) The Company Benefit Plans are all in compliance with their terms and the applicable provisions of ERISA, the Code and all other Applicable Laws, except for any noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect There are no Proceedings or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Company Benefit Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) (i) All Company Benefit Plans that are “employee pension plans” (as defined in Section 3(3) of ERISA) and that are intended to be tax qualified under Section 401(a) of the Code that are sponsored, administered or maintained by the Company or any of its Subsidiaries (each, a “Company Pension Plan”) are so qualified and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Parent and Merger Sub a complete copy of the most recent determination letter received with respect to each Company Pension Plan.
(d) None of the Company Benefit Plans provides retiree medical or other retiree welfare benefits to any Person, other than health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.
(e) All material contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans have been timely made.
(f) No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries nor any of their respective ERISA Affiliates, maintain, sponsor or contribute to, or have, in the past six years, maintained, sponsored or contributed to (i) an employee benefit plan subject to Title IV of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (“Multiemployer Plan”); (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (“Multiple Employer Plan”); or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) (“MEWA”). Neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur any material liability under Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan or MEWA, and no fact or event exists that would give rise to any such liability.
(g) Neither the Company nor any of its Subsidiaries is obligated to make any payments, including under any Company Benefit Plan, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other event) that reasonably could be expected to be “excess parachute payments” pursuant to Section 280G of the Code. Neither the Company nor any of its Subsidiaries is obligated to pay a Tax gross-up or reimbursement payment to any Employees.
(h) None of the Company Benefit Plans: (i) provides for the payment of separation, severance, termination or similar-type benefits to any person; (ii) obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely or partially as a result of the transactions contemplated by this Agreement; or (iii) obligates the Company or any of its Subsidiaries to make any payment or provide any benefit as a result of the transactions contemplated by this Agreement.
(i) No Person that has entered into a development agreement or franchise agreement with the Company or any of its Subsidiaries, nor any employee, officer, director or other individual service provider of such a Person, participates in or is eligible to participate in or is a party to any Company Benefit Plan.
(j) Since January 1, 2019, to the Knowledge of the Company, no Governmental Authority has provided written notice alleging that the Company or any Subsidiary of the Company is a joint or co-employer of or has any liability whatsoever with respect to any employees of any Company Franchisee, and no determination (preliminary or otherwise) has been made by any Governmental Authority that the Company or any Subsidiary of the Company is a joint or co-employer or has any liability whatsoever with respect to any employees of any other employer, including employees of Company Franchisees.
Section 4.14 Labor and Employment Matters.
(a) The information furnished to Parent setting forth for each current employee of the Company and its Subsidiaries such employee’s (i) name; (ii) annual base salary or hourly wage rate, as applicable; (iii) title; (iv) primary work location; and (v) whether exempt from the Fair Labor Standards Act is correct and complete in all material respects as of the date indicated therein.
(b) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement or similar agreement.

(c) To the Knowledge of the Company, no current executive officer or other officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his or her employment relationship with such entity following the consummation of the transactions contemplated hereby.
(d) Neither the Company nor any of its Subsidiaries is a party or subject to any pending or, to the Knowledge of the Company, threatened material labor strike, organized work stoppage, slowdown, lock out, unfair labor practice charge or similar labor activity or dispute affecting the Company or any of its Subsidiaries.
Section 4.15 Insurance Policies. A true and complete list of the insurance policies maintained by or with respect to the Company and its Subsidiaries and their respective employees, assets and properties is set forth on Section 4.15 of the Company Disclosure Schedule. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all such policies are in full force and effect, (b) all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet due but may be required to be paid with respect to a period ending prior to the Effective Time), (c) no notice of cancellation or termination has been received or, to the Knowledge of the Company, threatened with respect to any such policy other than ordinary renewals, and (d) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy.
Section 4.16 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries is, and since January 1, 2019 has been, in compliance with all applicable Environmental Laws, including obtaining, maintaining, and complying with all permits, authorizations, consents, registrations, and approvals required under Environmental Law; (ii) neither the Company nor any of its Subsidiaries is a party to any pending or, to the Knowledge of the Company, threatened Proceeding alleging non-compliance by the Company or its Subsidiaries with, or that the Company or its Subsidiaries have a liability under, Environmental Laws; (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, nor any other Person has Released or caused the Release of any Hazardous Materials into the environment on or from the Owned Real Property or the real property leased by the Company or any of its Subsidiaries, or properties formerly owned, leased or operated by the Company or any of its Subsidiaries, that are required under applicable Environmental Laws to be abated or remediated by the Company or any of its Subsidiaries or such that the Company or any Subsidiary would reasonably be expected to incur any other liability under Environmental Law; and (iv) neither the Company nor any Subsidiary has assumed or undertaken, or held harmless or provided any indemnity to a third party for, any outstanding liability of a third party under Environmental Law.
Section 4.17 Intellectual Property.
(a) Section 4.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all (i) patents and patent applications and trademark, service mark and copyright registrations and applications for registration, in each case, that are included in the Company Intellectual Property (collectively, “Company Registered Intellectual Property”) and (ii) licenses of Intellectual Property (other than licenses concerning commercially available off-the-shelf software) granted by third parties to the Company or any of its Subsidiaries that are material to the businesses of Company or any of its Subsidiaries (“Licensed Intellectual Property”).
(b) The Company or one of its Subsidiaries: (i) is the owner of all right, title and interest in and to each item of Company Intellectual Property free and clear of all Liens (other than Permitted Liens) or (ii) is entitled to use and exploit each item of Licensed Intellectual Property pursuant to a valid, sufficient and enforceable written license.
(c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, (i) no Proceeding is currently pending, unresolved or threatened in writing by any Person in the past three (3) years that the use by the Company or any of its Subsidiaries of the Company Intellectual Property or conduct of the businesses of the Company or any of its Subsidiaries infringes, dilutes, violates, misappropriates or otherwise conflicts with the material Intellectual Property of a third party in any material respect; and (ii) no Proceeding is currently pending, unresolved or to the Knowledge of the Company, threatened in writing against any third party involving an infringement, dilution, violation, misappropriation or other conflict by or with such third party of any Company Intellectual Property and, to the Knowledge of the Company, no third party is engaging in any activity that infringes, dilutes, violates, misappropriates or otherwise conflicts with any material Company Intellectual Property.

(d) Except as set forth in Section 4.17(d) of the Company Disclosure Schedule, all material Company Intellectual Property is unexpired and valid, subsisting and enforceable in all material respects. At the Closing, all Intellectual Property licensed to the Company and its Subsidiaries will remain available for use by the Company and its Subsidiaries on the same terms and conditions in all material respects applicable to the Company and its Subsidiaries prior to Closing.
(e) The Company and its Subsidiaries take actions to protect and enforce the Company Intellectual Property, including to maintain the confidentiality of the material trade secrets forming a part of the Company Intellectual Property and such actions are appropriate and reasonable in the industry in which the Company and its Subsidiaries operates and in compliance with applicable law. To the Knowledge of the Company, no such trade secrets have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to an enforceable written confidentiality and non-disclosure agreement.
(f) Company and its Subsidiaries own or have a valid right to access and use all Systems. The Systems that are currently used by the Company and its Subsidiaries constitute all the information and communications technology reasonably necessary to carry on the businesses of the Company and its Subsidiaries. The consummation of the transactions contemplated hereby will not impair or interrupt in any material respect the Company and its Subsidiaries’ access to and use of, or their respective right to access and use, the Systems or any third party databases or third party data used in connection with the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have implemented firewall protections, implemented virus scans and taken commercially reasonable steps in accordance with industry standards to secure the Systems from unauthorized access or use by any Person. To the Knowledge of the Company, there: (x) have been no unauthorized intrusions or breaches of security with respect to the Systems; (y) has not been any material malfunction of the Systems that has not been remedied or replaced in all respects; and (z) has been no material unplanned downtime or service interruption with respect to any Systems. To the Knowledge of the Company, there are no viruses, disabling routines or other material contaminants in the Systems of the Company or any of its Subsidiaries.
Section 4.18 Properties.
(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a list of all real property owned by the Company and its Subsidiaries, including all real property owned by the Company and its Subsidiaries related to a restaurant (the “Owned Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good fee simple title to all Owned Real Property free and clear of all Liens, other than Permitted Liens.
(b) Section 4.18(b) of the Company Disclosure Schedule sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee), other than leases of real property related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as tenant or lessee (including as subtenant or sublessee) related to a restaurant, (collectively, the “Leased Real Property Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold estate in each real property subject to the Leased Real Property Leases, free and clear of all Liens, except for Permitted Liens and (ii) the Leased Real Property Leases are in full force and effect, subject to proper authorization and execution of such lease by the other party thereto and the Bankruptcy and Equity Exception. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice that it is in default in any material respect under any Leased Real Property Lease and, to the Knowledge of the Company, no event or condition has occurred since January 1, 2019, or currently exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a material default or material breach under any Leased Real Property Lease on the part of the Company or its applicable Subsidiary or the other party thereto. Section 4.18(b) of the Company Disclosure Schedule sets forth a list of all leases accounted for by the Company or its Subsidiaries as a capital lease.
(c) Section 4.18(c) of the Company Disclosure Schedule sets forth (i) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor), other than leases related to a restaurant, and (ii) a list of all leases or subleases for real property leased by the Company or its Subsidiaries as landlord or lessor (including as sublandlord or sublessor) related to a restaurant (collectively, the “Company Leased Real Property Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Leased Real Property Leases are in full force and effect, subject to proper authorization and execution of such lease by the other party and the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries has provided written notice to the other party to any Company Leased Real Property Lease that such party is in default in any material respect under such Company Leased Real Property Lease and, to the Knowledge of the Company, no event or condition has occurred since January 1, 2019 or currently exists, which constitutes or could constitute (with or without notice, the happening of any event and/or the passage of time) a material default or material breach under any Company Leased Real Property Lease on the part of the Company or its applicable Subsidiary or the other party thereto.
Section 4.19 Franchise Matters.
(a) Section 4.19(a)(1) of the Company Disclosure Schedule sets forth a list of all (i) development agreements in which the Company or any of its Subsidiaries has granted rights to develop or operate “Del Taco” restaurants, or license others to develop or operate “Del Taco” restaurants, within specific geographic areas or at specific locations, and (ii) franchise agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties is bound and that grant or purport to grant to any Person the right to develop or operate “Del Taco” restaurants, or license others to develop or operate “Del Taco” restaurants, within specific geographic areas or at specific locations (each, a “Company Franchise”), in each case that are in effect (collectively, the “Company Franchise Agreements”). For the avoidance of doubt, the terms Company Franchise Agreements and Company Franchise include any area development agreements, area license or franchise agreements, master franchise agreements, area representative agreements and similar agreements with Persons that cover the development, franchising, or licensing of franchises of “Del Taco” restaurants. The Company has made available to Parent a true, correct and complete copy of each such Company Franchise Agreement and any amendments, addenda or agreements related thereto.
(b) Except as set forth in Section 4.19(b) of the Company Disclosure Schedule, the Company Franchise Agreements do not contain provisions that: (i) grant the Company Franchisee right to develop additional Company Franchises without the payment of additional initial franchise fees, other than in connection with incentive programs generally being offered by the Company or its Affiliates to new and/or existing franchisee at the time of the sale of such franchise; (ii) restrict the Company or any of its Affiliates from receiving and/or retaining payments, rebates or allowances from suppliers in connection with Company Franchisee’s purchases from suppliers; and (iii) grant any rights of first offer, right of first refusal, or other options providing exclusive or protected rights relating to the development or operation of Company Franchises in areas that are in addition to the geographic areas designated as the unit territory or development area granted under such executed Company Franchise Agreement, excluding any rights of first offer, right of first refusal, or other options that have expired by their own terms. Company has made available to Parent a true and complete list of any Company Franchisees with Company Franchise Agreements that provide for payment of royalty fees at rates different than those specified in the Company’s standard form of Company Franchise Agreement in effect at the time such Company Franchise Agreement was executed.
(c) Section 4.19(c) of the Company Disclosure Schedule sets forth a list of the top ten (10) Company Franchisees based upon the total royalties paid by each such Company Franchisee to the Company or any of its Subsidiaries during the 2020 fiscal year. Regarding such top ten (10) Company Franchisees and any other Company Franchisees with five (5) or more Company Franchises (“Specified Franchisees”), to the Knowledge of the Company, as of the date of this Agreement: (i) no such Specified Franchisee is currently involved as a debtor in any bankruptcy proceedings; and (ii) the Company has not received written notice of any Specified Franchisee’s intention or plans to close, cease to operate, leave or abandon, or sell its Company Franchises, or terminate or not renew its Company Franchise Agreements.
(d) Each of the Company Franchise Agreements is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and complies in all material respects with all Applicable Laws and any applicable Orders from any Governmental Authority having jurisdiction with respect to the offer and sale of franchises by the Company, subject in each case to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries has received any written notice of any material default or event that with or without notice or lapse of time, or both, would constitute a material default by the Company and its Subsidiaries under any Company Franchise

Agreement, and there is no Proceeding, pending against (or to the Knowledge of the Company, threatened in writing against or naming as a party thereto), the Company, any of its Subsidiaries by any Company Franchisees alleging material defaults of any Company Franchise Agreement or violations of the Franchise Laws. Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company has (i) provided any Company Franchisee with a notice of breach of any Company Franchise Agreement which has not been cured in accordance with the applicable Company Franchise Agreement or otherwise resolved (whether by termination of the applicable Company Franchise Agreement, settlement or otherwise) or (ii) provided waivers of any material default by Company Franchisees under any Company Franchise Agreement.
(e) Section 4.19(e) of the Company Disclosure Schedule sets forth: (i) a list of all Company FDDs that the Company or any of its Subsidiaries have used to offer or sell Company Franchises within the United States at any time since January 1, 2019 (the “Franchise Schedule Period”); (ii) the jurisdictions in which the Company has currently effective registrations and exemptions under Franchise Laws or has had an effective registration or exemption during the Franchise Schedule Period, and (iii) the effective date and expiration date of each such current and past registration or exemption. The Company has made available to Parent and Merger Sub true and complete copies of: (A) each such Company FDD; (B) copies of the listed franchise registrations, notices of exemption, and any orders, decrees issued to, from, or by any state authority under any Franchise Laws during the Franchise Schedule Period; and (C) financial performance representations, if any, used outside of the Company FDDs during the Franchise Schedule Period in connection with the offer or sale of Company Franchises.
(f) Since the beginning of the Franchise Schedule Period, all offers and sales of Company Franchises by the Company or any of its Subsidiary have been made in material compliance with all applicable Franchise Laws in effect at the time of such offer or sale. Since the beginning of the Franchise Schedule Period, all Company FDDs that the Company or any of its Subsidiaries have used to offer and sell Franchises have contained the information required by Franchise Laws and have otherwise been prepared and delivered to prospective Company Franchisees in compliance with applicable Franchise Laws in all material respects. Since the beginning of the Franchise Schedule Period, none of the Company or any of its Subsidiaries have, in any Company FDD or in any registration, application or filing with any Governmental Authority made any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(g) Neither the Company nor any of its Subsidiaries has (directly or indirectly): (i) offered or sold a Company Franchise in or for any country other than the United States; (ii) sold or granted another Person the right to offer or sell Company Franchises in or for any country other than the United States; or (iii) filed or registered with any Governmental Authority outside of the United States to offer or sell Company Franchises.
(h) Neither the Company nor any of its Subsidiaries is subject to any Order that would prohibit or restrict the offer or sale of Company Franchises in any jurisdiction within the United States, nor has the Company or any of its Subsidiaries received any written notice from any Governmental Authority indicating that such stop orders or other proceedings are or may be threatened.
(i) To the Knowledge of the Company, all funds administered by or paid to the Company or any of its Subsidiaries by or on behalf of one or more Company Franchises at any time since the beginning of the Franchise Schedule Period, including funds that Company Franchises contributed for advertising and promotion and rebates and other payments made by suppliers and other third parties on account of Company Franchises’ purchases from those suppliers and third parties or for purposes of doing business with those Company Franchisees, have been administered and spent in accordance in all material respects with the applicable Company Franchise Agreements, Applicable Laws, any other applicable Contracts to which the Company or any of its Subsidiaries is a party, and as described in the Company FDDs.
(j) The Company has made available to the Parent and Merger Sub true and complete copies of, or electronic access to, a material sample of all advertising and promotional materials used by the Company or its Subsidiaries during the Franchise Schedule Period to market Franchises. The Company has not published or disseminated any franchise advertising in violation of Franchise Laws.
(k) Except as set forth on Section 4.19(k) of the Company Disclosure Schedule, the Company and its Subsidiaries have not contracted with or used any independent sales representatives, brokers, consultants, franchise referral networks, or other third parties in connection with the offer or sale of Company Franchises. The Company has to the extent applicable, filed all broker and sales agent registrations on a timely basis as required by Franchise Laws during periods in which Company Franchises were offered or sold by such third parties on behalf of the Company in the applicable jurisdiction.
(l) Except as set forth on Section 4.19(l) of the Company Disclosure Schedule, the Company has not organized, sponsored, or given formal recognition to any franchisee advisory council, independent franchisee association, or other organization purporting to represent the interests of Company Franchisees, and no independent association or franchisee organization exists which holds itself out as a representative of the Company Franchisees.
(m) Except as set forth on Section 4.19(m) of the Company Disclosure Schedule, in connection with all terminations, non-renewals, or requested and/or completed transfers of Company Franchise Agreements since the beginning of the Franchise Schedule Period, the Company and any of its Subsidiaries has complied with all applicable Relationship Laws and the requirements of the applicable Company Franchise Agreements.
Section 4.20 Suppliers. Section 4.20 of the Company Disclosure Schedule sets forth a true and complete list of the twenty (20) largest suppliers or vendors (“Suppliers”) to the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company or its Subsidiaries for each of (i) the fiscal year ended December 29, 2020 and (ii) the 13 periods ended September 7, 2021. No Supplier has canceled or otherwise terminated, or, to the Knowledge of the Company, threatened to cancel or terminate its relationship with the Company or any Subsidiary of the Company, except as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries.
Section 4.21 Quality and Safety of Food and Beverage Products.
(a) Each of the Company and its Subsidiaries is and has since January 1, 2019 been in compliance, in all material respects, with all applicable laws administered or issued by the U.S. Food and Drug Administration (“FDA”), the Federal Trade Commission, the U.S. Department of Agriculture, and any other Governmental Authority with authority over the safety, quality, service, testing, manufacturing, labeling, distribution, transportation, storage, or marketing of food and beverage products (“Food Laws”). Each of the Company and its Subsidiaries has since January 1, 2019 held and been in compliance with all permits required in connection with the conduct of the business of the Company and its Subsidiaries under all applicable Food Laws (“Food Permits”), and there is no Proceeding pending or, to the Knowledge of the Company, proposed or threatened, to revoke, cancel, terminate, modify, or otherwise limit any such Food Permit.
(b) None of the Company or any of its Subsidiaries is or has since January 1, 2019 been the subject of any investigation, prosecution, claim, complaint, notice, warning letter, FDA Form 483, or similar correspondence or enforcement action alleging a violation of any applicable Food Laws, and to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to result in such actions.
(c) No food or beverage product distributed or sold by or on behalf of the Company or any of its Subsidiaries has since January 1, 2019 been recalled, seized, withdrawn, detained, suspended, or the subject of any health or safety notification by the Company (or Subsidiary thereof) or any Governmental Authority, and to the Knowledge of the Company, none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Food Laws, or posed a material threat to the health or safety of a consumer when consumed in the intended manner.
Section 4.22 Data Privacy and Security.
(a) The Company and its Subsidiaries and their respective officers and employees, and, to the Knowledge of the Company, any processors acting on their behalf are in material compliance and have since January 1, 2019 complied in all material respects with all applicable Privacy Laws. All Personal Information is and has since January 1, 2019 been collected, processed, transferred, disclosed, shared, stored, protected and used by the Company in accordance with Privacy Laws in all material respects.
(b) The Company has in place policies and procedures for the proper collection, processing, transfer, disclosure, sharing, storing, security and use of Personal Information that comply in all material respects with applicable Privacy Laws.

(c) The Company has, since January 1, 2019, in accordance in all material respects with applicable Privacy Laws: (i) provided individuals with relevant information as required by applicable Privacy Laws; (ii) obtained, where required by applicable Privacy Laws, individuals’ valid consent in relation to the collection, processing, transfer, disclosure, sharing, use and sale of their Personal Information; (iii) implemented and complied in all material respects with its audit, training and, where required, data protection impact assessment procedures; (iv) where the Company has instructed another party to process Personal Information, entered into data processing agreements or other contracts which materially comply with the requirements of applicable Privacy Laws; (v) where the Company acts as a processor, entered into data processing agreements or other contracts which materially comply with the requirements of applicable Privacy Laws and complied in all material respects with all applicable contractual obligations; and (vi) made commercially reasonable efforts to store Personal Information for no longer than is reasonably necessary for the purposes for which Personal Information is processed pursuant to requirements under applicable Privacy Laws.
(d) The Company has implemented commercially reasonable technical, physical, and organizational measures and security systems and technologies in material compliance with all data security requirements under applicable Privacy Laws and the Payment Card Industry Data Security Standards to protect the integrity and security of such Personal Information and all Company data and to prevent any destruction, loss, alteration, corruption or misuse of or unauthorized disclosure or access thereto in material compliance with applicable Privacy Laws.
(e) To the Knowledge of the Company, since January 1, 2019, the Company has not experienced any material incident in which Personal Information was or may have been stolen, lost, unavailable, destroyed, altered or improperly accessed, disclosed or used without authorization, and the Company is not aware of any facts suggesting the likelihood of the foregoing, including any material “breach of security” (or similar term such as “security breach”) as defined by applicable Privacy Laws. To the Knowledge of the Company, no circumstance has arisen in which applicable Privacy Laws would require the Company to notify a person or Governmental Authority of a “breach of security” (or similar term such as “security breach”) as defined by applicable Privacy Laws.
(f) To the Knowledge of the Company, since January 1, 2019, the Company has not been and is not currently: (a) under audit or investigation by any authority regarding the Company’s compliance with applicable Privacy Laws, including regarding the Company’s collection, processing, transfer, disclosure, sharing, storing, protection and use of Personal Information, or (b) subject to any third party notification, claim, demand, audit or action in relation to the Company’s processing of Personal Information, including a notification, a claim, a demand, or an action alleging that the Company has collected, processed, transferred, disclosed, shared, stored or used Personal Information in violation of applicable Privacy Laws.
(g) The performance of this Agreement will not violate (i) any Privacy Laws, or (ii) any other privacy or data security requirements or obligations imposed under any contracts on the Company. Upon execution of this Agreement, the Company shall continue to have the right to use and process any Personal Information collected, processed, or used by it before the signature date of this Agreement in order to be able to conduct the ordinary course of its business.
Section 4.23 Interested Party Transactions.There is currently no, and since January 1, 2019, there has been no, change, effect, development, circumstance, condition or occurrence that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.
Section 4.24 Brokers’ Fees. Except for the Company Financial Advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment from the Company in respect thereof. A copy of the engagement letter between the Company and the Financial Advisor, as in effect on the date hereof, has been made available to Parent, which copy is true and complete subject to redactions of the portions of such letter relating to the calculation of the fee payable to the Financial Advisor. The Company has separately provided to Parent its good faith calculation of the approximate amount of the fee that will be payable to the Financial Advisor as a result of the Merger.
Section 4.25 Opinion of Financial Advisor.The Company Board has received the opinion of the Company Financial Advisor, dated as of the date hereof, to the effect that, as of the date hereof and subject to the limitations, qualifications and assumptions set forth in such opinion, the Per Share Merger Consideration to be paid to the holders of the Company Common Stock (other than Parent and Merger Sub) in connection with the Merger pursuant to this Agreement is fair from a financial point of view to such holders. A duly executed, true and complete copy of such opinion has been made available to Parent solely for information purposes. Such opinion has not been amended or rescinded as of the date of this Agreement.
Section 4.26 Takeover Laws. Assuming the accuracy of the representations and warranties in Section 5.10, no “fair price,” “moratorium,” “control share acquisition,” “significant stockholder,” “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of the Company Governing Documents, is applicable to or would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Merger and other transactions contemplated hereby.
Except for the representations and warranties set forth in this Article 4 or in any certificate delivered expressly pursuant hereto by the Company, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Merger. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent or Merger Sub in “data rooms” or management presentations in expectation of the Merger, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 4 or in any certificate delivered expressly pursuant hereto by the Company.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
The following representations and warranties by Parent and Merger Sub are qualified in their entirety by reference to the disclosure in the Parent SEC Documents filed or furnished at least one (1) full Business Day prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein), any disclosure of risks explicitly included in any “forward-looking statements” disclaimer or any other disclosures contained therein to the extent they are predictive or forward-looking in nature (other than any factual information contained therein)). Parent and Merger Sub represent and warrant to the Company that:
Section 5.01 Corporate Existence and Power. Parent is, and Merger Sub shall upon its formation be, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.
Section 5.02 Corporate Authorization. Parent has, and Merger Sub shall upon its formation have, all requisite corporate power and authority to enter into this Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Merger Sub of this Agreement and the Voting Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have (and, in the case of Merger Sub, shall upon its formation have) been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Assuming the due authorization, execution, and delivery hereof by the Company and of the Voting Agreement by the other parties thereto, this Agreement and the Voting Agreement constitute (and, in the case of Merger Sub, shall upon its formation constitute) valid and binding agreements of each of Parent and Merger Sub, as applicable, enforceable against each such Person in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or the Voting Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated hereby or compliance by Parent and Merger Sub with any of the provisions of this Agreement or the Voting Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) require any filing by Parent or Merger Sub with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filings as may be required under the DGCL in connection with the Merger, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act and any other Required Governmental Approvals, (iv) such filings with the SEC as may be required to be made by Parent or Merger Sub in connection with this Agreement and the Merger or (v) such filings as may be required under the rules and regulations of the NASDAQ in connection with this Agreement and the Merger), (c) result in a modification, violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right, including, but not limited to, any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, commitment or arrangement (whether written or oral) to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, or (d) violate any order, writ, injunction, decree or Applicable Law applicable to Parent or Merger Sub or any of their respective properties or assets; except in each of clauses (b), (c) and (d) where (i) any failure to obtain such permits, authorizations, consents or approvals, (ii) any failure to make such filings or (iii) any such modifications, violations, rights, breaches or defaults have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.04 Operation of Merger Sub. All of the issued and outstanding capital stock of Merger Sub shall upon its formation be, and at the Closing Date will be, owned by Parent. Merger Sub is being formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the transactions contemplated hereby or incidental to its formation.
Section 5.05 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given promptly following the execution and delivery of this Agreement.
Section 5.06 Litigation. There is no Proceeding pending against or, to the knowledge of Parent, threatened in writing against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.07 Available Funds.
(a) Parent has received an executed commitment letter dated as of the date hereof (including all exhibits, schedules, annexes, supplements and amendments thereto and each fee and engagement letter related thereto) (as may be amended, restated, supplemented or otherwise modified to the extent permitted by Section 6.16(a), the “Debt Commitment Letter”) from the Debt Financing Sources pursuant to which such Debt Financing Sources have agreed, subject to the terms and conditions thereof, to purchase notes in the amount set forth therein. A true, correct and complete copy of the Debt Commitment Letter and any related engagement letter and fee letter (except for provisions in the fee letter related solely to fees and economic terms (other than covenants) that may be redacted at the request of the Debt Financing Sources) has been previously provided to the Company. The issuance of the Series 2022-B Term Notes contemplated by the Debt Commitment Letter is referred to in this Agreement as the “Debt Financing.”
(b) Except as set forth or incorporated by reference in the Debt Commitment Letter, as of the date hereof, there are no conditions precedent to the obligations of the Debt Financing Sources to provide the Debt Financing or any contingencies that would permit the Debt Financing Sources to reduce the total amount of the Debt Financing (other than by operation of any “market flex” provisions). As of the date hereof, assuming the accuracy of the representations and warranties set forth in Article 5 4 (solely to the extent that such inaccuracy of such representation or warranty would adversely affect the satisfaction by Parent of the conditions set forth or incorporated by reference in the Debt Commitment Letter), the performance by the Company of its obligations under Section 6.01, Section 6.05 and Section 6.16, and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all conditions to be satisfied by it in or incorporated by reference in the Debt Commitment Letter on or prior to the Closing Date.
(c) Assuming the accuracy of the representations and warranties set forth in ARTICLE 4 (solely to the extent that such inaccuracy of such representation or warranty would adversely affect the satisfaction by Parent of the conditions set forth or incorporated by reference in the Debt Commitment Letter), the performance by the Company of its obligations under Section 6.01, Section 6.05 and Section 6.16, and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, the Debt Financing, when funded in accordance with the Debt Commitment Letter, shall provide Parent with cash proceeds on the Closing Date in an amount sufficient for the payment of the Aggregate Merger Consideration, the refinancing of any indebtedness of the Company and its Subsidiaries under the Company Existing Credit Facility, and the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the foregoing (such amount, the “Financing Amount”).
(d) As of the date hereof, (i) the Debt Commitment Letter is in full force and effect and is the valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, (ii) assuming the accuracy of the representations and warranties set forth in Article 4 (solely to the extent that such inaccuracy of such representation or warranty would adversely affect the satisfaction by Parent of the conditions set forth in the Debt Commitment Letter), and the satisfaction of the conditions set forth in Section 7.01 and Section 7.02, no event has occurred that, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent or, to the knowledge of Parent or Merger Sub, any of the other parties thereto, under or incorporated by reference in the Debt Commitment Letter that has not been cured or irrevocably waived or that would otherwise make the Debt Financing not available on the Closing Date under the terms and conditions of the Debt Commitment Letter, (iii) to the knowledge of Parent, there are no facts or circumstances that are reasonably likely to result in (x) any of the conditions set forth or incorporated by reference in the Debt Commitment Letter not being satisfied or (y) the Financing not being made available to Parent on a timely basis in order to consummate the transactions contemplated by this Agreement on the Closing Date, and (iv) neither Parent nor Merger Sub is aware of any material inaccuracies (or to the extent qualified by materiality, any inaccuracies) in any of the representations and warranties of Parent in the Commitment Letters. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. The Debt Commitment Letter (including any of the conditions or contingencies to funding contained or incorporated by reference therein (including definitive agreements related thereto) or any other provision of, or remedies under, the Debt Commitment Letter (including definitive agreements related thereto)) has not been modified, amended, waived or altered as of the date hereof and will not be amended, modified, waived or altered at any time through the Closing, except as permitted by Section 6.16(a), and none of the commitments under the Debt Commitment Letter have been withdrawn or rescinded in any respect as of the date hereof. There are no side letters or other contracts or arrangements that could affect the amount, availability or conditions of the Debt Financing other than as expressly set forth in or incorporated into the Debt Commitment Letter previously furnished to the Company.
(e) Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent and/or Merger Sub obtain financing for or related to any of the transactions contemplated hereby.
Section 5.08 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the transactions contemplated by this Agreement and the payment of the amounts contemplated in Article 2, including the Aggregate Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement, (c) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (d) all cost estimates, financial or other projections and other predictions of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated hereby, (e) the accuracy of the representations and warranties of the Company set forth in Article 3 hereof, (f) payment of all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and (g) payment of all related fees and expenses, Parent and the Surviving Corporation, taken as a whole, will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, plus (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.09 Absence of Certain Agreements. As of the date hereof, except for the Voting Agreement, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (a) pursuant to which any stockholder of the Company would be entitled to receive in respect of any share of Company Common Stock, consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (b) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Except for the Voting Agreement, there are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate to or are in connection with, the transactions contemplated by this Agreement.
Section 5.10 Stock Ownership. None of Parent, Merger Sub or any of their respective Subsidiaries, or, to the knowledge of Parent, any Affiliate of Parent is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.
Section 5.11 Brokers’ Fees. Other than the engagement of BofA Securities, Inc. by Parent to act as investment banker, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment from Parent in respect thereof.
Section 5.12 Information in the Proxy Statement. None of the written information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date first mailed to the Company’s stockholders or at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
Section 5.13 Investigation; Limitation on Warranties; Disclaimer of Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, intellectual property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided sufficient access to personnel, properties, premises and records of the Company and its Subsidiaries for such purposes. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its independent investigation and analysis of the Company and its Subsidiaries, and each of Parent and Merger Sub acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, controlling persons or Company representatives that are not expressly set forth in this Agreement or a certificate delivered expressly pursuant hereto or in the Voting Agreement, whether or not such representations, warranties or statements were made in writing or orally. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by Applicable Law, the Company and its Subsidiaries, and their respective Affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any of Parent’s Subsidiaries, or their respective Affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any of Parent’s Subsidiaries or any of their

Representatives, or any Affiliates, stockholders, or controlling persons of Parent or Merger Sub, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Letter) or any certificate delivered expressly pursuant hereto, in the Voting Agreement or in the case of fraud. Parent and Merger Sub each acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement and in any certificate delivered expressly pursuant hereto (a) the Company does not make, and has not made, any representations or warranties relating to the Company or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by the Company to make any representation or warranty relating to the Company or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of an express representation or warranty set forth in Article 4. Notwithstanding the foregoing, nothing in this Section 5.13 is intended to modify or limit in any respect any of the representations or warranties of the Company in Article 4.
Except for the representations and warranties set forth in this Article 5 and in any certificate delivered expressly pursuant hereto, neither the Parent nor Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent or the Merger Sub or with respect to any other information provided to the Company in connection with the Merger. Neither Parent nor Merger Sub nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, unless, and to the extent that, any such information is expressly included in a representation or warranty contained in this Article 5 or in any certificate delivered expressly pursuant to this Agreement.
ARTICLE 6
COVENANTS
Section 6.01 Conduct of the Company. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, except (a) as set forth in Schedule 6.01, (b) as expressly required pursuant to or expressly permitted by this Agreement (including Section 6.02 and Section 6.03), (c) as required by Applicable Law or (d) as consented to in writing in advance by Parent, the Company shall (i) conduct its businesses in all material respects in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve materially intact its current business organization and to preserve in all material respects the relationships of the Company and its Subsidiaries with Company Franchisees and the franchise system as a whole, employees, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having business dealings with the Company or any of its Subsidiaries, (iii) use commercially reasonable efforts to keep and maintain the assets and properties of the Company and its Subsidiaries in accordance with past practice, normal wear and tear excepted, and (iv) comply in all material respects with Applicable Law. Without limiting the generality of the foregoing, except (a) as set forth in Schedule 6.01, (b) as expressly required pursuant to or expressly permitted by this Agreement (including Section 6.02 and Section 6.03), (c) as required by Applicable Law, or (d) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to clauses (e)(C), (k), (l), (m), (q) or (r) of this Section 6.01), the Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall not, and shall not permit any of its Subsidiaries to:
(a) amend the Company’s Governing Documents or other comparable charter or organizational documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);
(b) (i) establish a record date for, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or other equity, property or otherwise, including any combination thereof) in respect of, or enter into any Contract with respect to the voting of, any capital stock of the Company or any capital stock or other Equity Interests of its Subsidiaries, other than (x) regular quarterly cash dividends consistent with past practice and (y) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or any of the Company’s other wholly owned Subsidiaries, (1) adjust, recapitalize, combine, split, combine, subdivide or reclassify any Company Securities or any capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, (2) except as otherwise provided in Section 6.01(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Company Securities or any shares of capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries or (3) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in accordance with the terms of Company Equity Awards in effect as of the date hereof;
(c) (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise dispose of any Company Securities, other than (w) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or upon the settlement of Company RSUs, in each case, that are outstanding on the date of this Agreement and in accordance with the applicable equity award’s terms (x) the issuance of shares of the Company Common Stock in accordance with the provisions of Section 2.06(d) hereof or (y) grants or awards of Company Securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof and that are set forth in Section 4.13(a) of the Company Disclosure Schedule or (1) amend any term of any Company Security or any outstanding share of capital stock of, or other Equity Interest or voting security in, any Subsidiary of the Company (in each case, whether by merger, consolidation or otherwise);
(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to the Company or any of its Subsidiaries;
(e) except (i) as required by the terms of any Company Benefit Plan in effect on the date hereof or (ii) to the extent necessary to comply with, or satisfy an exemption from, Section 409A of the Code without increasing the benefits provided to any Person, (A) increase the compensation or other benefits payable or to become payable to officers, directors or employees of the Company, (B) grant any officer, director, or employee of the Company or any of its Subsidiaries any increase in severance or termination pay, (C) enter into any employment, consulting, severance or termination agreement with any officer, director or senior employee of the Company or any of its Subsidiaries, except for store-level employees in the ordinary course of business consistent with past practice, (D) establish, adopt, amend or enter into any (1) collective bargaining agreement or other agreement with a labor union, works council or similar organization or (2) Company Benefit Plan, or (E) accelerate any rights or benefits, or make any material determinations, under any Company Benefit Plan; provided, however, the foregoing clauses (A), (B) and (C) shall not restrict the Company from entering into, or making available, plans, agreements, benefits and compensation arrangements (including grants under any Company Benefit Plan) for newly hired employees or employees in the context of bona fide individualized promotions, in each case whose annual base compensation is less than $200,000 and in the ordinary course of business and consistent with past practice;
(f) (i) sell or acquire (A) any real property (regardless of the consideration payable therefor), (B) any business or capital stock or other securities of or all or substantially all of the assets of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), (C) any material amount of assets, securities, properties, or interests for consideration, in the case of clauses (B) and (C), in excess of $5,000,000 in the aggregate, or (D) any assets, securities, properties or interests to or from any Company Franchisee or (ii) enter into any joint venture, strategic alliance or arrangement or make any investment;
(g) agree to any exclusivity, non-competition or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area;
(h) make any material change to any of the accounting methods, principles or practices used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;
(i) (i) incur or assume any long-term or short-term indebtedness except for incremental borrowings under the Company Existing Credit Facility in the ordinary course of business consistent with past practice up to a total amount outstanding as of the Closing Date of $115,000,000, or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person for borrowed money; (iii) make any loans, advances or capital contributions to, or investments in, any other Person in a material amount; or (iv) cancel any material indebtedness or waive any claims or rights of substantial value, in each case, other than in the ordinary course of business;
(j) make, change, or revoke any material Tax election; file any amended income or other material Tax Return; change any annual Tax accounting period; adopt or change any method or practice of Tax accounting; enter into any closing agreement, Tax sharing agreement or Tax indemnity agreement; settle, compromise, concede or abandon any Tax contest or Tax claim, audit or assessment with respect to a material amount of Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;
(k) make any capital expenditures or incur any obligations or liabilities in respect thereof, except in accordance with the capital expenditures budget for the Company made available to Parent;
(l) settle any claim or litigation, in each case, made by or pending against the Company or any of its Subsidiaries, or any of its or their respective officers and directors in their capacities as such, other than the settlement of claims or litigation in the ordinary course of business consistent with past practice that do not require payment by the Company or any Subsidiary of an amount in excess of $350,000 individually or $1,000,000 in the aggregate; provided, however, neither the Company nor any Subsidiary thereof shall be permitted to settle any claim or litigation that would involve injunctive or equitable relief, impose any restrictions or changes on the business or operations of the Company or any of its Subsidiaries or of any present or future Affiliate of the Company or any of its Subsidiaries (including, after the Effective Time, Parent and its other Subsidiaries), or involve any admission of any wrong doing by the Company or any of its Subsidiaries;
(m) (i) modify, amend, waive or fail to enforce, in each case in any material respect, or assign to any Third Party or terminate any (A) Material Contract, or (B) franchise Contract, development Contract or similar Contract with any Company Franchisee other than extension for time or temporary and short-term modifications of royalty payments in the ordinary course of business consistent with past practice, or (ii) enter into a Contract (A) that would, if entered into prior to the date hereof, be a Material Contract, other than supply Contracts entered into in the ordinary course of business (provided, that the Company shall provide reasonable advance notice to, and reasonably consult with Parent, prior to entering into a supply Contract with a term of longer than 1 year or that would not be terminable upon thirty (30) days’ notice or less without material payment or penalty) or (B) that is a franchise Contract, development Contract or similar Contract with a Company Franchisee, other than, in the case of this clause (B), such Contracts entered into in the ordinary course that are substantially on the Company’s standard form;
(n) sell, assign, lease, license, sublicense, terminate, abandon, waive, allow to lapse or otherwise transfer or dispose of, create or incur any Lien (other than Permitted Liens) on, or grant any interest in or rights with respect to, any Company Intellectual Property (except for licenses contained in franchise Contracts, development Contracts or similar Contracts with Company Franchisees entered into in the ordinary course of business and that conform in all material respects with the Company’s standard form of such Contracts as of the date hereof);
(o) implement any employee layoffs that would reasonably be expected to implicate the WARN Act;
(p) authorize, commit or agree to take any of the foregoing actions;
(q) except as required by any Contract entered into, and made available to Parent prior to, the date of this Agreement, open any restaurant in a country or state where the Company or a Subsidiary thereof does not currently have an owned or franchised restaurant, or otherwise engage in any other operations in any country or state in which the Company or a Subsidiary thereof does not currently conduct other operations; or
(r) make any material change to the terms of the Company’s or any of its Subsidiaries’ system-wide or region-wide policies or procedures with respect to its relationships with any Company Franchisees, including any existing or new policies relating to (i) system-wide or region-wide Company Franchisee rent, royalty or other fees and charges, or maintenance of advertising funds, (ii) system-wide or region-wide franchisee incentives or franchisee economic assistance, or (iii) mandates relating to equipment, hardware or software (except for technical updates to existing system-wide or region-wide mandates in the ordinary course of business consistent with past practice) (provided that in all cases the Company shall provide reasonable advance notice to, and reasonably consult with, Parent prior to any taking such actions in this clause (r)).

Notwithstanding the foregoing, (x) nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time, (y) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations and (z) nothing contained in this Agreement shall prevent the Company and its Subsidiaries from buying restaurant locations from, or selling restaurant locations to, existing Company Franchisees (provided, however, that the Company shall provide reasonable advance notice to, and reasonably consult with, Parent prior to selling or agreeing to sell any restaurant location owned by the Company on the date of this Agreement), entering into franchise and development agreements in the ordinary course of business in a manner consistent with clause (m) above, or opening or closing restaurant locations in accordance with plans previously furnished to Parent (including leasing, purchasing and disposing of real property in connection therewith), and provided that any sales or grants of new franchise and development agreements by the Company and its Subsidiaries are conducted in compliance with all Franchise Laws and any other Applicable Laws.
Section 6.02 Unsolicited Proposals.
(a) Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by this Section 6.02, from the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01:
(i) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of its Subsidiary’s Representatives to (and it shall direct such Representatives not to), directly or indirectly (other than with respect to Parent and Merger Sub), (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or data or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, for the purpose of encouraging or facilitating, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”) or enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by this Agreement, or (D) resolve, propose or agree to do any of the foregoing; and
(ii) the Company shall, and shall cause its Subsidiaries to, and shall direct the Company’s and its Subsidiaries’ Representatives to immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party, theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall immediately terminate any electronic “data room” or similar access previously granted to any Third Party and request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party be returned or destroyed in accordance with the applicable Acceptable Confidentiality Agreement.
(b) Notwithstanding anything to the contrary contained in Section 6.02(a), if, at any time on or after the date hereof, but prior to the Stockholder Approval; (i) the Company receives an unsolicited written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not, directly or indirectly, result from or arise out of a material breach of Section 6.02(a) (it being expressly understood that if any Representative of the Company or any of its Subsidiaries takes any action that if taken by the Company would be a material breach of Section 6.02(a), the taking of such action by such Representative will be deemed to constitute a material breach of Section 6.02(a) by the Company for purposes of this Section 6.02(b)), (iii) the Company Board determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (iv) the Company Board determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party’s business); provided, however, that the Company will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, and provided that such Acquisition Proposal shall not have resulted from a material breach of Section 6.02(a) and the Company shall have complied in all material respects with the requirements of Section 6.02 with respect to such Acquisition Proposal (it being expressly understood that if any Representative of the Company or any of its Subsidiaries takes any action that if taken by the Company would be a material breach of Section 6.02(a), the taking of such action by such Representative will be deemed to constitute a material breach of Section 6.02(a) by the Company for purposes of this Section 6.02(b)), contact such Third Party solely (other than contacts in the ordinary course of business not in furtherance of or relating in any way to such Acquisition Proposal) in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of Section 6.02.
(c) From and after the date hereof, the Company shall as promptly as reasonably practicable notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a Third Party, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company’s Subsidiaries or any of the Company’s Representatives, in each case by a Third Party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal, which notification shall include (i) the material terms and conditions of such Acquisition Proposal or information request (including copies of any written proposals, offers, requests or draft agreements), (ii) the identity of the Third Party making such Acquisition Proposal or information request (unless the Company is prohibited from disclosing such identity pursuant to a contractual obligation with such Third Party existing as of the date hereof, in which case the Company shall so inform Parent and shall provide such information about such Third Party as may be reasonably requested by Parent to the extent not in violation of such contractual obligation; and (iii) whether the Company has any intention to provide confidential information to such person. Thereafter, the Company shall keep Parent reasonably informed on a prompt basis of any material developments with respect to such Acquisition Proposal or request (including copies of any written proposals, offers, requests or draft agreements).
Section 6.03 Board Recommendation.
(a) Subject to Section 6.03(b) and Section 6.03(c), none of the Company Board nor any committee of the Company Board shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, the Board Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer by filing a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any Alternative Acquisition Agreement, (v) fail to include the Board Recommendation in the Proxy Statement or (vi) fail to publicly reaffirm the Board Recommendation within ten (10) Business Days of Parent’s written request to do so following the public announcement of any Acquisition Proposal (or, if earlier, at least two (2) Business Days prior to the Stockholders’ Meeting); provided, however, that Parent may deliver only one (1) such request with respect to any particular Acquisition Proposal unless such Acquisition Proposal is subsequently publicly modified in any material respect, in which case Parent may make such request once each time such modification is made (each of the foregoing actions described in clauses (i) through (vi) being referred to as an “Adverse Recommendation Change”), or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi).

(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Approval, and subject to the Company’s or the Company Board’s, as applicable, compliance with this Section 6.03 and Section 6.02, the Company Board may, if the Company Board determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the directors under Applicable Law, but only after complying with Section 6.03(d), make an Adverse Recommendation Change in response to either (i) a Superior Proposal first received after the date hereof or (ii) any material fact, event, change, development or circumstances not known (or if known, the magnitude or material consequences of which were unknown and not reasonably unforeseeable) by the Company Board as of the date hereof, which fact, event, change, development or circumstances (or consequences thereof) becomes known to the Company Board after the date hereof and prior to the Stockholder Approval (such material fact, event, change, development or circumstance, an “Intervening Event”; provided, however, that in no event shall any of the following, alone or in combination, constitute an Intervening Event: (1) an Acquisition Proposal, (2) changes in the trading price or trading volume of the Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes may be taken into account the extent otherwise permitted by the definition of “Intervening Event”); or (3) meeting or exceeding any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceeding the Company’s internal or external budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to the Company meeting or exceeding such estimates, projections, budgets, plans or forecasts may be taken into account to the extent otherwise permitted by the definition of “Intervening Event”).
(c) Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule l4d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law or violate any disclosure requirements under Applicable Law; provided, however, that any such disclosure that would constitute or contain an Adverse Recommendation Change shall be subject to, and may only be made in accordance with, the provisions of Section 6.03(b) as such. In addition, it is understood and agreed that, for purposes of this Agreement, (A) a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, (B) any “stop, look and listen” communication by the Company Board pursuant to Rule l4d-9(f) of the Exchange Act, or (C) any similar communication to the stockholders of the Company, shall not, in and of itself, constitute an Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement, and shall not, in and of itself, be a basis for Parent or Merger Sub to terminate this Agreement pursuant to Section 8.01.
(d) Notwithstanding anything to the contrary contained in this Agreement, the Company Board and the Company shall not be entitled to make an Adverse Recommendation Change pursuant to Section 6.03(b) unless:
(i) the Company shall have provided to Parent prior written notice at least three (3) Business Days in advance (the “Match Right Period” and such notice, the “Match Right Notice”), advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal or details of such Intervening Event, as the case may be);
(ii) during such Match Right Period, if requested by Parent in good faith, the Company and its Representatives shall have engaged in good faith negotiations with Parent regarding any modifications to the terms and conditions of this Agreement proposed by Parent in order to cause such Acquisition Proposal to no longer constitute a Superior Proposal or so that an Adverse Recommendation Change otherwise would no longer be necessary, as the case may be; and
(iii) the Company Board shall have considered any modifications to this Agreement and any other agreements that may be proposed in writing by Parent and shall have determined in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that, after giving effect to such modifications proposed by Parent, such Superior Proposal still constitutes a Superior Proposal (if applicable) and the failure to make the Adverse Recommendation Change would still reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Applicable Law.
It is understood and agreed that (x) any change to the financial or other material terms of an Acquisition Proposal that was previously the subject of a Match Right Notice and (y) any material development in an Intervening Event that was previously the subject of a Match Right Notice shall in each case require the Company to deliver to Parent a new Match Right Notice; provided, however, that in such event, each reference in this Section 6.03(d) to the Match Right Period shall be deemed to be a two (2) Business Day period.
Section 6.04 Approval of Merger
(a) Preparation of Proxy Statement. As soon as practicable after the date hereof (and in any event, but subject to Parent’s timely performance of its obligations under Section 6.04(b), within twenty (20) Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Unless there is an Adverse Recommendation Change pursuant to Section 6.03, the Proxy Statement shall include the Board Recommendation. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement. The Company will cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of the NASDAQ. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Merger Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the Company’s stockholders, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their Representatives a reasonable opportunity to review and to propose comments on such document or response and shall consider in good faith any comments so proposed.
(b) Covenants of Parent with Respect to the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Merger Sub supplied by it in writing expressly for inclusion in the Proxy Statement, at the time the Proxy Statement is first mailed to stockholders of the Company or of any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any other Person for inclusion or incorporation by reference in the Proxy Statement. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.
(c) Mailing of Proxy Statement; Stockholders’ Meeting. The Company shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (such date, the “Proxy Statement Clearance Date”). The Company will take, in accordance with Applicable Law and the Company Governing Documents, all reasonable action necessary to establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date; provided, however, that in no event shall such meeting be held later than forty-five (45) calendar days following the date the Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meetings shall require the prior written consent of the Parent other than in the case it is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting. Unless the Company Board shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change, the Company shall use reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and, in any event, shall ensure that all proxies solicited by or on behalf of the Company in connection with the Stockholders’ Meeting are solicited in compliance with all Applicable Laws and all rules of the NASDAQ.
(d) Amendments to Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, they shall promptly inform Parent. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, as applicable, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 6.05 Access to Information. From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, the Company shall, upon reasonable prior notice, give Parent and Merger Sub, their officers and employees and their authorized Representatives, reasonable access during normal business hours to the contracts, books, records, analyses, projections, financial and operating data, plans, systems, senior management, employees, other Representatives, offices and other facilities and properties of the Company as Parent or Merger Sub or their respective Representatives may from time to time reasonably request in writing. The terms of the Confidentiality Agreement shall apply to any information provided to Parent or Merger Sub pursuant to this Section 6.05. Notwithstanding anything to the contrary set forth herein, the Company shall not be required to provide access to, or to disclose information, where such access or disclosure would, as advised by outside counsel, (a) jeopardize the attorney-client privilege of the Company or (b) contravene any Applicable Law or any applicable antitrust principles or contractual restriction; provided, that the Company shall in such event use commercially reasonable efforts to make reasonable alternative arrangements to permit such access or disclosure in a way that does not violate such obligations or Applicable Law or would not result in the loss of such legal protections, including entering into a joint defense agreement in customary form.
Section 6.06 Notice of Certain Events; Stockholder Litigation. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate as if made as of any time prior to the Effective Time, such that the conditions set forth in Section 7.02(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto. Furthermore, the Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (b) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party which relate to this Agreement, the

Merger or the transactions contemplated hereby. The Company shall keep Parent reasonably informed with respect to the status of any such proceeding against the Company, its Subsidiaries or any officer or director thereof and provide Parent with such documentation and other information with respect thereto as Parent may reasonably request, shall afford Parent the opportunity to monitor any such proceedings (employing counsel of its choice for such purpose) and the right to consult and participate in the defense, negotiation or settlement (subject to Section 6.01(l)) of any such proceedings, and the Company shall give reasonable and good faith consideration to Parent’s advice with respect to such proceedings.
Section 6.07 Employee Benefit Plan Matters.
(a) Effective as of the Effective Time and for a period of one (1) year thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company who continues to be employed by the Company or the Surviving Corporation (the “Affected Employees”), (i) a base salary or regular hourly wage, whichever is applicable, and bonus opportunities and sales and service incentive award compensation opportunities (excluding all equity-based compensation) that are substantially comparable in the aggregate to what was provided to such Affected Employee by the Company immediately prior to the Effective Time and (ii) employee benefits (excluding severance, retention, change in control, transaction bonus, and defined benefit pension benefits and retiree health and welfare benefits) that are, in the aggregate, substantially comparable to those provided to such Affected Employee (including all dependents) by the Company immediately prior to the Effective Time (excluding severance, retention, change in control, transaction bonus, and defined benefit pension benefits and retiree health and welfare benefits). Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company (including, without limitation, any current or former Affiliate of the Company or any predecessor of the Company) and any other periods of service recognized under any Company Benefit Plan shall be taken into account for purposes of determining, as applicable, the eligibility for participation of each Affected Employee in, the vesting of rights and benefits by each Affected Employee under, and the determination of level or amount of benefits payable to or accrued by each Affected Employee under all employee benefit plans maintained or contributed to by Parent or an Affiliate of Parent for the benefit of the Affected Employees, other than defined benefit pension plans, severance plans and retiree health and welfare plans; provided, that no such service credit shall be recognized to the extent that it would result in a duplication of benefits with respect to the same period of services. Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to (x) reduce any period of limitation on health benefits coverage of Affected Employees due to pre-existing conditions (or actively at work or similar requirements) under the applicable health benefits plan of Parent or an Affiliate of Parent, (y) waive any and all eligibility waiting periods and evidence of insurability requirements with respect to such Affected Employees to the extent that any applicable eligibility waiting periods or evidence of insurability requirements under similar health benefit plans were waived or satisfied (or deemed to be satisfied) with respect to the Affected Employees under such health benefit plans and (z) credit each Affected Employee with all deductible payments, co-payments, and other out-of-pocket payments paid by such employee under the health benefit plans of the Company or its Affiliates prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an Affiliate of Parent for such year. Neither the Merger nor any other transaction contemplated hereby shall affect any Affected Employee’s accrual of, or right to take, any accrued but unused personal, sick or vacation policies applicable to such Affected Employee immediately prior to the Effective Time.
(b) Nothing in this Agreement shall confer upon any Affected Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Affected Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Affected Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.07(b) shall (x) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or Parent employee benefit plan, or (y) create any third party rights in any current or former employee or service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 6.08 State Takeover Laws. After the date hereof, Parent and Merger Sub shall take no action that would cause any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law to be applicable to the Company, the Merger or any other transaction contemplated hereby. If any “control share acquisition,” “fair price” or other anti-takeover laws or regulations enacted under state or federal law becomes or is deemed to become applicable to the Company, the Merger or any other transaction contemplated hereby, then the Company, the Company Board or an appropriate committee thereof, as applicable, shall grant such approvals and take such actions as are necessary so that the Merger and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use its reasonable best efforts to render the restrictions imposed by such statute (or the relevant provisions thereof) inapplicable to the foregoing.
Section 6.09 Obligations of Merger Sub. Parent shall promptly (and in any event within twenty-four (24) hours) following the execution of this Agreement cause Merger Sub to be incorporated and, immediately upon such incorporation, to execute and deliver to the Company and Parent a joinder to this Agreement making Merger Sub party hereto. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement.
Section 6.10 Director and Officer Liability.
(a) Parent shall, or shall cause the Surviving Corporation to, honor and fulfill in all respects the obligations of the Company to the fullest extent permissible under Applicable Law, under the Company Governing Documents and the organizational documents of the Company’s Subsidiaries, in effect on the date hereof and under any indemnification or other similar agreements in effect on the date hereof (the “Indemnification Agreements”) to the individuals covered by such Company Governing Documents, the organizational documents of the Company Subsidiaries or Indemnification Agreements (the “Covered Persons”) arising out of or relating to actions or omissions in their capacity as such occurring up to and including the Effective Time, including in connection with the approval of this Agreement and the transactions contemplated hereby.
(b) Without limiting the provisions of Section 6.10(a), for a period of six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Covered Person against and from any costs, fees or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Covered Person’s capacity as such, or (B) this Agreement and any of the transactions contemplated hereby; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Covered Person upon receipt, to the extent required by the DGCL, of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 6.10 or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation of a covered person for which indemnification may be sought under this Section 6.10(b) unless such settlement, compromise, consent or termination includes an unconditional release of such covered person from all liability arising out of such claim, action, suit, proceeding or investigation.
(c) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Covered Persons for periods prior to the Effective Time than are currently set forth in the Company Governing Documents and the organizational documents of the Company’s Subsidiaries. The Indemnification Agreements with Covered Persons that survive the Merger shall continue in full force and effect in accordance with their terms for a period no shorter than six (6) years after the Effective Time.
(d) Effective as of the Effective Time, the Company shall purchase, at a price not to exceed 300% of the amount per annum the Company paid for such insurance in its last full fiscal year prior to the date of this Agreement (the “Current Premiums”), a directors’ and officers’ liability insurance “tail” or “runoff”

insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed by Covered Persons at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company’s and its Subsidiaries’ existing directors’ and officers’ liability policy, and in all other material respects shall be comparable to such existing coverage). If the Company fails to timely purchase such prepaid “tail” or “runoff” policy, then either (i) Parent may purchase such “tail” or “runoff” policy on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend pursuant to this Section 6.10(d) more than an amount per year equal to 300% of the Current Premiums and if such premiums for such insurance would at any time exceed 300% of the Current Premiums of such insurance programs, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent’s or the Surviving Corporation’s good faith judgement, provide the maximum coverage available at an annual premium equal to 300% of the Current Premiums.
(e) In the event, during the period six (6) years after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, the Parent shall use commercially reasonable efforts to cause such continuing or surviving corporation or entity or transferee of such assets, as the case may be, to assume all of the applicable obligations set forth in this Section 6.10.
(f) The Covered Persons (and their successors and heirs) are intended third party beneficiaries of this Section 6.10, and this Section 6.10 shall not be amended in a manner that is adverse to the Covered Persons (including their successors and heirs) or terminated without the consent of the Covered Persons (including their successors and heirs) affected thereby.
Section 6.11 Consents and Approvals.
(a) Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Applicable Law or otherwise to consummate and make effective the transactions contemplated hereby as promptly as practicable, but in no event later than the End Date, (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, clearances approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub or the Company or any of their respective Subsidiaries, or avoid any action or proceeding by any Governmental Authority (including, without limitation, those in connection with the HSR Act and any other antitrust or competition Applicable Law or regulation) (the “Required Governmental Approvals”), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) make or cause to be made the applications or filings required to be made by Parent, Merger Sub or the Company or any of their respective Subsidiaries under or with respect to the HSR Act, which filing shall be made within ten (10) Business Days of the date hereof, any other applicable Required Governmental Approvals or any other Applicable Law in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iv) comply at the earliest reasonably practicable date with any request under or with respect to the HSR Act, any other Required Governmental Approvals and any such other Applicable Laws for additional information, documents or other materials received by Parent or the Company or any of their respective Subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in connection with such applications or filings or the transactions contemplated hereby, and (v) permit the other party to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed material written or oral communication with any Governmental Authority including all reasonable additions, deletions or changes suggested by the other party in connection with, making (A) any material communication or filing under or with respect to the HSR Act, any other Required Governmental Approvals or any such other Applicable Law and (B) any material communications, filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authority. Each party shall not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless, to the extent permitted by Applicable Law, it has given the other party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein. To the extent permitted by Applicable Law, each party shall promptly notify the other of, and if in writing, furnish the other with copies of any material communications from, with, or to any Governmental Authority in connection with the transactions contemplated hereby; provided however, that such materials may be redacted as necessary to address reasonable legal privilege or confidentiality concerns and/or to remove references concerning valuation of the transaction. The Company shall agree if, but solely if, requested by Parent, to divest, hold separate or otherwise take or commit to take any action with respect to the businesses, services, or assets of the Company in furtherance of this Section 6.11; provided, however, that any such action may be conditioned upon consummation of the Merger. Notwithstanding the foregoing, Parent and the Company acknowledge that the Bureau of Competition of the Federal Trade Commission has recently begun the practice of sending a letter (a “Pre-consummation Warning Letter”) to Persons filing notifications under the HSR Act stating that although the waiting period under the HSR Act for the proposed transaction will soon expire, the staff of the Federal Trade Commission’s Bureau of Competition has not yet completed its non-public investigation of the proposed transaction and that if the parties close the proposed transaction before the Federal Trade Commission has completed its investigation, they do so at their own risk inasmuch as the Federal Trade Commission may challenge the proposed transaction, even after the HSR Act waiting period has expired. For the avoidance of doubt, Parent and the Company agree that the receipt by either or both of them of a Pre-consummation Warning Letter or other verbal or written communications from the staff of the Federal Trade Commission or Antitrust Division of the United States Department of Justice to the same effect shall not constitute grounds for the assertion that a condition to closing under Article 7 has not been satisfied.
(b) Each of the Company and Parent shall, and Parent shall cause its Subsidiaries to, furnish to the other party all information necessary for any application or other filing to be made in connection with the transactions contemplated hereby. Each of the Company and Parent shall promptly inform the other of any material communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such application or filing. If a party hereto intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry, then such party shall give the other party reasonable prior notice of such meeting and invite Representatives of the other party to participate in the meeting with the Governmental Authority unless prohibited by such Governmental Authority. The parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to any such application or filing.
(c) Prior to the Closing, the Company shall give any notices to third parties counterparty to any Contracts to which the Company or any of its Subsidiaries is a party and shall use its reasonable best efforts to obtain consents and waivers with respect to Contracts to which the Company or any of its Subsidiaries is a party prior to the Closing (which may or may not be obtained); provided, however, that in no event will Parent or any of its Subsidiaries be required, and in no event shall the Company prior to the Effective Time, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), pay any fee, penalty or other consideration or make any accommodation to any third party to obtain any consent, approval or waiver required with respect to any such Contract.
(d) If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated hereby as violative of any Applicable Law, each of the Company and Merger Sub shall, and shall cause their respective Affiliates to, cooperate and use their reasonable best efforts to contest and resist any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the transactions contemplated hereby.
(e) Parent shall vote (or act by written consent with respect to) all of the shares of capital stock of Merger Sub beneficially owned by it or any of its Subsidiaries or Affiliates in favor of the adoption of this Agreement in accordance with Applicable Law.
(f) Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger or the other transactions contemplated by this Agreement; provided, however, that the foregoing shall in no way restrict Parent’s franchising activities in the ordinary course (including any refranchising or repurchasing of units to or from franchisees).
Section 6.12 Public Announcements. Neither the Company nor Parent, nor any of their respective controlled Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such party determines, after consultation with counsel, that it is required by Applicable Law, legal proceeding, or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide an opportunity to the other party to review and comment upon such press release or other announcement; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal except as required by Section 6.03(d); provided, further, neither the Company, on the one hand, nor Parent or the Merger Sub, on the other hand, shall be required to consult with the other before issuing any press release or making any other public statement with respect to the termination of this Agreement and the effects or consequences thereof if this Agreement has been terminated in accordance with Section 8.01; provided, further, each party hereto and their respective controlled Affiliates may make disclosures or statements that are substantially the same as previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.12 and do not contain any information relating to the Company, Parent or the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Section 6.12. Prior to making any written communications to the employees or independent contractors of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication. In no way limiting the above, if the Company or any of its Subsidiaries, as applicable, intends to modify a Company FDD or any other franchise related materials for the purpose of offering or selling any Franchise and or development agreements, the Company shall submit such materials to Parent for its review of any statements or information relating to Parent, Merger Sub or their Affiliates, and/or the Merger.
Section 6.13 Section 16 Matters. Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law in connection with the transactions contemplated by this Agreement and, for that compensatory and retentive purpose, agree to the provisions of this Section 6.13. Accordingly, promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law.
Section 6.14 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of August 12, 2021 between Parent and the Company (the “Confidentiality Agreement”); provided, that (a) the actions taken by Parent, Merger Sub or their Affiliates or their respective Representatives to the extent necessary to comply with Parent’s or Merger Sub’s obligations under this Agreement shall not be deemed to be a violation of the Confidentiality Agreement, and (b) the confidentiality, non-disclosure and use restrictions on Parent and its Affiliates and Representatives under the Confidentiality Agreement shall terminate upon the Closing.
Section 6.15 Stock Exchange Delisting. The Company shall cooperate with any reasonable request of Parent, and in respect thereof use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of the NASDAQ to enable delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time (and, in any event, within ten (10) days after the Closing Date).
Section 6.16 Debt Financing.
(a) Parent shall use its reasonable best efforts to take (taking into account the expected timing for Closing), or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain, no later than the Closing Date, the proceeds of the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including (i) maintaining in effect the Debt Commitment Letter in accordance with and subject to the terms and conditions set forth therein (it being understood that the Debt Commitment Letter may be replaced or amended as provided below), (ii) negotiating definitive agreements with respect to the Debt Financing or any Alternative Debt Financing (the “Definitive Debt Agreements”) substantially consistent with (or better than) the terms and conditions contained in the Debt Commitment Letter (including, as necessary, any “market flex” provisions contained in any related fee letter), (iii) satisfying on a timely basis (or obtaining a waiver of) all conditions in the Debt Commitment Letter and the Definitive Debt Agreements applicable to Parent or its Affiliates that are within their control and (iv) complying with the covenants applicable to it in the Debt Commitment Letter and in the Definitive Debt Agreements for the Debt Financing that are within its control to the extent the failure to comply with such covenants could adversely impact the amount, certainty or timing, or the availability of, the Debt Financing or Alternative Debt Financing at the Closing. In the event that all conditions contained in the Debt Commitment Letter have been satisfied, Parent shall use its reasonable best efforts to cause the Debt Financing Sources to fund the Debt Financing at Closing (including by promptly taking enforcement action in the event of a material breach by the Debt Financing Source of their obligations under the Debt Commitment Letter or Definitive Debt Agreements (it being understood that a breach consisting of a refusal to fund in accordance with the terms of the Debt Commitment Letter or Definitive Debt Agreements, as applicable, will be considered a material breach for purposes hereof)). Other than amendments, modifications or supplements to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties to the Debt Commitment Letter (but if and only if the addition of such additional parties, individually or in the aggregate, and together with any amendments or modifications to the Debt Commitment Letter in connection therewith, would not result in the occurrence of a Restricted Commitment Letter Amendment (as defined below), Parent shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) permit any amendment or modification to, or any waiver of any material provision or remedy under, the Debt Commitment Letter or Definitive Debt Agreements if such amendment, modification, waiver or remedy (A) adds new (or expands or adversely amends or modifies any existing) conditions to the consummation of the Debt Financing in a manner that could reasonably be expected to (x) prevent or delay the Closing or (y) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur in any respect, (B) reduces the amount of the Debt Financing to an amount that would be less than the amount that would be required to pay the Financing Amount, (C) adversely affects the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Definitive Debt Agreements, (D) waive any remedy available to Parent or its Affiliates thereunder or adversely affect the ability of Parent or its Affiliates to enforce or cause the enforcement of its rights under the Debt Financing, (E) allow for the early termination of the Debt Commitment Letter or (F) could reasonably be expected to prevent, impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement (clauses (A)-(F), collectively the “Restricted Commitment Letter Amendments”). In the event that any portion of the Debt Financing becomes unavailable, or Parent reasonably expects may become unavailable, on the terms and conditions in the Debt Commitment Letter, regardless of the reason therefor (other than Parent has the right to terminate this Agreement pursuant to Section 8.01 hereof), or if Parent reasonably believes that an alternative debt financing (which, for the avoidance of doubt, will include the Series 2022-1 Term Notes referred to in the Debt Commitment Letter) will be more likely to be consummated than the Debt Financing contemplated by the Debt Commitment Letter, Parent will (i) use its reasonable best efforts to obtain alternative debt financing (in an amount at least equal to the Financing Amount) from the same or other sources (the “Alternative Debt Financing”) and (ii) promptly notify the Company of such unavailability and the reason therefor or such determination that an Alternative Debt Financing will be more likely to be consummated than the Debt Financing contemplated by the Debt Commitment Letter. For the purposes of this Section 6.16 (other than as expressly provided otherwise), the term “Debt Financing” shall be deemed to include any Alternative Debt

Financing arranged in compliance herewith, and the term “Debt Commitment Letter” and “Definitive Debt Agreement” shall be deemed to include any commitment letter (or similar agreement) or definitive agreement with respect to any such Alternative Debt Financing; provided, that, notwithstanding anything to the contrary herein, in no event shall any Alternative Debt Financing or amendment with respect to the Debt Commitment Letter be deemed to adversely expand the obligations set forth in this Section 6.16 of the Company and its Subsidiaries.
(b) Parent shall promptly notify the Company in writing (i) of any breach or default (or, to its knowledge, any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Debt Commitment Letter or the Definitive Debt Agreement, (ii) of the receipt by any of Parent or Merger Sub or any of their Affiliates of any written notice from any Debt Financing Source with respect to any actual or threatened breach, dispute, termination or repudiation by any party to any Debt Commitment Letter or the Definitive Debt Agreement (but excluding in each case, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing or any Definitive Debt Agreement with respect thereto), (iii) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Debt Financing necessary to fund the Financing Amount on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or pursuant to an Alternative Debt Financing at or prior to the time that the Closing is required to occur pursuant to the terms hereof and (iv) of the termination or expiration of the Debt Commitment Letter or Definitive Debt Agreement. Upon the request of the Company, Parent shall keep the Company reasonably informed (and provide information reasonably requested by the Company) including, without limitation, relating to any circumstance referred to in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence; provided that Parent shall not be obligated to provide any information that would jeopardize any attorney-client privilege) on a reasonably current basis of the status of its efforts to consummate the Debt Financing. Notwithstanding the foregoing, compliance by Parent with this Section 6.16(b) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement, whether or not the Debt Financing is available; provided, that any breach by Parent of this Section 6.16(b) shall not cause the condition in Section 7.03(b) to fail to be satisfied if Parent obtains the Debt Financing in the amount no less than the Financing Amount at or prior to the Closing Date.
(c) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives, as jointly determined by the Company and Parent and at Parent’s sole expense, to provide, all cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company or any of its Subsidiaries); including using reasonable best efforts to, upon Parent’s reasonable request: (i) participate in a reasonable number of virtual meetings, conference calls, presentations, road shows, due diligence sessions and sessions with arrangers, potential lenders and/or rating agencies, at reasonable times and locations mutually agreed, and upon reasonable notice; (ii) assist Parent with the preparation of (but shall have no obligation to prepare) customary rating agency presentations, bank information memoranda, offering memoranda, confidential information memoranda, private placement memoranda, prospectuses and similar marketing documents and investor and lender presentations (including a customary authorization letter) required in connection with the Debt Financing; (iii) assist Parent in connection with the preparation of (but not executing prior to the Closing) any loan agreement, guarantees, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent or the Lenders and otherwise reasonably cooperating with Parent and the Lenders in facilitating the pledging of collateral and the granting of security interests relating to the collateral if required by the Debt Commitment Letter, it being understood that such documents will not take effect until the Closing; (iv) provide or obtain customary closing, solvency and perfection certificates and insurance, in each case, as reasonably requested by Parent provided that they are contingent on the completion of the Debt Financing; (v) take all corporate and other customary actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing; (vi) obtain from the Company’s existing banking lenders customary payoff letters, lien releases and instruments of termination or discharge; (vii) as promptly as practicable, furnish Parent with such pertinent historical consolidated financial statements and other pertinent historical financial information regarding the Company as may be reasonably requested by Parent for the consummation of the Debt Financing and provide Parent with information reasonably requested by Parent in connection with (but not be responsible for) Parent’s preparation of customary pro forma financial information and pro forma financial statements; and (viii) at least three (3) Business Days prior to the Closing Date, provide all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing Date that relates to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and customary beneficial ownership certifications. The foregoing notwithstanding, nothing in this Section 6.16(c) or otherwise shall require (i) any persons who are directors of the Company or any of its Subsidiaries prior to the Closing Date to pass resolutions or consents to approve or authorize any aspect of the Debt Financing to the extent they are not continuing in the same role following the Closing Date; (ii) the Company and its Subsidiaries to pass resolutions or consents to approve or authorize any aspect of the Debt Financing prior to the Closing that is not contingent on the occurrence of the Closing; (iii) the Company or any of its Subsidiaries or any of their respective Representatives to enter into any agreement (other than customary authorization letters and KYC/beneficial ownership certification documentation) or undertake any obligation which becomes effective prior to the Closing and that is not contingent on the occurrence of the Closing; (iv) the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other cost or expense, in each case prior to the Closing that is not contingent on the occurrence of the Closing; (v) the Company, any Subsidiary or any Representative thereof to deliver any opinion; (vi) the Company or any of its Subsidiaries to take any action that could reasonably be expected to (A) conflict with, or result in any violation or breach of, or default under, the organizational documents thereof, any applicable Law, or any material contract to which it is a party; (B) result in the waiver of any legal privilege; (C) cause any condition to the Closing set forth in Article 7 to not be satisfied; or (D) cause a breach of this Agreement; (viii) any Representative of the Company to deliver any certificate or take any other action in any personal capacity; or (ix) the preparation of quarterly or annual financial statements for the Company with a different fiscal quarter or fiscal year end than the Company’s current fiscal quarter and fiscal year end dates.
(d) Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonably attorneys’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation contemplated by Section 6.16(c) (other than the preparation of its normal quarterly and annual financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, charges or expenses (including reasonable attorneys’ fees), suffered or incurred by them (A) in connection with (i) the Debt Financing (including the arrangement or obtaining thereof), (ii) any action taken by them pursuant to Section 6.16(c), or (iii) any information utilized in connection with the Debt Financing except with respect to any historical financing statements or other information provided by or on behalf of the Company or any of its Subsidiaries in writing specifically for use in connection with any Debt Financing or (B) to the extent any of the foregoing are attributable to the bad faith, willful misconduct or fraud of the Company or its Representatives.
(e) The Company hereby consents to the reasonable and customary use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Subsidiaries or the reputation or goodwill of the Company or any of the Subsidiaries.
Section 6.17 Indemnification by Parent. In the event that the Company or any of its respective officers, directors, members, employees, agents, representatives, Affiliates or any person who controls any of them within the meaning of the federal securities Laws (each such entity and person collectively being referred to hereinafter as an “Indemnified Party”) becomes involved in any capacity in any actual or threatened investigation, dispute (whether or not formal Proceedings are instituted and whether or not the Indemnified Party is a party), or Proceeding (in court, arbitration, mediation or otherwise) related to, based on or arising out of any matter set forth on Exhibit 6.17 (a “Parent Matter”), then Parent shall (a) indemnify and hold harmless and, if requested, defend, each Indemnified Party from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable and documented out-of-pocket legal fees and costs and expert or other professional fees and costs), and liabilities of any kind suffered or incurred by such Indemnified Party related to, based on or arising out of such Indemnified Party’s involvement in any capacity in such actual or threatened investigation, dispute (whether or not formal Proceedings are instituted and whether or not the Indemnified Party is a party), or Proceeding (in court, arbitration, mediation or otherwise) related to, based on or arising out of such Parent Matter and (b) advance to each Indemnified Party all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented legal fees and costs and expert or other professional fees and costs) incurred by such Indemnified Party related to, based on or arising out of the Indemnified Party’s involvement in any capacity in such actual or threatened investigation, dispute (whether or not formal Proceedings are instituted and whether or not the Indemnified Party is a party), or Proceeding (in court, arbitration, mediation or otherwise) related to, based on or arising out of such Parent Matter within five (5) Business Days of such an advancement request. The foregoing is not intended as, and shall not be deemed or construed as, an admission by Parent or any of its Affiliates or Representatives to any third party of any matter whatsoever.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, on or prior to the Closing, of the following conditions:
(a) the Stockholder Approval shall have been obtained;
(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; provided, that the party seeking to assert this condition shall have used those efforts required hereunder (including under Section 6.11) to resist, lift or resolve such Order or Applicable Law; and
(c) the applicable waiting period (and any extension thereof, subject to Section 6.11) applicable to the Merger under the HSR Act shall have expired or been terminated.
Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver by Parent of, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of the Company set forth in: (i) Sections 4.04(a), 4.04(b) and 4.04(c) (Capitalization) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except for de minimis accuracies, (ii) Section 4.02 (Corporate Authorization), Section 4.03(a)(i) (Consents and Approvals; No Violations), Sections 4.04(d) and 4.04(e) (Capitalization) and Section 4.24 (Brokers’ Fees) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date); and (iii) Article 4 (other than the representations and warranties referred to in the foregoing clauses (i) and (ii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as such date (except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date), except in the case of this clause (iii) only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed and complied in all material respects with all covenants required to be performed or complied with by the Company under this Agreement on or prior to the Closing Date;
(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred;
(d) Parent shall have received at the Closing a certificate signed on behalf of the Company by an authorized officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied; and
(e) the Company shall have delivered to Parent and Merger Sub a duly completed and executed affidavit, dated as of the Closing Date and issued in form and substance as required pursuant to Treasury Regulations

Sections 1.897-2(h) and 1.1445-2(c), certifying under penalties of perjury that the Company Common Stock is not a United States real property interest within the meaning of Section 897(c) of the Code, accompanied by an original signed notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Closing.
Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, or, to the extent permitted by Applicable Law, waiver by the Company of, on or prior to the Closing, of the following conditions:
(a) the representations and warranties of Parent and Merger Sub set forth in: (i) Section 5.02 (Corporate Authorization), Section 5.03 (Consents and Approvals; No Violations) and Section 5.11 (Brokers’ Fees) shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent any such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be so true and correct only on and as of such specific date), and (ii) Article 5 (other than the representations and warranties referred to in the foregoing clause (i)) hereof shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are made on and as of a specified date, in which case such representation or warranty shall be so true and correct only as of such specified date), except in the case of this clause (ii) only, where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(b) Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and
(c) the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Section 7.04 Frustration of Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Sections 7.01 or 7.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.01 or 7.03 to be satisfied if such failure was caused by the Company’s failure to perform any of its obligations under this Agreement.
Section 7.05 Waiver of Conditions. All conditions to the Closing will be deemed to have been satisfied or waived from and after the Closing.
ARTICLE 8
TERMINATION
Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:
(a) by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company);
(b) by either Parent or the Company, upon written notice to the other party, if the Merger has not been consummated on or before June 6, 2022 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that if as of such date, all of the conditions to Closing set forth in Article 7 have been satisfied or (to the extent permitted by Applicable Law) waived other than (i) the conditions set forth in Section 7.01(b) (solely to the extent such condition has not been satisfied due to any failure to obtain any applicable clearances under the HSR Act) and Section 7.01(c) and (ii) those conditions that by their terms are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, then the End Date will be automatically extended until September 6, 2022 (and such date will then be the End

Date); provided further, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the cause of, or resulted in the failure of the conditions to Closing set forth in Article 7 to be satisfied;
(c) by either Parent or the Company, upon written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respects its obligations under Section 6.11 and (ii) been the primary cause of such Order due to failure to perform any such obligations;
(d) by either Parent or the Company, upon written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);
(e) by Parent, upon written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;
(f) by the Company, upon written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;
(g) by Parent, upon written notice to the Company, if, prior to the Stockholder Approval, the Company Board or any committee thereof shall have effected an Adverse Recommendation Change; provided, however, the exercise of such termination right by Parent must occur within ten (10) days after, the Adverse Recommendation Change;
(h) by the Company, upon prior written notice to Parent, if (i) prior to the Stockholder Approval the Company Board shall have effected an Adverse Recommendation Change in order to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal in accordance with Section 6.03, (ii) the Company has complied in all material respects with Section 6.02 and Section 6.03 and (iii) the Company immediately prior to or concurrently with such termination pays to Parent the Company Termination Fee; or
(i) by the Company, upon prior written notice to Parent, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Company has notified Parent in writing that (A) all conditions set forth in Section 7.03 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.03 and (B) the Company is ready, willing and able to consummate the Merger, and (iii) Parent and Merger Sub have failed to consummate the Merger within two (2) Business Days after the Closing is required to occur pursuant to Section 2.01.
Section 8.02 Effect of Termination; Payment of Termination Fee.
(a) If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the Confidentiality Agreement, the provisions of Section 6.12, Section 6.14, Section 6.17, this Section 8.02 and Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02(a), but subject in each case to Section 8.02(b), nothing shall relieve any party hereto from liability for an intentional or willful material breach of its covenants or agreements set forth in this Agreement prior to such termination.
(b) In the event that:
(i) this Agreement is terminated (A) by Parent pursuant to Section 8.01(g) (Adverse Recommendation Change) and neither Parent nor Merger Sub are in material breach of this Agreement at the time of such termination or (B) by Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval) if, at the time of such termination pursuant to Section 8.01(d), Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(g);
(ii) this Agreement is terminated by the Company pursuant to Section 8.01(h) (Company Superior Proposal) and neither Parent nor Merger Sub are in material breach of this Agreement at the time of such termination; or
(iii) (A) this Agreement is terminated by (1) Parent or the Company pursuant to Section 8.01(b) (End Date) (but in the case of termination by the Company pursuant to Section 8.01(b), only if at such time Parent had the right to terminate this Agreement pursuant to Section 8.01(b)), (2) Parent or the Company pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval) or (3) Parent pursuant to Section 8.01(e) (Company Breach); (B) prior to (1) such termination, in the case of a termination pursuant to Section 8.01(b) (End Date) or Section 8.01(e) (Company Breach), or (2) the Stockholder Meeting, in the case of a termination pursuant to Section 8.01(d) (Failure to Obtain Stockholder Approval), an Acquisition Proposal shall have been made publicly or to the Company Board, and not withdrawn; and (C) within twelve (12) months of the date this Agreement is terminated the Company consummates or enters into a definitive agreement for an Acquisition Proposal (whether or not such Acquisition Proposal is subsequently consummated); and (D) neither Parent nor Merger Sub are in material breach of this Agreement at the time of such termination; provided, that, for purposes of this Section 8.02(b)(ii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%.
then the Company shall pay Parent the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (A) in the case of Section 8.02(b)(i), within two (2) Business Days after such termination, (B) in the case of Section 8.02(b)(ii), immediately prior to or concurrently with such termination or (C) in the case of Section 8.02(b)(iii) on the earlier of the date that the Company consummates or enters into the Acquisition Proposal (or no later than the next Business Day if such event occurs on a day that is not a Business Day). In the event that Parent shall become entitled to receive payment of the Company Termination Fee pursuant to this Section 8.02(b), then the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or Proceeding against the Company, any of its Affiliates or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Fee and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portions thereof, then the Company shall pay Parent or Merger Sub its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).

(c) For the avoidance of doubt, any payment made by the Company under Section 8.02(b) shall be payable only once with respect to Section 8.02(b) and not in duplication even though such payment may be payable under one or more provisions hereof.
(d) In the event that this Agreement is terminated pursuant to Section 8.01(f) (Parent Breach) or Section 8.01(i) (Failure to Close), and the Company is not in material breach of this Agreement at the time of either such termination, then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds within two (2) Business Days after such termination. In the event that the Company shall become entitled to receive the payment of the Parent Termination Fee pursuant to this Section 8.02(d), and Parent or Merger Sub are not otherwise in an intentional or willful material breach of Sections 6.16(a), 6.16(b) or 6.16(d) of this Agreement, the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and except for payment of the Parent Termination Fee, neither Parent nor Merger Sub shall have any further liability, whether pursuant to a claim at law or in equity, to the Company or any of its Affiliates under this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and the Company shall not be entitled to bring or maintain any claim, action or Proceeding against Parent, Merger Sub or any of their respective directors, officers and employees for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Parent Termination Fee), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination; provided, however, that Parent’s indemnification obligations set forth in Section 6.17 hereof shall not be affected by this sentence, and the Indemnified Parties shall continue to have rights to indemnification by Parent thereunder notwithstanding any prior payment of the Parent Termination Fee. If Parent fails to pay the Parent Termination Fee and the Company commences a suit which results in a final, non-appealable judgment against Parent for the Parent Termination Fee or any portions thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Parent Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding). Nothing in this Section 8.02(d) shall preclude the right of the Company to pursue specific performance pursuant to Section 9.09.
(e) For the avoidance of doubt, the Parent Termination Fee shall be payable only once and not in duplication even though such payment may be payable under one or more provisions hereof.
(f) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.02 are an integral part of the Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 8.02 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Agreement, and (iii) without the agreements contained in this Section 8.02, the parties hereto would not have entered into this Agreement.

ARTICLE 9
MISCELLANEOUS
Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:
if to Parent, Merger Sub, or the Surviving Corporation, to:

Jack in the Box Inc.
9357 Spectrum Center Blvd.
San Diego, California 92123
Attention:	Sarah Super, Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary
Email:	Sarah.Super@jackinthebox.com

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention:	Jonathan K. Layne; Andrew Friedman
Facsimile No.:	310-552-7053; 310-552-7067
Email:	JLayne@gibsondunn.com; AFriedman@gibsondunn.com

if to the Company (prior to the Merger) to:

Del Taco Restaurants, Inc.
25521 Commercentre Drive, Suite 200
Lake Forest, California 92630
Attention:	John Cappasola and Steve Brake
Email:	jcappasola@deltaco.com; sbrake@deltaco.com

with a copy to (which shall not constitute notice):

McDermott Will & Emery LLP
444 West Lake Street
Suite 4000
Chicago, Illinois 60606-0029
Attention:	Scott Williams and Eric Orsic
Facsimile No.:	1-312-984-7700
Email:	swilliams@mwe.com
eorsic@mwe.com
Section 9.02 No Survival of Representations and Warranties. The covenants, representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, however, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Date.

Section 9.03 Amendments and Waivers.
(a) Subject to Section 9.15(f), any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following receipt of the Stockholder Approval, no amendment may be made that requires the further approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.04 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable pursuant to (a) the HSR Act and (b) any other Antitrust Laws.
Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time, (b) after the Effective Time, to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time, to any Person; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary and subject to Section 9.15(f), nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (x) the rights of the Company’s stockholders to receive the Per Share Merger Consideration at the Effective Time pursuant to the terms and conditions of this Agreement, (y) the rights of the holders of Company Equity Awards to receive the payments in respect thereof following the Effective Time pursuant to Section 2.06, and (z) the rights of the Indemnified Parties pursuant to Section 6.11. For the avoidance of doubt, prior to the Effective Time, the rights and remedies conferred on the Company’s stockholders pursuant to Article 2 concerning payment of the Aggregate Merger Consideration and on the holders of Company Equity Awards concerning the payments in respect thereof pursuant to Section 2.06 may only be enforced by the Company acting on the behalf of the Company’s stockholders and holders of Company Equity Awards. The parties hereto further agree that the rights of third-party beneficiaries under this Section 9.05 and Section 9.15(f) shall not arise unless and until the Merger is consummated.
Section 9.06 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION Section 9.08.
Section 9.09 Specific Performance.
(a) The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Jaw or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (for the avoidance of doubt, including to specifically enforce a party’s obligation to effect the Closing), without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. The parties hereto further agree that following Parent’s valid termination of this Agreement in accordance with Section 8.01, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of any fraud remedies under Section 8.02 or the payments of the Company Termination Fee to which Parent is entitled under Section 8.02.
(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including fraud remedies) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing fraud remedies), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time. Notwithstanding anything to the contrary contained in this Agreement, while the Company may pursue both a grant of specific performance pursuant to this Section 9.09 and the payment of the Parent Termination Fee (only to the extent expressly permitted by Section 8.02), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to require Parent and Merger Sub to effect the Closing and pay the Parent Termination Fee.
Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 9.12 Entire Agreement; No Reliance.
(a) This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.
(b) Each party hereto agrees that, except for the representations and warranties of the Company contained in Article 4 of this Agreement and of Parent and Merger Sub contained in Article 5 of this Agreement, or in any certificate delivered expressly pursuant to this Agreement, and the representations and warranties of the parties to the Voting Agreement expressly set forth therein, none of the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except to the extent and as expressly covered by a representation and warranty made by the Company in this Agreement, each of Parent and Merger Sub agrees that neither the Company nor any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries.
Section 9.13 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
Section 9.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.15 Debt Financing Source Matters. The parties hereby agree that (a) the Debt Financing Sources shall not have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 9.15 shall limit the liability or obligations of the Debt Financing Sources under the Debt Commitment Letter (or any fee letters associated therewith) to Parent or Merger Sub), (b) the Debt Commitment Letter (or any fee letters associated therewith) shall be governed by and construed in accordance with the Applicable Laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (c) any Proceeding which may arise pursuant to the Debt Financing, the Debt Commitment Letter (or any fee letters associated therewith) or the performance of services thereunder or the transactions contemplated thereby is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of the Debt Financing, the Debt Commitment Letter (or any fee letters associated therewith) or the performance of services thereunder, (d) any Proceeding which may arise pursuant to the Debt Financing, the Debt Commitment Letter (or any fee letters associated therewith) or the performance of services thereunder or the transactions contemplated thereby shall be brought solely in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each party hereto irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum, and agreed that it will not, and will not support any of its Affiliates in bringing, any Proceeding in any other court, (e) only Parent and Merger Sub (including their respective successors and assigns) and the other parties to the Debt Commitment Letter at their own direction shall be permitted to bring any Proceeding against the Debt Financing Sources for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter and (f) the Debt Financing Sources are express and intended third party beneficiaries of Section 6.16 (Debt Financing), Section 8.02(e) (Termination Fee), Section 9.03 (Amendments), Section 9.05 (Assignment; Benefit) and this Section 9.15. Notwithstanding anything to the contrary contained herein, no modification, waiver or termination of Section 6.16 (Debt Financing), Section 8.02(e) (Termination Fee), Section 9.03 (Amendments), Section 9.05 (Assignment; Benefit) or this Section 9.15 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any such Section) that is adverse to any Debt Financing Source shall be effective as to such Debt Financing Source without the prior written consent of such Debt Financing Source. This Section 9.15 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
JACK IN THE BOX INC.

By	/s/ Darin Harris
Name:	Darin Harris
Title:	Chief Executive Officer

DEL TACO RESTAURANTS, INC.

By	/s/ John Cappasola
Name:	John Cappasola
Title:	President and Chief Executive Officer

JOINDER TO MERGER AGREEMENT
This Joinder (this “Joinder”), dated December 6, 2021, is delivered pursuant to that certain Agreement and Plan of Merger executed as of December 5, 2021 (the “Merger Agreement” ) by Jack in the Box Inc., a Delaware corporation (“Parent”), and Del Taco Restaurants, Inc., a Delaware corporation (the “Company”).
By its execution and delivery to Parent and the Company of this Joinder, Epic Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), hereby agrees to become party to and bound by the Merger Agreement as “Merger Sub” thereunder, with the same effect as if an original party thereto.
EPIC MERGER SUB INC.

By	/s/ Darin Harris
Name:	Darin Harris
Title:	Chief Executive Officer

Annex B
50 California Street, Suite 3100, San Francisco, CA 94111
Tel: (415) 616-1600 | Tel: (800) 981-1203 | Fax: (415) 616-1845
Piper Sandler & Co. Since 1895. Member SIPC and NYSE.
Board of Directors
Del Taco Restaurants, Inc.
25521 Commercenter Drive
Lake Forest, CA 92630
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of Del Taco Restaurants, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to the Agreement and Plan of Merger, dated as of December 05, 2021 (the “Agreement”), to be entered into among the Company, Jack in the Box Inc. (the “Acquiror”) and Epic Merger Sub, Inc., (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Acquiror, will be converted into the right to receive $12.51 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated December 05, 2021; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.
We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger

Piper Sandler & Co.
December 5th, 2021

will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We may provide financial advisory and financing services to the Acquiror and/or any of their affiliates and may receive fees for the rendering of such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.
This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.
This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the merger consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

Piper Sandler & Co.
December 5th, 2021

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.
Sincerely,
/s/ Piper Sandler & Co.

PIPER SANDLER & CO.

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D-1
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of December 5, 2021, among Jack in the Box Inc., a Delaware corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of a wholly-owned Subsidiary of Parent (“Merger Sub”) with and into the Company, with the Company surviving such merger (the “Merger”);
WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose and vote the number of shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) and other securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such shares, collectively, the “Shares”) set forth to the right of such Holder’s name on Schedule A hereto (with respect to such Holder, such Holder’s “Owned Shares” and, together with any New Shares (as defined below), such Holder’s “Subject Shares”);
WHEREAS, as of the date hereof, the Holders collectively hold (a) 6.6% of the issued and outstanding Company Common Stock, and (b) 6.6% of the voting power of the Company Common Stock; and
WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent and each Holder are entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I

Definitions; Interpretation
Section 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.
Section 1.02 Interpretation.
(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.
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(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
ARTICLE II

Representations and Warranties of Each Holder
Each Holder hereby represents and warrants, severally and not jointly, to Parent that:
Section 2.01 Organization. If such Holder is not an individual, such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under Applicable Law) under the laws of the jurisdiction of its incorporation or organization.
Section 2.02 Ownership of Subject Shares. Except to the extent any Owned Shares or New Shares are Transferred in accordance with Section 4.02, the Owned Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) and owned of record by such Holder. Such Holder is the beneficial owner of, and has, with respect to the Owned Shares, and will have with respect to the New Shares, good and marketable title to, the Subject Shares, free and clear of all Liens, except for any Liens created by this Agreement, imposed by applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. Such Holder does not, and will not, beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares other than the Subject Shares. Except as contemplated by this Agreement, such Holder has the sole right to vote (including the right to control such vote as contemplated herein) the Subject Shares, and no Subject Share is subject to any voting trust or other agreement with respect to the voting thereof. Such Holder has the sole right to dispose of the Subject Shares and the sole power to issue instructions with respect to the matters set forth herein, and the sole power to agree to all of the matters set forth in this Agreement, with no restrictions, subject to the applicable securities laws, on its rights of disposition of the Subject Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “Transfer”), or cause to be Transferred any Subject Shares or otherwise relating to the Transfer of any Subject Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
Section 2.03 Authority; Execution and Delivery; Enforceability. If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder. If such Holder is an individual, such Holder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Holder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Holder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.
Section 2.04 No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or
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(ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to such Holder or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Holder (including the Subject Shares) pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or any of its assets or properties is bound, except for any of the foregoing as would not individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.
(b) No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of its obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.
Section 2.05 Litigation. There is no pending or, to the knowledge of such Holder, threatened, legal or administrative proceeding, suit, arbitration, action or, to the knowledge of such Holder, investigation against such Holder or such Holder’s Affiliates, that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder or such Holder’s Affiliates that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder on a timely basis.
Section 2.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.
Section 2.07 Parent Reliance; Merger Agreement Governs. Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and the representations, warranties and covenants of such Holder contained herein. The Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE III

Representations and Warranties of Parent
Parent hereby represents and warrants to the Holders that:
Section 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
Section 3.02 Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
Section 3.03 No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions referenced in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to Parent or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event
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that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, individually or in the aggregate, to prevent, impair or interfere with the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(b) Except as set forth in Section 5.03 of the Merger Agreement, no consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.
ARTICLE IV

Covenants of Holders
Section 4.01 Agreement to Vote.
(a) Each Holder agrees that at the Stockholders’ Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken (and at every postponement or adjournment, as applicable, thereof) and, with respect to the matters described below in clauses (ii)(A), (ii)(B) and (ii)(C), in connection with any action proposed to be taken by written consent of the holders of Shares: (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the Merger Agreement or any other actions contemplated by the Merger Agreement is submitted for the consideration and vote of the stockholders of the Company to a later date if there are not proxies representing a sufficient number of shares of Common Stock to approve such matters on the date on which the meeting is held, and (ii) such Holder shall vote or cause to be voted at any such meeting (and at every postponement or adjournment thereof), or deliver or cause to be delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; and (B) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Except as explicitly set forth in this Section 4.01, nothing in this Agreement shall limit the right of a Holder to vote (or cause to be voted), including by proxy or written consent, if applicable, in favor of, or against or to abstain with respect to, any matters presented to the stockholders of the Company.
(b) Each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking (including without limitation any agreement or understanding with a Person to vote or give instructions in a manner inconsistent with this Section 4.01), and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.
(c) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders. Furthermore, nothing contained in this Agreement shall require the Holders to: (i) convert, exercise or exchange any option or convertible securities in order to obtain any underlying Shares or (ii) vote, or execute any consent with respect to, any Shares underlying such options or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.
Section 4.02 Transfer and Other Restrictions. Prior to the earlier of the Effective Time and the Termination Date, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person, (b) tender into any tender or exchange offer any Subject Shares, whether voluntarily, involuntarily, by operation or otherwise or (c) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any
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other Contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Notwithstanding the foregoing, this Section 4.02 shall not prohibit (i) a Transfer of any Subject Shares by a Holder (A) if such Holder is an individual, to any immediate family member or lineal descendant of such Holder or a trust for the benefit of any such family member or lineal descendant, (B) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any Governmental Authority, by divorce decree or by will, intestacy or other similar law, (C) as Parent may agree (prior to such Transfer) in writing in its sole and absolute discretion, or (D) to an Affiliate of such Holder, so long as, in the case of each of the foregoing clauses (i)(A) through (i)(D), the assignee or transferee agrees to be bound by the terms of this Agreement to the same effect as such Holder and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent, or (ii) (A) the net settlement of such Holder’s options to purchase shares of Company Common Stock (to pay the exercise price thereof and any tax withholding obligations), (B) the net settlement of such Holder’s restricted stock units (including performance-based restricted stock units, if applicable) settled in shares of Company Common Stock (to pay any tax withholding obligations), (C) the exercise of such Holder’s options to purchase shares of Company Common Stock, to the extent such options would expire prior to the Effective Time, (D) the sale of a sufficient number of shares of Company Common Stock acquired upon exercise of such Holder’s options pursuant to the foregoing clause (C) or upon the settlement of such Holder’s restricted stock units, in each case as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by such Holder as a result of such exercise or settlement, (E) such Holder from selling Subject Shares under any written plan in effect on the date hereof providing for the trading of Shares in accordance with Rule 10b5-1 under the Exchange Act that has been disclosed and provided to Parent prior to the date hereof, or (F) any Transfer where such Holder retains sole direct and indirect voting control over its Subject Shares through the term of this Agreement. Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void ab initio.
Section 4.03 No Solicitation.
(a) From and after the date hereof until the Termination Date, each Holder agrees that it shall not, directly or indirectly, initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal. Each Holder agrees that it shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal.
(b) Notwithstanding the foregoing, to the extent that the Company is permitted to engage in any of the restricted activities set forth in Section 4.03(a) pursuant to Sections 6.02 or 6.03 of the Merger Agreement, Holder and its controlled Affiliates may participate in such restricted activities, provided that such action by such Holder and its controlled Affiliates would be permitted to be taken by the Company pursuant to Sections 6.02 or 6.03 of the Merger Agreement.
Section 4.04 Stock Dividends, etc. If between the date of this Agreement and the Effective Time the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares,” “New Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
Section 4.05 Waiver of Appraisal Rights. Each Holder hereby irrevocably and unconditionally waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under Applicable Law.
Section 4.06 Disclosure. The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable law, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve
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(such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Authority Parent’s identity and the nature of Parent’s obligations under this Agreement. Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).
Section 4.07 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action in his or her capacity as a director, officer or employee of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement. However, for the avoidance of doubt, an Adverse Recommendation Change shall not relieve any such Holder of any obligation hereunder with respect to the Shares beneficially owned by such Holder or any New Shares.
Section 4.08 Additional Owned Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement. Each Holder agrees that any shares of Company Common Stock that such Holder purchases or with respect to which such Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date, including shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by such Holder that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such Holder’s “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Owned Shares on the date hereof.
ARTICLE V

General Provisions
Section 5.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:
If to Parent, to:

Jack in the Box Inc.
9357 Spectrum Center Blvd.
San Diego, California 92123
Attention:	Sarah Super, Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary
Email:	Sarah.Super@jackinthebox.com

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention:	Jonathan K. Layne; Andrew Friedman
Facsimile No.:	310-552-7053; 310-552-7067
Email:	JLayne@gibsondunn.com; AFriedman@gibsondunn.com

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If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

McDermott Will & Emery LLP
444 West Lake Street
Suite 4000
Chicago, IL 60606
Attention:	Scott Williams; Eric Orsic
Facsimile No.:	1-312-984-7700
Email:	swilliams@mwe.com; eorsic@mwe.com
Section 5.02 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 5.03 Assignment. This Agreement may not be assigned by operation of law or otherwise except (a) by any Holder, (i) with the prior written consent of Parent or (ii) to a transferee of Holder’s Shares in accordance with Section 4.02, or (b) by Parent, (i) to any of its Affiliates, or (ii) with the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares of the Holders; provided, that, in the case of clauses (a) and (b), any such assignment will not relieve the assigning party of its obligations under this Agreement. Any assignment in contravention of the preceding sentence shall be null and void ab initio.
Section 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedule hereto) constitutes the entire agreement and supersedes all prior representations, conditions, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies.
Section 5.05 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
Section 5.06 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
Section 5.07 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 5.08 Jurisdiction; Service of Process. The parties hereto agree that any action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding
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is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.01 or in any other manner permitted by law.
Section 5.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.
Section 5.10 Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action without the posting of a bond or undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement, including any requirement for the securing or posting of any bond in connection with such remedy.
(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages. Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
Section 5.11 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
Section 5.12 Expenses. Except as set forth herein or the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.
Section 5.13 Further Assurances. Each Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger Agreement.
Section 5.14 Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the Company Board or a committee thereof having effected an Adverse Recommendation Change, (d) the entry into or effectiveness of amendment, modification or waiver of the Merger Agreement that (i) reduces the amount or changes the form of the Per Share Merger Consideration or (ii) extends the End Date beyond October 31, 2022 and (e) with respect to any Holder, the mutual written agreement of such Holder and Parent (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (e), the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any intentional and material breach of this Agreement prior to such Termination Date; provided, that the provisions set forth in Article V shall survive the termination of this Agreement.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.
JACK IN THE BOX INC.

By:	/s/ Darin Harris
Name:	Darin Harris
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]
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HOLDERS:

Levy Family Partners LLC

By:	LFP Management, LLC
Its:	Manager

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Manager

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Manager

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Manager

By:	/s/ Sophia Stratton
Name:	Sophia Stratton
Title:	Manager
Lawrence F. Levy Revocable Trust dated December 23, 1988

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Trustee
Lawrence F. Levy

/s/ Lawrence F. Levy
Lawrence F. Levy
Ari Levy

/s/ Ari Levy
Ari Levy
[Signature Page to Voting Agreement]
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Ari Levy 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levi
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee
Andrew S. Florsheim 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levi
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee
Robert B. Florsheim 2012 Irrevocable Trust

By:	/s/ Ari Levy
Name:	Ari Levi
Title:	Co-Trustee

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Co-Trustee
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LFP Management, LLC

By:	/s/ Lawrence F. Levy
Name:	Lawrence F. Levy
Title:	Manager

By:	/s/ Ari Levy
Name:	Ari Levy
Title:	Manager

By:	/s/ Steven C. Florsheim
Name:	Steven C. Florsheim
Title:	Manager

By:	/s/ Sophia Stratton
Name:	Sophia Stratton
Title:	Manager
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SCHEDULE A
Holder Name	Holder Address	Owned Shares	Shares Issuable Upon Exercise or Conversion of Options and RSUs
Levy Family Partners LLC	444 W. Lake Street #1900 Chicago, IL 60606	1,070,429	0
Lawrence F. Levy Revocable Trust dated December 23, 1988	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	322,873	0
Lawrence F. Levy	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	52,904	0
Ari Levy	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	492,597	0
Ari Levy 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	152,400	0
Andrew S. Florsheim 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	152,400	0
Robert B Florsheim 2012 Irrevocable Trust	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	154,400	0
LFP Management	c/o Levy Family Partners 444 W. Lake Street #1900 Chicago, IL 60606	15,240	0
Total:		2,411,243
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Annex D-2
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of December 5, 2021, among Jack in the Box Inc., a Delaware corporation (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of a wholly-owned Subsidiary of Parent (“Merger Sub”) with and into the Company, with the Company surviving such merger (the “Merger”);
WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose and vote the number of shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) and other securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such shares, collectively, the “Shares”) set forth to the right of such Holder’s name on Schedule A hereto (with respect to such Holder, such Holder’s “Owned Shares” and, together with any New Shares (as defined below), such Holder’s “Subject Shares”);
WHEREAS, as of the date hereof, the Holders collectively hold (a) 9.71% of the issued and outstanding Company Common Stock, and (b) 9.71% of the voting power of the Company Common Stock; and
WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent and each Holder are entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I

Definitions; Interpretation
Section 1.01 Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.
Section 1.02 Interpretation.
(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.
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(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
ARTICLE II

Representations and Warranties of Each Holder
Each Holder hereby represents and warrants, severally and not jointly, to Parent that:
Section 2.01 Organization. If such Holder is not an individual, such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under Applicable Law) under the laws of the jurisdiction of its incorporation or organization.
Section 2.02 Ownership of Subject Shares. Except to the extent any Owned Shares or New Shares are Transferred in accordance with Section 4.02, the Owned Shares are and the New Shares will be beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) and owned of record by such Holder. Such Holder is the beneficial owner of, and has, with respect to the Owned Shares, and will have with respect to the New Shares, good and marketable title to, the Subject Shares, free and clear of all Liens, except for any Liens created by this Agreement, imposed by applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. Such Holder does not, and will not, beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares other than the Subject Shares. Except as contemplated by this Agreement, such Holder has the sole right to vote (including the right to control such vote as contemplated herein) the Subject Shares, and no Subject Share is subject to any voting trust or other agreement with respect to the voting thereof. Such Holder has the sole right to dispose of the Subject Shares and the sole power to issue instructions with respect to the matters set forth herein, and the sole power to agree to all of the matters set forth in this Agreement, with no restrictions, subject to the applicable securities laws, on its rights of disposition of the Subject Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise (collectively, “Transfer”), or cause to be Transferred any Subject Shares or otherwise relating to the Transfer of any Subject Shares and (b) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Shares.
Section 2.03 Authority; Execution and Delivery; Enforceability. If such Holder is not an individual, such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder. If such Holder is an individual, such Holder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Holder’s obligations under this Agreement. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Holder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of, such Holder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.
Section 2.04 No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) if such Holder is not an individual, conflict with or violate any provision of the organizational documents of such Holder or
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(ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to such Holder or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of such Holder (including the Subject Shares) pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or any of its assets or properties is bound, except for any of the foregoing as would not individually or in the aggregate, reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.
(b) No consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Holder or the performance by such Holder of its obligations hereunder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.
Section 2.05 Litigation. There is no pending or, to the knowledge of such Holder, threatened, legal or administrative proceeding, suit, arbitration, action or, to the knowledge of such Holder, investigation against such Holder or such Holder’s Affiliates, that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis. There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder or such Holder’s Affiliates that, individually or in the aggregate, has or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder on a timely basis.
Section 2.06 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.
Section 2.07 Parent Reliance; Merger Agreement Governs. Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Holder and the representations, warranties and covenants of such Holder contained herein. The Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE III

Representations and Warranties of Parent
Parent hereby represents and warrants to the Holders that:
Section 3.01 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
Section 3.02 Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.
Section 3.03 No Conflicts; Governmental Approvals.
(a) Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions referenced in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any law applicable to Parent or by which its assets or properties are bound, or (y) conflict with, result in any breach of or constitute a default (or an event
D-2-3

that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract (whether written or oral), agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, individually or in the aggregate, to prevent, impair or interfere with the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(b) Except as set forth in Section 5.03 of the Merger Agreement, no consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the performance by Parent of its obligations hereunder.
ARTICLE IV

Covenants of Holders
Section 4.01 Agreement to Vote.
(a) Each Holder agrees that at the Stockholders’ Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken (and at every postponement or adjournment, as applicable, thereof) and, with respect to the matters described below in clauses (ii)(A), (ii)(B) and (ii)(C), in connection with any action proposed to be taken by written consent of the holders of Shares: (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and, if applicable, vote in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the Merger Agreement or any other actions contemplated by the Merger Agreement is submitted for the consideration and vote of the stockholders of the Company to a later date if there are not proxies representing a sufficient number of shares of Common Stock to approve such matters on the date on which the meeting is held, and (ii) such Holder shall vote or cause to be voted at any such meeting (and at every postponement or adjournment thereof), or deliver or cause to be delivered a written consent with respect to, all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; and (B) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Except as explicitly set forth in this Section 4.01, nothing in this Agreement shall limit the right of a Holder to vote (or cause to be voted), including by proxy or written consent, if applicable, in favor of, or against or to abstain with respect to, any matters presented to the stockholders of the Company.
(b) Each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking (including without limitation any agreement or understanding with a Person to vote or give instructions in a manner inconsistent with this Section 4.01), and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.
(c) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders. Furthermore, nothing contained in this Agreement shall require the Holders to: (i) convert, exercise or exchange any option or convertible securities in order to obtain any underlying Shares or (ii) vote, or execute any consent with respect to, any Shares underlying such options or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.
Section 4.02 Transfer and Other Restrictions. Prior to the earlier of the Effective Time and the Termination Date, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person, (b) tender into any tender or exchange offer any Subject Shares, whether voluntarily, involuntarily, by operation or otherwise or (c) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney or any
D-2-4

other Contract, option or other arrangement or understanding with respect to the tendering, voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Notwithstanding the foregoing, this Section 4.02 shall not prohibit (i) a Transfer of any Subject Shares by a Holder (A) if such Holder is an individual, to any immediate family member or lineal descendant of such Holder or a trust for the benefit of any such family member or lineal descendant, (B) to any person or entity if and solely to the extent required by any non-consensual, final and non-appealable injunction, order, judgment or decree of any Governmental Authority, by divorce decree or by will, intestacy or other similar law, (C) as Parent may agree (prior to such Transfer) in writing in its sole and absolute discretion, or (D) to an Affiliate of such Holder, so long as, in the case of each of the foregoing clauses (i)(A) through (i)(D), the assignee or transferee agrees to be bound by the terms of this Agreement to the same effect as such Holder and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form reasonably acceptable to Parent, or (ii) (A) the net settlement of such Holder’s options to purchase shares of Company Common Stock (to pay the exercise price thereof and any tax withholding obligations), (B) the net settlement of such Holder’s restricted stock units (including performance-based restricted stock units, if applicable) settled in shares of Company Common Stock (to pay any tax withholding obligations), (C) the exercise of such Holder’s options to purchase shares of Company Common Stock, to the extent such options would expire prior to the Effective Time, (D) the sale of a sufficient number of shares of Company Common Stock acquired upon exercise of such Holder’s options pursuant to the foregoing clause (C) or upon the settlement of such Holder’s restricted stock units, in each case as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by such Holder as a result of such exercise or settlement, (E) such Holder from selling Subject Shares under any written plan in effect on the date hereof providing for the trading of Shares in accordance with Rule 10b5-1 under the Exchange Act that has been disclosed and provided to Parent prior to the date hereof, or (F) any Transfer where such Holder retains sole direct and indirect voting control over its Subject Shares through the term of this Agreement. Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void ab initio.
Section 4.03 No Solicitation.
(a) From and after the date hereof until the Termination Date, each Holder agrees that it shall not, directly or indirectly, initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal. Each Holder agrees that it shall cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its Representatives to continue, any and all existing activities, discussion or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal.
(b) Notwithstanding the foregoing, to the extent that the Company is permitted to engage in any of the restricted activities set forth in Section 4.03(a) pursuant to Sections 6.02 or 6.03 of the Merger Agreement, Holder and its controlled Affiliates may participate in such restricted activities, provided that such action by such Holder and its controlled Affiliates would be permitted to be taken by the Company pursuant to Sections 6.02 or 6.03 of the Merger Agreement.
Section 4.04 Stock Dividends, etc. If between the date of this Agreement and the Effective Time the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares,” “New Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.
Section 4.05 Waiver of Appraisal Rights. Each Holder hereby irrevocably and unconditionally waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under Applicable Law.
Section 4.06 Disclosure. The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable law, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement after providing each Holder with a reasonable opportunity to review and approve
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(such approval not to be unreasonably withheld, conditioned or delayed) such publication or disclosure prior to any such publication or disclosure. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Authority Parent’s identity and the nature of Parent’s obligations under this Agreement. Parent will not make any other disclosures regarding any Holder in any press release or otherwise without the prior written consent of such Holder (such approval not to be unreasonably withheld, conditioned or delayed).
Section 4.07 Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action in his or her capacity as a director, officer or employee of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement. However, for the avoidance of doubt, an Adverse Recommendation Change shall not relieve any such Holder of any obligation hereunder with respect to the Shares beneficially owned by such Holder or any New Shares.
Section 4.08 Additional Owned Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement. Each Holder agrees that any shares of Company Common Stock that such Holder purchases or with respect to which such Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date, including shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by such Holder that are convertible into, or exercisable or exchangeable for, shares of Company Common Stock (such Holder’s “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Owned Shares on the date hereof.
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ARTICLE V

General Provisions
Section 5.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows:
If to Parent, to:
Jack in the Box, Inc.
9357 Spectrum Center Blvd.
San Diego, California 92123
Attention:	Sarah Super, Senior Vice President, Chief Legal & Risk Officer and Corporate Secretary
Email:	Sarah.Super@jackinthebox.com

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067
Attention:	Jonathan K. Layne; Andrew Friedman
Facsimile No.:	310-552-7053; 310-552-7067
Email:	JLayne@gibsondunn.com; AFriedman@gibsondunn.com

If to any Holder, to:

The address set forth next to such Holder on Schedule A

with a copy (which will not constitute notice) to:

McDermott Will & Emery LLP
444 West Lake Street
Suite 4000
Chicago, IL 60606
Attention:	Scott Williams; Eric Orsic
Facsimile No.:	1-312-984-7700
Email:	swilliams@mwe.com; eorsic@mwe.com
Section 5.02 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 5.03 Assignment. This Agreement may not be assigned by operation of law or otherwise except (a) by any Holder, (i) with the prior written consent of Parent or (ii) to a transferee of Holder’s Shares in accordance with Section 4.02, or (b) by Parent, (i) to any of its Affiliates, or (ii) with the prior written consent of a majority (in terms
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of aggregate voting power) of the Subject Shares of the Holders; provided, that, in the case of clauses (a) and (b), any such assignment will not relieve the assigning party of its obligations under this Agreement. Any assignment in contravention of the preceding sentence shall be null and void ab initio.
Section 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedule hereto) constitutes the entire agreement and supersedes all prior representations, conditions, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies.
Section 5.05 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.
Section 5.06 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
Section 5.07 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
Section 5.08 Jurisdiction; Service of Process. The parties hereto agree that any action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of each such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby irrevocably waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 5.01 or in any other manner permitted by law.
Section 5.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.
Section 5.10 Specific Performance.
(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action without the posting of a bond or
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undertaking, and (ii) the parties hereto shall, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement, including any requirement for the securing or posting of any bond in connection with such remedy.
(b) Notwithstanding the parties’ rights to specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages. Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
Section 5.11 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the Effective Time. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.
Section 5.12 Expenses. Except as set forth herein or the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby.
Section 5.13 Further Assurances. Each Holder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement and the Merger Agreement.
Section 5.14 Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the Company Board or a committee thereof having effected an Adverse Recommendation Change, (d) the entry into or effectiveness of amendment, modification or waiver of the Merger Agreement that (i) reduces the amount or changes the form of the Per Share Merger Consideration or (ii) extends the End Date beyond October 31, 2022 and (e) with respect to any Holder, the mutual written agreement of such Holder and Parent (the date on which termination would occur pursuant to any of the foregoing clauses (a) through (e), the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any intentional and material breach of this Agreement prior to such Termination Date; provided, that the provisions set forth in Article V shall survive the termination of this Agreement.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.
JACK IN THE BOX INC.

By:	/s/ Darin Harris
Name:	Darin Harris
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]
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HOLDERS:

Belfer Investment Partners LP

By: Belfer Management LLC, its General Partner

By:	/s/ Laurence Belfer
Name:	Laurence Belfer
Title:	Manager

Lime Partners LLC

By:	/s/ Eileen Aptman
Name:	Eileen Aptman
Title:	Manager
[Signature Page to Voting Agreement]
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SCHEDULE A
Holder Name	Holder Address	Owned Shares	Shares Issuable Upon Exercise or Conversion of Options and RSUs
Belfer Investment Partners LP	767 5th Avenue - 46th Floor New York, New York 10153	2,248,487	0
Lime Partners LLC	767 5th Avenue - 46th Floor New York, New York 10153	1,286,612	0
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66745-S41006

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEL TACO RESTAURANTS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D66746-S41006

Del Taco Restaurants, Inc.
Special Meeting of Stockholders
March 7, 2022, 9:00 A.M. Pacific Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DEL TACO RESTAURANTS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 7, 2022

The undersigned hereby appoints Steven L. Brake and Jack T. Tang and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of Del Taco Restaurants, Inc. the undersigned is entitled to vote at the Special Meeting of Stockholders of Del Taco Restaurants, Inc. to be held on March 7, 2022 and at any adjournment(s) and postponement(s) thereof, in the manner specified on this proxy and as fully as the undersigned could do if personally present at the meeting. Receipt of a separate notice of special meeting and proxy statement is acknowledged by return of this proxy or by voting via telephone or internet in accordance with the instructions on the other side of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side